UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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IMATION CORP.

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IMATION CORP.
1099 Helmo Ave. N., Suite 250
Oakdale, Minnesota 55128

January 10, 2017

Dear Imation Corp. Stockholders:

A special meeting (the “Special Meeting”) of the stockholders of Imation Corp. (“Imation”) will be held on January 31, 2017 at 10:00 a.m. local time at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166-4193.

At the Special Meeting, you will be asked to consider and vote upon the following proposals:

1.	To approve the issuance of up to 15,000,000 shares of common stock to Clinton Group, Inc. (“Clinton”) pursuant to the Subscription Agreement, by and between Imation and Clinton, dated November 22, 2016, as is more fully described in the enclosed Proxy Statement (the “Capacity Shares Issuance Proposal”);
2.	To approve an amendment to Imation’s Restated Certificate of Incorporation to effect, at the discretion of Imation’s Board of Directors (the “Board”) and at any time prior to January 31, 2018, (i) a reverse stock split of Imation’s common stock using a ratio, to be established by the Board in its sole discretion, within a range of 1:2 to 1:20 and (ii) a reduction of the number of authorized shares of Imation’s common stock in a corresponding proportion (the “Reverse Stock Split Proposal”);
3.	To adjourn the Special Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the “Adjournment Proposal”, and together with the Capacity Shares Issuance Proposal and the Reverse Stock Split Proposal, the “Proposals”); and
4.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

In connection with the Board’s approval of the Capacity Shares Issuance Proposal and recommendation that our stockholders approve the Capacity Shares Issuance Proposal, Mr. Joseph A. De Perio recused himself from all discussions, deliberations and proceedings related to such approval and recommendation due to his interest in the transactions contemplated by the Capacity Shares Issuance Proposal as a Senior Portfolio Manager of Clinton.

The enclosed Notice of Special Meeting and Proxy Statement explain the Proposals and provide specific information concerning the Special Meeting. Please read these materials (including the annexes) carefully.

The transactions contemplated by the Capacity Shares Issuance Proposal provide us with the ability to grow an asset management business. Imation has recently undergone a period of significant changes which have led to this growth opportunity. Beginning with the proxy contest in connection with our annual meeting of stockholders in 2015 and continuing through the first quarter of 2016, Imation underwent a restructuring plan led by our management, our Board and its Strategic Alternatives Committee which was designed to develop strategies for stockholder value creation and ways to deploy our excess capital following the winding down of our legacy businesses. Today, Imation operates a global enterprise data storage business with an emerging enterprise-class, private cloud sync and share product line in Nexsan Corporation and its subsidiaries. Further to our continued strategic development, our Board approved a plan to establish an investment adviser as a wholly-owned subsidiary which we plan to utilize to further facilitate Imation’s asset management business. As described in greater detail in the enclosed Proxy Statement, we have determined that the transactions contemplated by the Capacity Shares Issuance Proposal will enable us to work towards the goal of developing a differentiated approach to the asset management business by affording investors access to quantitative equity strategies and allowing Imation to quickly and efficiently scale its asset management

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business. These approaches will enable us to realize our goal to create significant long-term stockholder value by building a sustainable and profitable business.

Your vote is very important, regardless of the number of shares you own. Only stockholders who owned shares of Imation’s common stock at the close of business on January 6, 2017, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. To vote your shares, you may return your proxy card, submit a proxy via the Internet or by telephone or attend the Special Meeting and vote in person. Even if you plan to attend the Special Meeting, we urge you to promptly submit a proxy for your shares via the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card.

We hope you share our enthusiasm for the path forward of Imation. On behalf of the Board, thank you for your continued support.

Very truly yours,

/s/ Robert B. Fernander
Robert B. Fernander
Interim Chief Executive Officer

IMATION CORP.
1099 Helmo Ave. N., Suite 250
Oakdale, Minnesota 55128

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 31, 2017

To the Stockholders of Imation Corp.:

A special meeting (the “Special Meeting”) of the stockholders of Imation Corp., a Delaware corporation (“Imation”), will be held on January 31, 2017 at 10:00 a.m. local time at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166-4193, to consider and vote upon the following proposals:

1.	To approve the issuance of up to 15,000,000 shares common stock (the “Capacity Shares Issuance”) to Clinton Group, Inc. (“Clinton”) pursuant to the Subscription Agreement, by and between Imation and Clinton, dated November 22, 2016, as is more fully described in the enclosed Proxy Statement (the “Capacity Shares Issuance Proposal”);
2.	To approve an amendment to Imation’s Restated Certificate of Incorporation to effect, at the discretion of Imation’s Board of Directors (the “Board”) and at any time prior to January 31, 2018, (i) a reverse stock split of Imation’s common stock using a ratio, to be established by the Board in its sole discretion, within a range of 1:2 to 1:20 and (ii) a reduction of the number of authorized shares of Imation’s common stock in a corresponding proportion (the “Reverse Stock Split Proposal”);
3.	To adjourn the Special Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the “Adjournment Proposal”, and together with the Capacity Shares Issuance Proposal and the Reverse Stock Split Proposal, the “Proposals”); and
4.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

Imation’s Board has fixed January 6, 2017 as the record date for determining the stockholders entitled to notice of and to vote at the meeting.

Imation’s common stock is listed on the New York Stock Exchange (the “NYSE”) and is subject to the rules set forth in the NYSE Listed Company Manual (the “NYSE Rules”). Section 312 of the NYSE Rules (“NYSE Rule 312”) requires stockholder approval prior to the issuance of common stock: (1) to a “related party” or any company or entity in which a “related party” has a substantial or direct or indirect interest (as defined in NYSE Rule 312) if the number of shares of common stock to be issued exceeds either 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance; (2) if the number of shares of common stock to be issued equals or exceeds 20% of the number of shares of common stock outstanding prior to the issuance or if the number of votes entitled to be cast by such shares of common stock equals or exceeds 20% of the voting power outstanding prior to the issuance; or (3) if the issuance will result in a change of control for purposes of NYSE Rule 312. Because the Capacity Shares Issuance will constitute a transaction described in these three applicable criteria of NYSE Rule 312, Imation stockholders are being asked to approve the Capacity Shares Issuance Proposal.

Approval of the Capacity Shares Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of Imation’s common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting (excluding those shares held by Clinton, its employees and affiliates). Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Imation’s common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. The affirmative vote of a majority of Imation’s common stock outstanding as of the record date will be required to approve the Reverse Stock Split Proposal.

Enclosed is the proxy statement, which contains important information about the Special Meeting and the Proposals. Please read it carefully and vote your shares at the Special Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

In connection with the Board’s approval of the Capacity Shares Issuance Proposal and recommendation that our stockholders approve the Capacity Shares Issuance Proposal, Mr. Joseph A. De Perio recused himself from all discussions, deliberations and proceedings related to such approval and recommendation due to his interest in the transactions contemplated by the Capacity Shares Issuance Proposal as a Senior Portfolio Manager of Clinton.

By Order of the Board of Directors,

/s/ Tavis J. Morello
Tavis J. Morello
General Counsel and Corporate Secretary

Oakdale, Minnesota
January 10, 2017

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Special Meeting. You may also cast your vote in person at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the Special Meeting by obtaining a proxy from your brokerage firm or bank. If you do not vote by virtue of not being present in person or by proxy at the Special Meeting, your shares will not be counted for purposes of determining the existence of a quorum. Abstentions will be counted for the purpose of determining the existence of a quorum. Abstentions will have the effect of a vote against the Capacity Shares Issuance Proposal and the Adjournment Proposal and failures to vote and broker non-votes will have no effect. Failures to vote, abstentions and broker non-votes will have the effect of a vote against the Reverse Stock Split Proposal.

IF YOU SUBMIT YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on January 31, 2017: This notice of meeting and the accompanying proxy statement are available at www.proxyvote.com.

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IMATION CORP.
1099 Helmo Ave. N., Suite 250
Oakdale, Minnesota 55128

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Imation Corp. (hereinafter “we,” “us,” “our,” the “Company” or “Imation”) for use at a special meeting of the stockholders of Imation to be held on January 31, 2017 (the “Special Meeting”) at 10:00 a.m. local time at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166-4193, and any postponements or adjournments thereof. This Proxy Statement was first made available to stockholders on or about January 10, 2017.

At the Special Meeting, our stockholders will consider and vote upon the following proposals:

1.	To approve the issuance of up to 15,000,000 shares of common stock (the “Capacity Shares Issuance”) to Clinton Group, Inc. (“Clinton”) pursuant to the Subscription Agreement, by and between Imation and Clinton, dated November 22, 2016 (as amended, the “Subscription Agreement”), as is more fully described in the enclosed Proxy Statement (the “Capacity Shares Issuance Proposal”);
2.	To approve an amendment to Imation’s Restated Certificate of Incorporation to effect, at the discretion of Imation’s Board of Directors (the “Board”) and at any time prior to January 31, 2018, (i) a reverse stock split of Imation’s common stock using a ratio, to be established by the Board in its sole discretion, within a range of 1:2 to 1:20 (the “Reverse Stock Split”) and (ii) a reduction of the number of authorized shares of Imation’s common stock in a corresponding proportion (the “Reverse Stock Split Proposal”);
3.	To adjourn the Special Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the “Adjournment Proposal”, and together with the Capacity Shares Issuance Proposal and the Reverse Stock Split Proposal, the “Proposals”); and
4.	To transact such other business as may properly come before the meeting and any postponements or adjournments thereof.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

The transactions contemplated by the Capacity Shares Issuance Proposal provide us with the ability to grow an asset management business. Imation has recently undergone a period of significant changes which have led to this growth opportunity. Beginning with the proxy contest in connection with our annual meeting of stockholders in 2015 and continuing through the first quarter of 2016, Imation underwent a restructuring plan led by our management, our Board and its Strategic Alternatives Committee which was designed to develop strategies for stockholder value creation and ways to deploy our excess capital following the winding down of our legacy businesses. Today, Imation operates a global enterprise data storage business with an emerging enterprise-class, private cloud sync and share product line in Nexsan Corporation and its subsidiaries (“Nexsan”). Further to our continued strategic development, our Board approved a plan to establish an investment adviser as a wholly-owned subsidiary, which we have launched as GlassBridge Asset Management, LLC (“GlassBridge”), which we plan to utilize to further facilitate Imation’s asset management business. As described in greater detail herein, we have determined that the transactions contemplated by the Capacity Shares Issuance Proposal will enable us to work towards the goal of developing a differentiated approach to the asset management business by affording investors access to quantitative equity strategies and allowing

Imation to quickly and efficiently scale its asset management business. These approaches will enable us to realize our goal to create significant long-term stockholder value by building a sustainable and profitable business.

Only stockholders of record as of January 6, 2017 (the “Record Date”) will be entitled to vote at the Special Meeting and any postponements or adjournments thereof. As of the Record Date, 37,238,731 shares of our common stock, par value $0.01 per share, were outstanding and eligible to be voted. The holders of common stock are entitled to one vote per share on any proposal presented at the Special Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the Special Meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of a written revocation or a later executed proxy to the Secretary of the Company or by attending the Special Meeting and voting in person by written ballot.

Imation’s common stock is listed on the New York Stock Exchange (the “NYSE”) and is subject to the rules set forth in the NYSE Listed Company Manual (the “NYSE Rules”). Section 312 of the NYSE Rules (“NYSE Rule 312”) requires stockholder approval prior to the issuance of common stock: (1) to a “related party” or any company or entity in which a “related party” has a substantial or direct or indirect interest (as defined in NYSE Rule 312) if the number of shares of common stock to be issued exceeds either 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance; (2) if the number of shares of common stock to be issued equals or exceeds 20% of the number of shares of common stock outstanding prior to the issuance or if the number of votes entitled to be cast by such shares of common stock equals or exceeds 20% of the voting power outstanding prior to the issuance; or (3) if the issuance will result in a change of control for purposes of NYSE Rule 312. Because the Capacity Shares Issuance will constitute a transaction described in these three applicable criteria of NYSE Rule 312, Imation stockholders are being asked to approve the Capacity Shares Issuance Proposal.

The costs of preparing, assembling and mailing this Proxy Statement and the other material enclosed and all clerical and other expenses of solicitation will be paid by Imation. In addition to the solicitation of proxies by mailing, directors, officers and employees of Imation, without receiving additional compensation, may solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. Imation also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such custodians and will reimburse such custodians for their expenses in forwarding soliciting materials.

Approval of the Capacity Shares Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of Imation’s common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting (excluding those shares held by Clinton, its employees and affiliates). Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Imation’s common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. The affirmative vote of a majority of Imation’s common stock outstanding as of the record date will be required to approve the Reverse Stock Split Proposal.

This proxy statement contains important information about the Special Meeting and the Proposals. Please read it carefully (including the annexes) and vote your shares at the Special Meeting.

This proxy statement is dated January 10, 2017 and is first being mailed to stockholders on or about that date.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE PROPOSALS

The following are some questions that you, as a stockholder of the Company, may have regarding the Special Meeting and the Proposals and brief answers to such questions. We urge you to carefully read this entire Proxy Statement, the annexes to this Proxy Statement and the documents referred to in this Proxy Statement because the information in this section does not provide all the information that may be important to you as a stockholder of the Company with respect to the Proposals. See “Where You Can Find More Information.”

THE SPECIAL MEETING

Q.	When and where will the Special Meeting take place?
A.	The Special Meeting will be held on January 31, 2017 at 10:00 a.m. local time at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166-4193.
Q.	What is the purpose of the Special Meeting?
A.	At the Special Meeting, you will be asked to vote upon: (1) the Capacity Shares Issuance Proposal, (2) the Reverse Stock Split Proposal, (3) the Adjournment Proposal and (4) such other business as may properly come before the Special Meeting and any postponements or adjournments of the Special Meeting.
Q.	What is the Record Date for the Special Meeting?
A.	Holders of our common stock as of the close of business on January 6, 2017, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments of the Special Meeting.
Q.	What is the quorum required for the Special Meeting?
A.	The representation in person or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.
Q.	What vote is required to approve the Proposals to be voted upon at the Special Meeting?
A.	Approval of the Capacity Shares Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of Imation’s common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting (excluding those shares held by Clinton, its employees and affiliates). Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Imation’s common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. The affirmative vote of a majority of Imation’s common stock outstanding as of the record date will be required to approve the Reverse Stock Split Proposal.
Q.	What are my voting choices?
A.	You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on any Proposal to be voted on at the special meeting. Your shares will be voted as you specifically instruct. If you sign your proxy or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board and in the discretion of the proxy holders on any other matters that properly come before the meeting.
Q.	What are the effects of not voting or abstaining? What are the effects of broker non-votes?
A.	If you do not vote by virtue of not being present in person or by proxy at the Special Meeting, your shares will not be counted for purposes of determining the existence of a quorum. Abstentions will be counted for the purpose of determining the existence of a quorum. Abstentions will have the effect of a vote “AGAINST” the Capacity Shares Issuance Proposal and the Adjournment Proposal and failures to vote and broker non-votes will have no effect. Failures to vote, abstentions and broker non-votes will have the effect of a vote “AGAINST” the Reverse Stock Split Proposal.

Q.	What does it mean if I received more than one proxy card?
A.	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.
Q.	How do I vote?
A.	If you are a registered stockholder (i.e., you hold your shares in your own name through our transfer agent and not through a broker, bank or other nominee that holds shares for your account in “street name”), you may vote by proxy via the Internet, by telephone, or by mail by following the instructions provided on the proxy card. Proxies submitted by telephone or through the Internet must be received by 11:59 P.M. New York City time on January 30, 2017. Please see the proxy card provided to you for instructions on how to submit your proxy by telephone or the Internet. Stockholders of record who attend the Special Meeting may vote in person by obtaining a ballot from the inspector of elections.

If you are a beneficial owner of shares (i.e., your shares are held in the name of a brokerage firm, bank or a trustee), you may vote by proxy by following the instructions provided in the vote instruction form or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote in person at the Special Meeting, you must obtain a legal proxy from the brokerage firm, bank or other nominee that holds your shares.

Q.	Can I change my vote after I have mailed my proxy card?
A.	Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways: (1) you may submit another properly completed proxy with a later date; (2) you may send a written notice that you are revoking your proxy to Imation Corp., 1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128, Attn: Corporate Secretary; or (3) you may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy. If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by them.
Q.	Am I entitled to appraisal rights?
A.	No. You will have no right under Delaware law to seek appraisal of your shares of our common stock in connection with the Proposals.
Q.	Where can I find the results of the voting?
A.	We intend to announce preliminary voting results at the Special Meeting and will publish final results through a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (“SEC”) within four business days after the Special Meeting.
Q.	Who will pay for the cost of soliciting proxies?
A.	We will pay for the cost of soliciting proxies. We have engaged Okapi Partners LLC (“Okapi”) to assist us in soliciting proxies in connection with the Special Meeting, and have agreed to pay them approximately $40,000, plus their expenses for providing such services. Our directors, officers and other employees, without additional compensation, may solicit proxies personally, in writing, by telephone, by email or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of common stock or preferred stock held of record by them.
Q.	What is “householding” and how does it affect me?
A.	In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one copy of this proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement may request a copy by contacting the bank, broker or other holder of record, or by sending a written request to: Investor Relations, Imation Corp.,

1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota or by telephone at (651) 704-4311. The voting instruction form sent to a street-name stockholder should provide information on how to request (1) householding of future company materials or (2) separate materials if only one set of documents is being sent to a household. A stockholder who would like to make one of these requests should contact us as indicated above.
Q.	Can I obtain an electronic copy of the proxy materials?
A.	Yes, this proxy statement, the accompanying notice of the Special Meeting and the proxy card are available on the Internet at www.proxyvote.com.
Q.	What happens if the Special Meeting is adjourned or postponed?
A.	In the event of any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies, Company stockholders who have already sent in their proxies will continue to have the right to revoke them at any time prior to their use.
Q.	Who can help answer my other questions?
A.	If you have more questions about the Proposals or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact Investor Relations, Imation Corp., 1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128, telephone number (651) 704-4311.

CAPACITY SHARES ISSUANCE PROPOSAL

Q.	What is the background of the Capacity Shares Issuance Proposal, and how does it fit into Imation’s corporate strategy?
A.	Imation has recently undergone a period of significant changes which have positioned the Company to develop and grow an asset management business. Beginning with the proxy contest in connection with the annual meeting of stockholders in 2015 and continuing through the first quarter of 2016, Imation underwent a restructuring plan led by its management, the Board and its Strategic Alternatives Committee. Over the past 15 months, Imation’s evolution has included a re-composition of the Board, the elimination of money losing businesses, the harvesting of capital from non-core assets and changes in the compensation structures of the Board and management. Imation now operates a global enterprise data storage business with an emerging enterprise-class, private cloud sync and share product line in Nexsan. Throughout this period, Imation has achieved significant improvements, including:
•	gross margins in our Nexsan business have significantly increased;
•	total selling, general and administrative expenses for Imation have been greatly reduced;
•	the cessation of the long-term licensing agreement with TDK Corporation led to the retirement of over 6.7 million shares of Imation common stock; and
•	the sale or divestment of non-core assets and operations has produced significant cash.

This period saw the Board, management and the Strategic Alternatives Committee developing and exploring strategies and alternatives to create stockholder value by deploying Imation’s excess capital following the winding down of Imation’s legacy businesses. In furtherance of this goal and in line with Imation’s continued strategic development, the Board approved a plan to establish an investment adviser as a wholly-owned subsidiary, which Imation is launching as GlassBridge. Imation intends to conduct its asset management and deploy its excess cash through this subsidiary. In addition, the previously announced transaction between Imation and NXSN Acquisition Corp. (“NXSN”) pursuant to which Imation will contribute Nexsan and Connected Data, Inc. to NXSN in exchange for convertible debt and 50% of the common stock of NXSN (the “Nexsan Transaction”), is a strategic final step in Imation’s restructuring plan. The Nexsan Transaction provides for third-party investment in the Nexsan business to enhance its growth and support its recent product developments such as the UNITYTM product line. This investment provides value for Imation stockholders by eliminating Imation’s need to make this investment in Nexsan while preserving the potential for equity value upside from Nexsan’s ongoing development and market penetration. In this stage of Imation’s development, we have structured the transactions contemplated by the Capacity Shares Issuance Proposal with the goal of enabling us to develop a differentiated approach to the asset management business by affording investors access to quantitative equity strategies and allowing Imation to quickly and efficiently scale its asset management business.

Q.	Why is Imation a beneficial platform from which to grow an asset management business?
A.	We believe that Imation’s status as a public reporting company is an ideal platform from which to grow an asset management business. The existing reporting, compliance and other regulatory requirements to which Imation is subject provide transparency which is intended to provide investors with insight, scrutiny and comfort. In addition, Imation’s excess cash provides the potential to seed new investment strategies and effectuate accretive acquisitions.
Q.	What is GlassBridge’s strategy?
A.	GlassBridge’s strategy is two-fold. First, GlassBridge is proposing to enter into a Capacity and Services Agreement with Clinton, as described below, to provide GlassBridge with significant immediate advantages. Through this agreement, we intend to use algorithms and other quantitative strategies with the goal of achieving consistent, competitive risk-adjusted returns for GlassBridge’s investors. In addition, we intend to build our own independent organizational foundation while leveraging Clinton’s capabilities and infrastructures. The capacity and services to be received from Clinton, most notably Clinton’s quantitative equity strategy, are central to this strategy and are described under the heading “Proposal No. 1: The Capacity Shares Issuance Proposal—Background of the Capacity Shares Issuance Proposal.” While we intend for GlassBridge to primarily engage in the management of third-party assets, it may opportunistically make proprietary investments from time to time. Second, we believe that the alternative asset management business is at an inflection point on which we intend to capitalize. The asset management business has been dominated by a small number of large asset managers. Additionally, as many firms have unwound, a plethora of investment talent is available to be acquired. We believe that many smaller, sub-scale asset managers would benefit from an external solution to multiple challenges, which include increased compliance costs, a lack of a dedicated marketing staff and a general investor preference to allocate to a larger asset manager with a more robust infrastructure. We believe that GlassBridge can provide a centralized solution to these smaller asset managers’ needs in infrastructure, compliance and marketing support, as well as introduce significant operational and structural efficiencies and be in a position to make strategic acquisitions.
Q.	Who is Clinton?
A.	Clinton is a diversified asset management firm, founded in 1991, that invests globally across multiple alternative investment strategies. Additionally, Clinton is an investment adviser registered with the SEC and a stockholder of the Company. We believe that by partnering with Clinton and leveraging Clinton’s proven technology driven strategy, GlassBridge will be able to bypass traditional seeding models, which typically include a lengthy roll out and substantial costs.
Q.	What are the terms of the transactions contemplated by the Capacity Shares Issuance Proposal?
A.	On November 22, 2016, we entered into the Subscription Agreement with Clinton pursuant to which we have agreed, subject to the satisfaction of certain conditions, including the approval of our stockholders, to issue to Clinton 12,500,000 shares of our common stock, plus, potentially, an additional 2,500,000 shares of common stock at a subsequent closing date upon the satisfaction of certain additional conditions, in exchange for Clinton’s agreement to provide certain investment advisory and related services to GlassBridge in accordance with the terms and conditions of a Capacity and Services Agreement to be entered into with Clinton and GlassBridge (the “Capacity and Services Agreement”) on the initial closing date of the transactions contemplated by the Subscription Agreement (the “Initial Closing Date”).

The Capacity and Services Agreement provides that, for a period of five years from the Initial Closing Date (the “Initial Term”), GlassBridge may place under Clinton’s management cash, to be held in a private investment fund or similar investment vehicle sponsored by GlassBridge or a managed account established by GlassBridge, to be managed by Clinton on a discretionary basis, subject to GlassBridge’s supervision, using Clinton’s quantitative equity strategy, split evenly between long and short, with a leverage ratio not to exceed five times on either side of such split. Under the terms of the Capacity and Services Agreement, the amount placed under Clinton’s management may not exceed $1 billion (the “Capacity”), subject to certain adjustments. The cash to be placed under Clinton’s management will primarily come from prospective third-party investors.

As described above, we have agreed to issue to Clinton as consideration 12,500,000 shares of common stock on the Initial Closing Date. At the option of our Board, we may increase the Capacity by any amount up to an additional $500 million for a maximum Capacity of up to $1.5 billion (the “Capacity Expansion”). In the event we increase the Capacity by any amount beyond $1 billion, we have agreed to issue an additional 2,500,000 shares of common stock to Clinton. Clinton has agreed to certain lock-up restrictions with respect to the shares to be issued under the Subscription Agreement. At the option of our Board, we may extend the Initial Term under the Capacity and Services Agreement for two subsequent one-year periods (each, a “Capacity Extension”). In such event, we have agreed to pay Clinton $1.75 million for the first Capacity Extension (or $2.5 million if we have previously opted for the Capacity Expansion) and an additional $1.75 million for the second Capacity Extension (or $2.5 million if we have previously opted for the Capacity Expansion), or a maximum of $5 million in the aggregate. The transactions contemplated by the Capacity Shares Issuance Proposal are subject to other important terms and conditions, as described under the heading “Proposal No. 1: The Capacity Shares Issuance Proposal—Background of the Capacity Shares Issuance Proposal.”

Q.	What was the process by which Imation evaluated the transactions contemplated by the Capacity Shares Issuance Proposal?
A.	Our Board formed a special committee (the “Special Committee”) of independent members of the Board, consisting of directors who are not directly or indirectly affiliated with Clinton and who are not members of our management. The members of the Special Committee are Alex Spiro, who serves as its Chair, Tracy McKibben, Donald H. Putnam and Robert Searing. The Special Committee reviewed and evaluated the transactions contemplated by the Subscription Agreement, the Capacity and Services Agreement and the Registration Rights Agreement (as defined herein) (collectively, the “Transaction Documents”). The Special Committee also considered whether there were alternatives to the transactions contemplated by the Transaction Documents that would be in the best interests of the Company. The Special Committee engaged separate legal counsel and Stifel Financial Corp. and Cypress Partners LLC (“Cypress”) to serve as its financial advisors.
Q.	Did the Special Committee receive a fairness opinion?
A.	Yes. Cypress initially delivered its opinion to the Special Committee on October 18, 2016 that, as of that date, and based upon and subject to the assumptions, procedures, matters and limitations set forth therein, the consideration to be paid by Imation pursuant to the Transactions documents is fair, from a financial point of view, to Imation. Cypress confirmed its opinion on November 21, 2016. The full text of the written opinion of Cypress, dated November 21, 2016, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex Bto this proxy statement. See the heading “Proposal No. 1: The Capacity Shares Issuance Proposal — Opinion of the Special Committee’s Financial Advisor” for important information about Cypress’ opinion. The Special Committee determined that the transactions contemplated by the Transaction Documents are fair, just and reasonable to, and in the best interests of, the Company and recommended to the Board that it approve the Company’s entry into the Transaction Documents.

Q.	Do the Board and management believe that the transactions contemplated by the Capacity Shares Issuance Proposal are valuable for Imation’s stockholders?
A.	Yes. The Board and management believe that the transactions contemplated by the Capacity Shares Issuance Proposal will allow Imation to develop and grow its asset management business at the closing of such transactions without the need for a lengthy period to roll out the business and with less capital investment than would be required in the absence of the transactions contemplated by the Capacity Shares Issuance Proposal. When taking the costs into consideration, the Board and management believe that the capacity and services Imation will receive exceed the value of the Capacity Shares. The Board and management believe that the transactions contemplated by the Capacity Shares Issuance Proposal therefore provide value to Imation’s stockholders, and put Imation on track for sustainable growth.
Q.	Should I vote for the Capacity Shares Issuance Proposal?
A.	The Board believes stockholders will benefit from Imation consummating the transactions contemplated by the Subscription Agreement. Approval of the Capacity Shares Issuance Proposal would provide GlassBridge with the opportunity to receive certain investment capacity and services in accordance with the terms and conditions of the Capacity and Services Agreement described under the heading “Proposal No. 1: The Capacity Shares Issuance Proposal — Background of the Capacity Shares Issuance Proposal.” The Board believes this will enable the Company to develop a differentiated approach to the asset management business by affording investors access to quantitative equity strategies and allowing Imation to quickly and efficiently scale its asset management business. The Board believes that this approach will help enable us to realize our goal to create significant long-term stockholder value by building what we expect to be a sustainable and profitable business. As a result, the Board recommends that you vote in favor of the Capacity Shares Issuance Proposal.
Q.	What will happen if the Capacity Shares Issuance is approved by our stockholders?
A.	If the Capacity Shares Issuance is authorized by the requisite stockholder vote and the other conditions to the consummation of the Capacity Shares Issuance are satisfied or waived, Imation would issue 12,500,000 shares of common stock, plus, potentially, an additional 2,500,000 shares of common stock at a subsequent closing date, if any, subject to the conditions described under the heading “Proposal No. 1: The Capacity Shares Issuance Proposal — Background of the Capacity Shares Issuance Proposal,” to Clinton in exchange for Clinton’s agreement to provide certain investment capacity and services to GlassBridge in accordance with the terms and conditions of the Capacity and Services Agreement.
Q.	What will happen if the Capacity Shares Issuance is not approved?
A.	Pursuant to the terms of the Subscription Agreement, if we fail to obtain a stockholder vote in favor of the Capacity Shares Issuance Proposal, Imation will pay Clinton a break-up fee of $500,000. See “Proposal No. 1: The Capacity Shares Issuance Proposal — The Subscription Agreement.”
Q.	What are the risks associated with our asset management business and the transactions contemplated by the Capacity and Services Agreement?
A.	Our asset management business and the transactions contemplated by the Capacity and Services Agreement are subject to a number of risks and uncertainties, including the following:
•	our asset management business will depend in large part on our ability to raise capital from third party investors; if we are unable to raise capital from third party investors, we would be unable to collect management fees or deploy their capital into investments and potentially collect performance fees, which would adversely affect our ability to generate revenue and cash flow from this business;
•	poor performance of any investment funds we sponsor or accounts we manage, including, without limitation, any fund or account managed by Clinton under the Capacity and Services Agreement, would adversely affect our ability to generate revenue, income and cash flow, and could adversely affect our ability to raise capital for future investment funds and accounts;
•	the asset management business is intensely competitive;

•	the ability of Clinton to perform services under the Capacity and Services Agreement will depend on the efforts of its key personnel and the performance of its overall business; there is no guarantee that Clinton’s key personnel will remain available to devote sufficient time, or any time at all, to the performance of services under the Capacity and Services Agreement, or that Clinton’s business overall will not experience other adverse events; and if Clinton’s key personnel are not so available, or Clinton’s business experiences other adverse events, Clinton may not be able to perform adequately, or at all, the services it is required to perform under the Capacity and Services Agreement, and our business, prospects, financial condition and results of operations could be materially adversely affected;
•	difficult market and economic conditions, including, without limitation, changes in interest rates and volatile equity and credit markets, can adversely affect our asset management business in many ways, including by reducing the value or performance of the investments made by any investment funds we sponsor or accounts we manage, including, without limitation, any fund managed by Clinton under the Capacity and Services Agreement, and reducing our ability to raise or deploy capital, each of which could adversely affect our revenue, earnings and cash flow and adversely affect our financial prospects and condition;
•	any revenue, earnings, net income and cash flow attributable to our asset management business is likely to be highly variable, which may make it difficult for us to achieve steady earnings growth on a quarterly basis and may cause the price of shares of our common stock to decline and be volatile;
•	if we are unable to consummate or successfully integrate acquisitions of other asset managers, we may not be able to implement our growth strategy successfully;
•	the historical returns attributable to Clinton’s funds should not be considered as indicative of the future results of any funds we sponsor or accounts we manage or of our future results or of any returns expected on an investment in shares of our common stock;
•	any investment funds we sponsor or accounts we manage, including, without limitation, any fund or account managed by Clinton under the Capacity and Services Agreement, will make investments in companies that we do not control; and
•	investors in any investment funds we sponsor, including, without limitation, any fund managed by Clinton under the Capacity and Services Agreement, will be entitled to redeem their investments in these funds, and the investment management agreements we may enter into related to any separately managed accounts may permit the investor to terminate our management of such account on short notice, any of which events would have an adverse effect on our revenues.

REVERSE STOCK SPLIT PROPOSAL

Q.	Should I vote for the Reverse Stock Split Proposal?
A.	The Board believes the Reverse Stock Split Proposal is in the best interests of the Corporation because it could become necessary in the future for the Board to effect a Reverse Stock Split to enable the Company to be compliant with stock exchange listing requirements. For example, the NYSE Rules provide that a listed company could become subject to delisting if the average closing price of its stock over a consecutive 30-trading day period is less than $1.00. Enabling the Board to effect a Reverse Stock Split would afford the Board flexibility to increase Imation’s average per share closing price in an manner that could potentially remedy non-compliance with the stock exchange listing requirements. As a result, the Board recommends that you vote in favor of the Reverse Stock Split Proposal.
Q.	What effect will the Reverse Stock Split have on Imation’s issued and outstanding shares of common stock?
A.	If the Reverse Stock Split is approved by Imation’s stockholders, every two to twenty shares of common stock, as determined by the Board in the sole discretion, issued and outstanding on the effective date of the Reverse Stock Split will automatically be combined into one share of common stock and Imation’s authorized shares of common stock will be reduced by a corresponding proportion. If the Reverse Stock Split is effective, the number of Imation’s outstanding shares will be reduced proportionately to the selected reverse stock split ratio. The Reverse Stock Split will affect all holders of Imation’s common stock uniformly and will not affect any stockholder’s percentage ownership interest in Imation, except to the extent that the Reverse Stock Split would result in any holder of Imation’s common stock receiving fractional shares. Imation will not issue any fractional shares. Stockholders who would otherwise hold fractional shares as a result of the Reverse Stock Split will receive a cash payment in lieu of the issuance of any such fractional share in an amount per share equal to the closing price per share on the NYSE on the trading day immediately preceding the effective date of the Reverse Stock Split (as adjusted to give effect to the Reverse Stock Split), without interest. The Reverse Stock Split will not impact the market value of Imation as a whole, although the market value of Imation’s common stock may move up or down anytime after the Reverse Stock Split is effective.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Imation’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature. Forward-looking statements are based on the current beliefs and expectations of Imation management and are subject to known and unknown risks and uncertainties. There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Subscription Agreement or the transactions contemplated thereby and the inability to obtain Imation’s stockholder approval or the failure to satisfy other conditions to completion of the proposed transactions. These statements speak only as of the date of this proxy statement, and the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this proxy statement or to reflect the occurrence of any unanticipated events, except as required by law. The forward-looking statements in this proxy statement do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For further information regarding risks associated with our business, please refer to our filings with the SEC, including our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

THE SPECIAL MEETING

Time, Date and Place

The Special Meeting will be held on January 31, 2017 at 10:00 a.m. local time at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166-4193.

Proposals

At the Special Meeting, holders of shares of our common stock as of the Record Date will consider and vote upon:

•	the Capacity Shares Issuance Proposal;
•	the Reverse Stock Split Proposal;
•	the Adjournment Proposal; and
•	such other matters as may properly come before the Special Meeting and any postponements or adjournments thereof.

Descriptions of the Proposals are included in this Proxy Statement. A copy of the Subscription Agreement is attached as Annex A to this Proxy Statement. A copy of the form of amendment to Imation’s Restated Certificate of Incorporation is attached as Annex C to this Proxy Statement.

Required Vote

Proposal No. 1: The Capacity Shares Issuance Proposal

The approval of the Capacity Shares Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special meeting (excluding those shares held by Clinton, its employees and affiliates). You may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the effect of a vote “AGAINST” the Capacity Shares Issuance Proposal and failures to vote and broker non-votes will have no effect.

Proposal No. 2: The Reverse Stock Split Proposal

The approval of the Reverse Stock Split Proposal requires the affirmative vote of holders of a majority of shares of our common stock entitled to vote thereon. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Failures to vote, abstentions and broker non-votes will have the effect of a vote “AGAINST” the Reverse Stock Split Proposal.

Proposal No. 3: The Adjournment Proposal

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special meeting. You may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the effect of a vote “AGAINST” the Adjournment Proposal and failures to vote and broker non-votes will have no effect.

Recommendation of the Board

After careful consideration, our Board determined that the Proposals are desirable and in the best interests of Imation and its stockholders. Our Board recommends that you vote “FOR” each of the Proposals.

Record Date

Holders of our common stock as of the close of business on January 6, 2017, the Record Date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any postponements or adjournments of the Special Meeting. On the Record Date, there were 37,238,731 shares of common stock outstanding and entitled to vote at the Special Meeting and any postponements or adjournments of the Special Meeting; no other shares of capital stock were outstanding on such date.

Quorum and Voting

A quorum of stockholders is necessary to hold a valid meeting. Each share of common stock issued and outstanding on the Record Date is entitled to one vote. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Special Meeting. On the Record Date, there were 37,238,731 shares outstanding and entitled to vote. Accordingly, 18,619,366 shares must be represented by stockholders present at the Special Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Special Meeting.

Proxies; Revocation of Proxies

If you are unable to attend the Special Meeting, we urge you to submit your proxy by completing and returning the enclosed proxy card or vote your proxy via the Internet or by telephone. If your shares of common stock are held in “street name” (i.e., through a bank, broker or other nominee), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you elect to vote in person at the Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Special Meeting a legal proxy from the broker, bank or other nominee authorizing you to vote your shares of common stock.

Unless contrary instructions are indicated on the proxy card, all shares of common stock represented by valid proxies will be voted “FOR” the Proposals and will be voted at the discretion of the persons named as proxies in respect of such other business as may properly be brought before the Special Meeting. As of the date of this Proxy Statement, our Board knows of no other business that will be presented for consideration at the Special Meeting other than the Proposals.

You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.
•	You may send a written notice that you are revoking your proxy to Imation Corp., 1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128, Attn: Corporate Secretary.
•	You may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by them.

Broker Non-Votes

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the NYSE are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals. However, where a proposal is not “routine,” a broker who has received no instructions from its client generally does not have discretion to vote its client’s uninstructed shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares would not be considered entitled to vote on the proposal. Because each of the Capacity Shares Issuance Proposal and Reverse Stock Split Proposal is a non-routine matter, shares of our common stock as to which brokers have not received any voting instructions will not be permitted to vote on such proposals.

Solicitation of Proxies

This proxy solicitation is being made and paid for by Imation on behalf of its Board. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid any additional compensation for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of our common stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

If you have more questions about the Proposals or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact Investor Relations, Imation Corp., 1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128, telephone number (651) 704-4311.

PROPOSAL NO. 1: THE CAPACITY SHARES ISSUANCE PROPOSAL

The following discussion is a summary of the material terms of the Capacity Shares Issuance and the opinion of Cypress. We encourage you to read carefully and in its entirety the Subscription Agreement, which is attached to this Proxy Statement as Annex A, as it is the legal document that governs the Capacity Shares Issuance, as well as the opinion of Cypress, which is attached to this Proxy Statement as Annex B.

Purpose of the Proposal

The purpose of the Capacity Shares Issuance Proposal is to approve the Capacity Shares Issuance to Clinton pursuant to the Subscription Agreement described below.

Background of the Capacity Shares Issuance Proposal

On November 22, 2016, we entered into the Subscription Agreement with Clinton pursuant to which we have agreed, subject to the satisfaction of certain conditions including the approval of our stockholders, to issue 12,500,000 shares of our common stock, plus, potentially, an additional 2,500,000 shares of common stock at a subsequent closing date, if any, subject to the conditions described below, to Clinton in exchange for Clinton’s agreement to provide certain investment capacity and services to GlassBridge in accordance with the terms and conditions of the Capacity and Services Agreement described below. Clinton is a diversified asset management firm that invests globally across multiple alternative investment strategies, an investment adviser registered with the SEC and a stockholder of the Company. Joseph A. De Perio, the Non-Executive Chairman of our Board, is a Senior Portfolio Manager at Clinton. See “Questions and Answers About the Special Meeting and the Proposals — Capacity Shares Issuance Proposal” for more information on the background of, and risks relating to, the Capacity Shares Issuance Proposal and our asset management business.

On January 9, 2017 we amended the Subscription Agreement to incorporate a change in GlassBridge's name. Such amendment is included in Annex A to this Proxy Statement. Following the closing of the transactions contemplated by the Capacity Shares Issuance Proposal, we intend to undergo a corporate rebranding process, which may include changing the name of “Imation Corp.” in accordance with the General Corporation Law of the State of Delaware (the “DGCL”).

On the initial closing date of the transactions contemplated by the Subscription Agreement (the “Initial Closing Date”), we will enter into a Capacity and Services Agreement (the “Capacity and Services Agreement”) with Clinton and GlassBridge. The Capacity and Services Agreement provides that, for a period of five years from the Initial Closing Date (the “Initial Term”), GlassBridge may place under Clinton’s management cash, to be held in a private investment fund or similar investment vehicle sponsored by GlassBridge or a managed account established by GlassBridge, to be managed by Clinton on a discretionary basis, subject to GlassBridge’s supervision, using Clinton’s quantitative equity strategy, split evenly between long and short, with a leverage ratio not to exceed five times on either side of such split (the “Investment Management Services”). These characteristics of the Investment Management Services may be altered by agreement between Clinton and GlassBridge, subject to the approval of our Board.

Under the terms of the Capacity and Services Agreement, an amount not to exceed $1 billion (the “Capacity”) may be placed under Clinton’s management, which aggregate amount includes our investment in Clinton Lighthouse Equity Strategies Fund (Offshore), Ltd. (“Clinton Lighthouse”), subject to certain adjustments. The cash to be placed under Clinton’s management will primarily come from prospective third-party investors. As of January 1, 2017, we made $23.0 million in net capital contributions to Clinton Lighthouse, which is net of $12.0 million in redemptions from Clinton Lighthouse subsequent to our initial investment. Under the Capacity and Services Agreement, our investment in Clinton Lighthouse will not incur any fees following the Initial Closing Date. Our investment in Clinton Lighthouse may be redeemed by the Company in accordance with Clinton Lighthouse’s fund documents which provide for daily liquidity, subject to certain ordinary course restrictions. The amount of utilized Capacity will be based on the fair value of the amount invested, as calculated by a nationally-recognized third-party fund administrator and based on Clinton’s valuation policies and U.S. generally accepted accounting principles.

We have agreed to issue to Clinton, as consideration for the Capacity and Services (as defined below), 12,500,000 shares of common stock (the “Initial Capacity Shares”) on the Initial Closing Date, as adjusted for any stock splits, stock dividends, stock combinations, reclassifications or similar transactions, pursuant to, and subject to the terms and conditions of the Subscription Agreement. If desired and approved by our Board, we may increase the Capacity by any amount up to an additional $500 million for a maximum Capacity of up to $1.5 billion (the “Capacity Expansion”). In the event we increase the Capacity by any amount beyond $1 billion, we have agreed to issue an additional 2,500,000 shares of common stock to Clinton (the “Subsequent Capacity Shares” and together with the Initial Capacity Shares, the “Capacity Shares”), as adjusted for any stock splits, stock dividends, stock combinations, reclassifications or similar transactions, pursuant to, and subject to the terms and conditions of the Subscription Agreement, which would occur on a subsequent closing date (the “Subsequent Closing”).

Clinton has agreed to a three-year lock-up with respect to the Initial Capacity Shares and Subsequent Capacity Shares, if any, beginning on each of the Initial Closing Date and the date of the Subsequent Closing (the “Subsequent Closing Date”), respectively.

On the Initial Closing Date, we will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with Clinton relating to the registration of the resale of the Capacity Shares, which is described below.

In considering the transactions contemplated by the Subscription Agreement and the Capacity and Services Agreement, our Board formed a special committee (the “Special Committee”) of independent members of the Board, consisting of directors who are not directly or indirectly affiliated with Clinton and who are not members of our management. The members of the Special Committee are Alex Spiro, who serves as its Chair, Tracy McKibben, Donald H. Putnam and Robert Searing. The Special Committee was formed to (i) review and evaluate the terms and conditions and determine the advisability of the transactions contemplated by the Subscription Agreement, the Capacity and Services Agreement and the Registration Rights Agreement (collectively, the “Transaction Documents”), (ii) consider whether there were alternatives to the transactions contemplated by the Transaction Documents that would be in the best interests of the Company (each an “alternative transaction”), (iii) review and evaluate the terms and conditions and determine the advisability of any alternative transaction, (iv) if the Special Committee deemed it appropriate or advisable, negotiate the price, structure, form, terms and conditions of the transactions contemplated by the Transaction Documents or any alternative transaction, as well as any related agreements, (v) after obtaining full knowledge of the material facts, determine whether any such transaction is fair, just and reasonable to, and in the best interests of the Company; and (vi) if the Special Committee deemed it appropriate or advisable, recommend to the entire Board what action, if any, should be taken by the Company with respect to the transactions contemplated by the Transaction Documents or any alternative transaction. The Special Committee engaged separate legal counsel and Stifel Financial Corp. and Cypress to serve as its financial advisors. The Special Committee determined that the transactions contemplated by the Transaction Documents are fair, just and reasonable to, and in the best interests of, the Company and recommended to the Board that it approve the Company’s entry into the Transaction Documents.

Our Board approved the transactions contemplated by the Transaction Documents, subject to applicable stockholder approval. In making such approval and in reliance on the Company’s financial advisors, our Board determined that the transactions contemplated by the Transaction Documents will not be deemed to result in Clinton becoming an “Acquiring Person” or give rise to a “Triggering Event” or a “Distribution Date,” as such terms are defined in the 382 Rights Agreement, dated as of August 7, 2016 (the “382 Rights Agreement”), by and between the Company and Wells Fargo Bank, N.A. In reaching such determination, our Board determined that the transactions contemplated by the Transaction Documents will not, directly or indirectly, jeopardize or endanger the availability to the Company of the “Tax Benefits,” as such term is defined in the 382 Rights Agreement. We qualify the foregoing summary of the 382 Rights Agreement in its entirety by reference to the actual 382 Rights Agreement, a copy of which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 11, 2016 and is incorporated herein by reference.

The closing of the transactions contemplated by the Subscription Agreement on the Initial Closing Date (the “Initial Closing”) is subject to certain conditions described in the Subscription Agreement. At the Initial Closing, the Initial Capacity Shares will be issued and the Capacity and Services Agreement and Registration

Rights Agreement described below will be executed. The Subsequent Closing, if any, will be subject to, among other things, there having been no material adverse changes from the Initial Closing. These conditions include the following:

•	Stockholder Approval. Imation’s common stock is listed on the NYSE and is subject to the rules set forth in the NYSE Rules. NYSE Rule 312 requires stockholder approval prior to the issuance of common stock: (1) to a “related party” or any company or entity in which a “related party” has a substantial direct or indirect interest (as defined in NYSE Rule 312) if the number of shares of common stock to be issued exceeds either 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance; (2) if the number of shares of common stock to be issued equals or exceeds 20% of the number of shares of common stock outstanding prior to the issuance or if the number of votes entitled to be cast by such shares of common stock equals or exceeds 20% of the voting power outstanding prior to the issuance; or (3) if the issuance will result in a change of control for purposes of NYSE Rule 312. Because the issuance of the Capacity Shares will constitute a transaction described in these three applicable criteria of NYSE Rule 312, the Company must obtain approval of its stockholders to issue the Capacity Shares. As a result, the Initial Closing is subject to the condition that the Company obtain stockholder approval of the issuance of the Capacity Shares.
•	Clinton Lighthouse. The Initial Closing is subject to the condition that the Company pay all fees, expenses and other amounts owned pursuant to the letter agreement, dated as of April 29, 2016, by and between the Company and Clinton regarding Clinton Lighthouse. As of December 12, 2016, all such amounts had been paid.

Under the Subscription Agreement, in the event we are unable to obtain the requisite stockholder approval of the issuance of the Capacity Shares to Clinton by February 15, 2017, we have agreed to pay Clinton a $500,000 break-up fee. In addition, the Subscription Agreement provides that we must pay Clinton a $1,500,000 break-up fee if we elect to not consummate the Initial Closing in the event we enter into an agreement for the provision by a third-party registered investment adviser to GlassBrige of services that are comparable to the Services (as defined below) which we and our Board determine to be more favorable to GlassBridge than the terms of the Capacity and Services Agreement.

The Subscription Agreement contains customary representations and warranties of the Company and Clinton.

Under the Subscription Agreement, we have agreed to indemnify Clinton and any holder of Capacity Shares and certain of their respective related parties for any losses relating to (i) our misrepresentation or breach of any representation or warranty in the Subscription Agreement or Registration Rights Agreement, (ii) our breach of any of our covenants contained in the Subscription Agreement or Registration Rights Agreement or (iii) any third party claim arising out of resulting from the execution, delivery, performance or enforcement of the Subscription Agreement or Registration Rights Agreement. With respect to the losses described in (iii), we will not be obligated to indemnify such parties for the first $400,000 incurred. We have also agreed that the aggregate amount of our indemnity will be capped at a dollar amount equal to the number of Initial Capacity Shares multiplied by the closing price of our common stock on the Initial Closing Date plus, to the extent liabilities subject to our indemnification obligation were incurred on or prior to the Subsequent Closing Date, the number of Subsequent Capacity Shares multiplied by the closing price of our common stock on the Subsequent Closing Date.

If approved by our Board, we may extend the Initial Term under the Capacity and Services Agreement for two subsequent one-year periods (each, a “Capacity Extension” and, collectively with the Initial Term, the “Term”). In such event, we have agreed to pay Clinton $1.75 million for the first Capacity Extension (or $2.5 million if we have previously opted for the Capacity Expansion) and an additional $1.75 million for the second Capacity Extension (or $2.5 million if we have previously opted for the Capacity Expansion), or a maximum of $5 million in the aggregate.

Clinton has agreed, during the Term and for a subsequent three-month transition period, to consult with GlassBridge regarding the responsibilities GlassBridge will retain with respect to the Capacity (the

“Capacity-Related Consultation Services”), which are operations and management, account reconciliation, profit and loss reporting, position monitoring, cash management, collateral management, liaising with the administrator, counsel and auditor to be engaged by GlassBridge, fund formation documentation, regulatory filings, information technology and investor relations. Clinton has also agreed to consult with GlassBridge regarding GlassBridge’s management and compliance functions for up to one year commencing no later than 90 days from the Initial Closing Date (the “Launch-Related Services” and, together with the Investment Management Services and the Capacity-Related Consultation Services, the “Services”). Clinton will be responsible for its own operating and overhead expenses and any expenses attributable to the Capacity and Services (other than reasonable legal, marketing, administrative, accounting and research costs and expenses, excluding data, which costs will be reimbursed by GlassBridge), attributable to Clinton’s performance of the Services and provision of the Capacity.

Pursuant to the terms of the Capacity and Services Agreement, GlassBridge’s initial board of directors will be comprised of Joseph A. De Perio, the Non-Executive Chairman of our Board and a Senior Portfolio Manager at Clinton, Daniel Strauss, a Portfolio Manager at Clinton, Donald H. Putnam, a member of our Board, Alex Spiro, a member of our Board and Chair of its Special Committee, and one additional or substitute director agreed upon by the Company, GlassBridge and Clinton.

Clinton has agreed that during the Term it will not provide opportunities or services substantially similar to the Capacity-Related Consultation Services to any other publicly-traded or quoted entity or their affiliates. Clinton has agreed that it will not knowingly, without GlassBridge’s consent, accept any investments in any investment vehicle or account managed by Clinton or its affiliates directly from GlassBridge’s third party clients with whom Clinton does not have a pre-existing relationship.

We may terminate the Capacity and Services Agreement if (i) Clinton’s registration as an investment adviser with the SEC is revoked, suspended, terminated, not renewed, limited or qualified, (ii) Clinton sells or transfers its advisory business or all or a substantial portion of its assets, trading systems or methods or goodwill to a third party that is not an affiliate of Clinton, (iii) Clinton fails to perform its obligations under the Transaction Documents, (iv) Clinton engages in fraud or embezzlement in connection with the Services, (v) Clinton acts with gross negligence or willful misconduct in connection with the Services or (vi) Clinton enters bankruptcy or similar proceedings. If we terminate the Capacity and Services Agreement due to either of the reasons specified in clauses (i) or (vi) of the preceding sentence, Clinton will be obligated to pay us $2 million.

Clinton may terminate the Capacity and Service Agreement if (i) GlassBridge fails to comply with law or we fail to inform Clinton that the Company or GlassBridge has become subject to certain types of legal proceedings, (ii) if, at such time when GlassBridge is required to be registered as an investment adviser, GlassBridge is not so registered or, if after and during such time when GlassBridge is required to be registered as an investment adviser, GlassBridge’s registration as an investment adviser with the applicable state securities authority or the SEC is revoked, suspended, terminated, not renewed, limited or qualified, (iii) GlassBridge sells or transfers its advisory business or all or a substantial portion of its assets, trading systems or methods or goodwill to a third party that is not an affiliate of the Company, (iv) the Company or GlassBridge fails to perform its obligations under the Transaction Documents; or (v) the Company or GlassBridge enters bankruptcy or similar proceedings.

The Capacity and Services Agreement contains customary representations and warranties of the Company, GlassBridge and Clinton.

Pursuant to the Capacity and Services Agreement, the Company, GlassBridge and Clinton will agree to certain mutual confidentiality covenants for a period lasting until two years after the termination of the Capacity and Services Agreement.

Under the Capacity and Services Agreement, we will agree that Clinton and certain parties related to Clinton will not be liable for damages to the Company or our stockholders for any action taken or the failure to act on behalf of the Company within the scope of the Services unless the action or omission was performed or omitted fraudulently or constituted willful misconduct or gross negligence. In addition, Clinton will agree that the Company, GlassBridge and certain parties related to the Company will not be liable for damages to

Clinton or its affiliates for any action taken or the failure to act pursuant to the Capacity and Services Agreement unless the action or omission was performed or omitted fraudulently or constituted willful misconduct or gross negligence.

Under the Capacity and Services Agreement, we will agree to indemnify Clinton and certain parties related to Clinton for any losses arising out of the Capacity and Services, provided that the losses did not result from the fraud, gross negligence or willful misconduct of Clinton or such related parties. Clinton will agree to indemnify the Company, GlassBridge and certain parties related to the Company from any losses arising out of the fraud, gross negligence or willful misconduct of Clinton or its related parties.

We will agree, subject to the terms and conditions of the Registration Rights Agreement, to file a resale shelf registration statement covering the Initial Capacity Shares (the “Initial Registration Statement”) by the date which is 150 calendar days immediately preceding the third anniversary of the Initial Closing Date and will agree to file a resale shelf registration statement covering the Subsequent Capacity Shares, if any (the “Subsequent Registration Statement”), by the date which is 150 calendar days immediately preceding the third anniversary of the Subsequent Closing Date. The Company must use its reasonable best efforts to have the Initial Registration Statement declared effective by the SEC by no later than the earlier of the third anniversary of the Initial Closing Date and the fifth business day after the date the Company is notified by the SEC that the Initial Registration Statement will not be reviewed or will not be subject to further review. If applicable, the Company must use its reasonable best efforts to have the Subsequent Registration Statement declared effective by the SEC by no later than the earlier of the third anniversary of the Subsequent Closing Date and the fifth business day after the date the Company is notified by the SEC that the Subsequent Registration Statement will not be reviewed or will not be subject to further review.

A copy of the Subscription Agreement is attached as Annex A hereto, and the forms of Capacity and Services Agreement and Registration Rights Agreement are attached as exhibits to the Subscription Agreement.

Opinion of the Special Committee’s Financial Advisor

Cypress initially delivered its opinion to the Special Committee on October 18, 2016 that, as of October 18, 2016, and based upon and subject to the assumptions, procedures, matters and limitations set forth therein, the consideration to be paid by Imation pursuant to the Transaction Documents is fair, from a financial point of view, to Imation. Cypress confirmed its opinion on November 21, 2016.

The full text of the written opinion of Cypress, dated November 21, 2016, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. Cypress provided its opinion for the information and assistance of the Special Committee in connection with its consideration of the transactions contemplated by the Transaction Documents. The Cypress opinion is not a recommendation as to how any holder of shares of Imation common stock should vote with respect to the transactions contemplated by the Transaction Documents or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Cypress reviewed, among other things:

•	the latest drafts of the Transaction Documents;
•	certain publicly available financial and other information about the Company;
•	certain information and other data relating to the business of the Company and one of the funds of Clinton; and
•	certain information and other data relating to the financial prospects of the Company, including estimates and financial forecasts prepared by the management of the Company.

Cypress also met with certain members of the senior management of the Company and Clinton to discuss their respective business, operations, strategies and (in the case of the Company) prospects, as well as the historical and projected financial results of the Company and the historical performance of one of Clinton’s funds; compared certain financial data and stock market information of the Company with that of certain publicly-traded companies that Cypress considered to be relevant; prepared a discounted cash flow analysis of the Company; discussed the terms of the Capacity Shares Issuance with the Special Committee and its other advisors as well as with representatives of Clinton; and conducted such other financial studies, analyses and investigations, and considered such other information, as Cypress deemed necessary or appropriate.

In rendering Cypress’ opinion, Cypress assumed and relied upon, without assuming any responsibility for the independent verification of, the accuracy and completeness of all financial, legal, regulatory, tax, accounting and other information and data publicly available or provided to or otherwise reviewed by or discussed with Cypress and upon assurances of the management of the Company that management was not aware of any relevant information that was omitted or that remained undisclosed to Cypress.

With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Cypress relating to the Company or any of its businesses, Cypress was advised by the management of the Company that such forecasts and other information and data were prepared on bases reflecting the best currently available estimates and reasonable judgments of the management of the Company as to the future financial performance of the Company or any of its business, and Cypress assumed, with our consent, that the financial results reflected in such forecasts and other information and data will be realized in the amounts and at the times projected. Cypress assumes no responsibility for, and expresses no view as to the reasonableness of, such forecasts or the assumptions on which they are based. Cypress assumed, with our consent, and without independent investigation or verification, that there has not occurred any material change in the assets, financial condition, results of operations, business or prospects of the Company or any of its businesses since the respective dates on which the most recent financial and other information was provided to Cypress.

Cypress assumed, with our consent, that the transactions contemplated by the Transaction Documents will be consummated in accordance with its terms, without waiver, modification or amendment of any term, condition or agreement the effect of which would be in any way meaningful to Cypress’ analysis and that, in the course of obtaining the necessary governmental, regulatory or third party and shareholder approvals, consents and releases for the transactions contemplated by the Transaction Documents, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits of the transactions contemplated by the Transaction Documents.

In addition, Cypress did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of the Company or any of its businesses nor did Cypress make any physical inspection of the properties or assets of the Company or any of its businesses. Cypress expresses no view as to, and its opinion does not address the underlying business decision of the Company to engage in the transactions contemplated by Transaction Documents, or the relative merits of the transactions contemplated by the Transaction Documents as compared to any alternative business or financial strategies that might exist for the Company or the effect of any other transaction in which the Company may engage.

Cypress’ opinion addresses only the fairness, from a financial point of view, as of November 21, 2016, of the consideration to be paid by the Company pursuant to the Transaction Documents. Cypress does not express a view on, and its opinion does not address, any other term, implication or aspect of the Transaction Documents or the transactions contemplated by the Transaction Documents or any term or aspect of any other agreement or instrument contemplated by the Transaction Documents or entered into or amended in connection with the transactions contemplated by the Transaction Documents, including, without limitation, the fairness of the transactions contemplated by the Transaction Documents to, or any consideration received in connection therewith by, creditors or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the transactions contemplated by the Transaction Documents, whether relative to the consideration to be paid by the Company pursuant to the Transaction Documents or otherwise. Cypress does not express any view on, and its opinion does not address the fairness of the method of determining the consideration to be paid by the Company pursuant to, the Transaction Documents. For purposes of clarity, Cypress’ opinion solely addresses fairness (subject to the terms of its opinion) with respect to the aggregate consideration to be paid by the Company pursuant to the Transaction

Documents, and Cypress is not opining as to, or otherwise addressing the fairness or propriety of, any allocation thereof to, or portion thereof receivable by, any person other than the Company.

Cypress is not expressing an opinion as to the impact of the transactions contemplated by the Transaction Documents on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. Cypress’ opinion does not address any legal, tax, regulatory or accounting matters, as to which Cypress understands that the Company has obtained such advice as it deemed necessary from qualified professionals. Cypress’ opinion was necessarily based on information available to it, and economic, financial, monetary, regulatory, market and other conditions and circumstances existing, as of November 21, 2016, and Cypress assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after such date.

The following is a summary of the material financial analyses delivered by Cypress to the Special Committee in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Cypress, nor does the order of analyses described represent the relative importance or weight given to those analyses by Cypress. Some of the summaries of the financial analyses include information presented in tabular format. You should read the tables together with the full text of each summary because the tables alone are not a complete description of Cypress’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 18, 2016 and is not necessarily indicative of current market conditions. In addition, implied equity value per share indications for the Company were calculated based on, among other things, the Company having 37,114,895 shares of its common stock outstanding and 2,899,070 options to purchase shares of its common stock with a weighted average exercise price of $7.71 per share as of September 30, 2016.

Foregone Cash Fee Analysis.  Based on estimates provided by our management, Cypress calculated ranges of the cash fees the Company would have paid to Clinton based on two cases, the management case and the alternative case. The management case was based on the present value of management and performance fees during the five year projection period, with a 15.0% gross return assumption, discounted at rates ranging from 17.0% – 19.0%, reflecting estimates of GlassBridge’s weighted average cost of capital, and a terminal perpetuity growth range of 3.7% – 4.2%. The alternative case was based on the present value of management and performance fees during the five year projection period, with a 10.0% gross return, discounted at rates ranging from 17.0% – 19.0%, reflecting estimates of GlassBridge’s weighted average cost of capital, and a terminal perpetuity growth range of 3.7% – 4.2%.

The following table presents the results of this analysis:

($ in millions)	Management Case	Alternative Case
Foregone Cash Fees	$10.6 – $12.4	$5.8 – $6.7

Cypress calculated a range of implied values for the Initial Capacity Shares of $6.5 million to $10.6 million, which figures include a 14.0% discount rate for lack of transferability and liquidity, based on Cypress’ experience and professional judgment and publicly available information. The $6.5 million is based on the Company’s share price of $0.61 per share as of November 18, 2016. The $10.6 million is based on the average of the low and high per share value of the Company’s status quo valuation of $0.98.

GlassBridge Discounted Cash Flow Analysis.  Cypress performed a discounted cash flow analysis on GlassBridge using estimates provided by our management of projected financial information for the five year period following consummation of the transactions contemplated by the Transaction Documents. Cypress calculated free cash flows for GlassBridge for the five year period following consummation of the transactions contemplated by the Transaction Documents, then calculated discounted free cash flows and discounted terminal value based on free cash flow perpetuity growth after year five using perpetuity growth rates ranging from 3.7% to 4.2% and using discount rates ranging from 17.0% to 19.0%, reflecting estimates of GlassBridge’s weighted average cost of capital. Cypress performed these calculations for both a management case based on 15.0% gross return and an alternative case based on 10.0% gross return. The alternative case was created at the direction and with the consent of the Special Committee. Both the management case and the alternative case exclude any incremental benefits from the utilization of the Company’s NOLs. Cypress then calculated a range of enterprise values based on the discounted free cash flows and discounted terminal values. The following table presents the results of this analysis:

($ in millions)	GlassBridge’s Enterprise Value
Management Case	$83.2 – $100.4
Alternative Case	$52.4 – $63.2

Pro Forma Valuation.  After taking into consideration, among other things, the observed data for the comparable companies and the discounted cash flow analyses described above and below, Cypress then applied the equity value and enterprise value ranges described above and below for the Company and GlassBridge to derive the following implied pro forma equity value per share for the Company:

Methodology	Management Case	Alternative Case
Comparable Company Analysis
Implied Status Quo Equity Value Per Share	$1.01 – $1.14	$1.01 – $1.14
Implied Pro forma Equity Value per Share	$1.79 – $1.89	$1.20 – $1.30
Discounted Cash Flow Analysis
Implied Status Quo Equity Value Per Share	$0.83 – $0.95	$0.83 – $0.95
Implied Pro forma Equity Value per Share	$1.67 – $1.75	$1.07 – $1.16

Comparable Companies Analysis.  Cypress reviewed and compared certain financial information for the Company to corresponding financial information, ratios and public market multiples for the following publicly traded corporations:

•	Netapp Inc.;
•	Quantum Corp.;
•	Violin Memory;
•	Nimble Storage; and
•	Barracuda Networks.

Although none of the selected companies is directly comparable to the Company, the companies included were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of the Company.

The multiples and ratios for the Company were based on the closing price per share of the Company’s common stock on November 18, 2016, our management’s estimates and the most recent publicly available information. The multiples and ratios for each of the selected companies were calculated using their respective closing prices on November 18, 2016, Institutional Brokers’ Estimate System estimates and the most recent publicly available information. With respect to the Company and the selected companies, Cypress calculated and compared:

•	the enterprise value as a multiple of latest twelve months revenues (“LTM”);
•	the enterprise value as a multiple of the estimated revenues for the 2016 calendar year (“CY16E”);
•	the enterprise value as a multiple of the estimated revenues for the 2017 calendar year (“CY17E”);

Enterprise value of each of the selected companies was calculated as equity value based on the applicable closing stock price on November 18, 2016, plus debt, less cash and other adjustments.

The results of these analyses are summarized as follows:

Company	Enterprise Value as a Multiple of Revenues
	LTM	CY16E	CY17E
Average	1.99x	2.07x	1.85x
Median	2.04x	1.84x	1.50x
Low	0.73x	0.73x	0.71x
High	3.45x	3.40x	3.15x

Based on Cypress’ experience and professional judgment and after taking into consideration, among other things, the observed data for the comparable companies, Cypress then applied a selected multiple range of 0.45x to 0.55x derived from the estimated revenues for Nexsan for the 2016 calendar year and a selected multiple range of 0.40x to 0.50x derived from the estimated revenues for Nexsan for the 2017 calendar year and applied such multiple ranges to our corresponding financial data to derive an implied enterprise value range. The resulting range is adjusted for the Company’s net debt and other adjustments to derive an implied equity value range. In selecting its trading multiples for its financial analysis, Cypress considered that Nexsan, as the sole source of revenue for the Company, (i) generates a substantial amount of its revenues from legacy products relative to more on-trend and diversified product offerings and solutions of many of the companies in the selected universe, (ii) operates on a significantly smaller scale than the companies in the selected universe and in markets where its major players are highly competitive and aggressive which could lead to pressure on Nexsan’s margins and revenues, (iii) is currently implementing a strategic plan that includes, among others, organizational changes and the integration and marketing of an emerging technology-based product offering that requires additional investment and presence of significant risks of related to market penetration and adoption, (iv) has a history of operating losses and is expected to incur operating losses into the 2017 fiscal year, and (v) is a subsidiary/operating division of the Company.

This analysis indicated the following implied equity value per share including net operating losses (“NOLs”) for the Company:

Implied Equity Value per Share Including NOLs
Imation	$1.01 – $1.14

Discounted Cash Flow Analysis.  Cypress performed a discounted cash flow analysis on the Company using estimates provided by our management and publicly available information. Cypress calculated illustrative net present value indications of free cash flows for the Company for the period from September 30, 2016 to fiscal year-end 2021 using discount rates ranging from 16.0% to 18.0%, reflecting estimates of the Company’s weighted average cost of capital. Cypress then calculated illustrative prices per share of the Company’s common stock using the illustrative net present value indications of free cash flows for the Company for the period from September 30, 2016 to fiscal year-end 2021 and illustrative terminal value indications as of fiscal year-end 2021 based on terminal EBITDA multiples ranging from 5.0x to 6.0x and perpetuity growth rates ranging from 3.2% to 3.7%. Cypress then discounted these illustrative terminal value indications to illustrative present value indications using discount rates ranging from 16.0% to 18.0%, reflecting estimates of the Company’s weighted average cost of capital. The implied enterprise value range is adjusted for the Company’s net debt and other adjustments to derive an implied equity value range. The following table presents the results of this analysis:

Implied Equity Value per Share Including NOLs
Imation	$0.83 – $0.95

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Cypress’ opinion. In arriving at its fairness determination, Cypress considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Cypress made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to us or the transactions contemplated by the Transaction Documents.

Cypress prepared these analyses for purposes of Cypress providing its opinion to the Special Committee as to the fairness from a financial point of view to the Company of the consideration to be paid by the Company pursuant to the Transaction Documents. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Cypress or any other person assumes responsibility if future results are materially different from those forecast.

As described above, Cypress’ opinion to the Special Committee was one of many factors taken into consideration by the Special Committee in making its determination to approve the Transaction Documents. The foregoing summary does not purport to be a complete description of the analyses performed by Cypress in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Cypress attached as Annex B to this proxy statement.

Cypress and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, private placements and other transactions as well as for corporate and other purposes. Cypress acted as financial advisor to us in connection with the transactions contemplated by the Transaction Documents and expects to receive fees for such services, a portion of which became payable upon the delivery of its opinion and none of which is payable contingent upon consummation of the transactions contemplated by the Transaction Documents. In addition, the Company has agreed to reimburse Cypress its expenses arising, and indemnify Cypress against certain liabilities that may arise, out of its engagement. Cypress and its affiliates may seek to provide in the future investment banking services to the Company or Clinton or their respective affiliates unrelated to the transactions contemplated by the Transaction Documents. In connection with the above-described investment banking services Cypress and its affiliates may receive compensation. However, other than the engagement with respect to the Transaction Documents and a total of three prior engagements in 2015 and 2016, during the two years preceding November 21, 2016, Cypress has not had any material relationship with any party to the Transaction Documents for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

The Special Committee selected Cypress as its financial advisor, and requested that Cypress render an opinion with respect to the fairness, from a financial point of view, of the consideration to be paid by the Company pursuant to the Transaction Documents because Cypress is a nationally recognized investment banking firm that has substantial experience in transactions similar to the transactions contemplated by the Transaction Documents. Pursuant to a letter agreement, dated September 27, 2016, as amended and supplemented on October 24, 2016, we engaged Cypress to act as our financial advisor in connection with the transactions contemplated by the Transaction Documents. Pursuant to the terms of the letter agreement as amended and supplemented, we agreed to pay Cypress an engagement fee equal to $50,000 which became payable upon execution of the letter agreement, an opinion fee of $115,000 when Cypress informed the Company that it was prepared to deliver its opinion to the Special Committee after the Special Committee had requested the opinion to be rendered and an additional $25,000 upon Cypress informing the Company that it was prepared to re-confirm its opinion to the Special Committee.

NYSE Stockholder Approval Requirement

NYSE Rule 312 requires stockholder approval prior to the issuance of common stock: (1) to a “related party” or any company or entity in which a “related party” has a substantial or direct or indirect interest (as defined in NYSE Rule 312) if the number of shares of common stock to be issued exceeds either 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance; (2) if the number of shares of common stock to be issued equals or exceeds 20% of the number of shares of common stock outstanding prior to the issuance or if the number of votes entitled to be cast by such shares of common stock equals or exceeds 20% of the voting power outstanding prior to the issuance; or (3) if the issuance will result in a change of control for purposes of NYSE Rule 312. Because the issuance of the Capacity Shares will constitute a transaction described in these three applicable criteria of NYSE Rule 312, Imation must obtain approval of its stockholders to issue the Capacity Shares.

Vote Required

The approval of the Capacity Shares Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting (excluding those shares held by Clinton, its employees and affiliates).

Recommendation of Our Board of Directors

The Board has determined that the terms and conditions of the Subscription Agreement and the transactions contemplated thereby, including the Capacity Shares Issuance, are desirable and in the best interests of Imation and its stockholders. In connection with the Board’s approval of the Capacity Shares Issuance Proposal and recommendation that our stockholders approve the Capacity Shares Issuance Proposal, Mr. Joseph A. De Perio recused himself from all discussions, deliberations and proceedings related to such approval and recommendation due to his interest in the transactions contemplated by the Capacity Shares Issuance Proposal as a Senior Portfolio Manager of Clinton. The Board recommends that our stockholders vote “FOR” the approval of the Capacity Shares Issuance Proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 1 TO APPROVE THE CAPACITY SHARES ISSUANCE.

PROPOSAL NO. 2: THE REVERSE STOCK SPLIT PROPOSAL

General Description of the Reverse Stock Split

Our Board has unanimously approved and is submitting for stockholder approval an amendment to our Restated Certificate of Incorporation (the “Reverse Split Amendment”) to effect, at the discretion of the Board and at any time prior to January 31, 2018, (i) a reverse stock split of Imation’s common stock using a ratio, to be established by the Board in its sole discretion, within a range of 1:2 to 1:20 and (ii) a reduction of the number of authorized shares of Imation’s common stock in a corresponding proportion.

Background of the Reverse Stock Split

Pursuant to the DGCL, any amendment of our Restated Certificate of Incorporation must be approved by our Board and submitted to our stockholders for approval.

Our Board reserves the right to abandon the Reverse Stock Split, and corresponding proportionate reduction of authorized shares of common stock, even if approved by stockholders. By voting in favor of the Reverse Stock Split Proposal, you are also expressly authorizing our Board to determine not to proceed with, and to abandon, the Reverse Stock Split in its sole discretion.

The form of the proposed Reverse Split Amendment is attached to this Proxy Statement as Annex C. The Reverse Stock Split Amendment will effect a Reverse Stock Split of our common stock using a ratio, to be established by our Board in its sole discretion, within a range of 1:2 to 1:20 following stockholder approval. We believe that the availability of the range of reverse split ratios will provide the Company with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining which reverse stock split ratio to implement, if any, following the receipt of stockholder approval, our Board may consider, among other things:

•	our ability to comply with stock exchange listing requirements;
•	the historical trading price and trading volume of our common stock;
•	the then prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
•	which reverse split ratio would result in the greatest overall reduction in our administrative costs; and
•	prevailing general market and economic conditions.

The Reverse Stock Split will affect all holders of Imation’s common stock uniformly and will not affect any stockholder’s percentage ownership interest in Imation, except to the extent that the Reverse Stock Split would result in any holder of Imation’s common stock receiving fractional shares. Imation will not issue any fractional shares. Stockholders who would otherwise hold fractional shares as a result of the Reverse Stock Split will receive a cash payment in lieu of the issuance of any such fractional share in an amount per share equal to the closing price per share on the NYSE on the trading day immediately preceding the effective date of the Reverse Stock Split (as adjusted to give effect to the Reverse Stock Split), without interest. The Reverse Stock Split will not impact the market value of Imation as a whole, although the market value of Imation’s common stock may move up or down once the Reverse Stock Split is effective.

The actual number of shares outstanding after giving effect to the Reverse Stock Split will depend on the reverse split ratio that is ultimately established by our Board. The table below illustrates certain, but not all, possible reverse stock split ratios, together with (i) the implied number of authorized shares of common stock resulting from a reduction of the number of authorized shares of common stock by a corresponding proportion, based on 100,000,000 shares of common stock currently authorized under our Restated Certificate of Incorporation, and (ii) the implied number of issued and outstanding shares of our common stock resulting from the Reverse Stock Split in accordance with such ratio, based on 37,238,731 shares of our common stock outstanding as of January 6, 2017.

Sample Ratios within Delegated Range of Ratios	Implied Number of Authorized Shares of Common Stock Following the Reverse Stock Split	Implied Approximate Number of Issued and Outstanding Shares of Common Stock Following the Reverse Stock Split*
1:2	50,000,000	18,619,365
1:5	20,000,000	7,447,746
1:10	10,000,000	3,723,873
1:15	6,666,666	2,482,582
1:20	5,000,000	1,856,402

*	Excludes the effect of cashout payments in lieu of the creation of fractional shares.

We do not expect the Reverse Stock Split itself to have any economic effect on our stockholders, debt holders or holders of options or restricted stock, except to the extent the Reverse Stock Split will result in cashout payments in lieu of the creation of fractional shares.

Reasons for the Reverse Stock Split Proposal

The Board believes the Reverse Stock Split Proposal is in the best interests of the Corporation because it could become necessary in the future for the Board to effect a Reverse Stock Split to enable the Company to be compliant with stock exchange listing requirements. Our Board authorized the Reverse Stock Split with the intent of increasing the price of our common stock in the event the Board determines such action is necessary to meeting stock exchange listing requirements.

For example, Section 802.01C of the NYSE Rules (“Rule 802.01C”) provides that a listed company will be considered below listing compliance standards if the average closing price of its stock over a consecutive 30-trading day period is less than $1.00. Once a listed company receives notice from the NYSE that it has fallen below the Rule 802.01C standards, the listed company could become subject to delisting in the event its closing stock price does not (a) trade above the $1.00 on the last trading day of a month and (b) average at least $1.00 over the 30-trading day period concluding on that last day. Enabling the Board to effect a Reverse Stock Split would afford the Board flexibility to increase Imation’s average per share closing price in a manner that could potentially remedy non-compliance with Rule 802.01C.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. Other factors, however, such as our financial results, market conditions, the market perception of our business and other risks, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2015, may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease at any time after the Reverse Stock Split is effected.

Effects of the Reverse Stock Split

General.

If the Reverse Stock Split is approved and implemented, the principal effects will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio determined by our Board and contemporaneously reduce the number of authorized shares of our common stock by a corresponding proportion based upon the reverse stock split ratio to be determined by our Board;

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE (other than to the extent it facilitates compliance with NYSE continued listing standards). Following the Reverse Stock Split, our common stock will continue to be listed on the NYSE under the symbol “IMN.”

Proportionate voting rights and other rights of the holders of our common stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out in lieu of creating fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effectiveness of Reverse Stock Split.

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing and effectiveness (the “Effective Time”) of the Reverse Split Amendment with the Secretary of State of the State of Delaware. It is expected that such filing would take place only in the event the Board later determines that it is in the best interests of the Company and its stockholders to effect the reverse stock split. The exact timing of the filing of the amendment, however, will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Split Amendment with the Secretary of State of the State of Delaware, our Board, in its sole discretion, determines that it is no longer in our Company’s best interests or the best interests of our stockholders to proceed with the Reverse Stock Split.

Effect on Incentive Plans.

The Company has stock incentive plans pursuant to which we have issued restricted stock units and stock options to purchase shares of our common stock. As of January 6, 2017, we had 2,848,292 shares of our common stock issuable upon the exercise of stock options outstanding under the stock incentive plans, at a weighted average exercise price of $7.67 per share; 782,832 restricted stock units granted and outstanding under our stock incentive plans; and 2,263,588 shares of our common stock reserved for future issuance under our stock incentive plans. In the event of a Reverse Stock Split, the Compensation Committee of our Board generally has the discretion to determine the appropriate adjustment to awards granted under the stock incentive plans. Accordingly, if the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time the number of all outstanding restricted stock units, options, the number of shares issuable and the exercise price, as applicable, relating to restricted stock units and options under our stock incentive plans, will be proportionately adjusted based on the Reverse Stock Split ratio selected by our Board, subject to the terms of such awards. Our Board has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, if any, including any applicable technical, conforming changes.

Effect on Authorized but Unissued Shares of Common Stock.

Currently, we are authorized to issue up to a total of 100,000,000 shares of common stock, of which 37,238,731 shares were issued and outstanding as of January 6, 2017. Concurrently with the effectiveness of the Reverse Stock Split, we would proportionately decrease our authorized shares such that immediately following the Effective Time, a total of between 50,000,000 and 5,000,000 shares of common stock will be authorized for issuance (including shares outstanding after the Reverse Stock Split).

Effect on Par Value

Accounting Treatment.  The proposed Reverse Split Amendment will not affect the par value of our common stock, which will remain at $0.01 per share. As a result, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the reverse stock split ratio selected by our Board. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our common stock, will be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction.  Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Book-Entry Shares.  If the Reverse Stock Split is effected, stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent through the NYSE’s Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Fractional Shares.  No fractional shares of common stock will be issued in connection with the Reverse Stock Split. If, as a result of the Reverse Stock Split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive a cash payment in lieu of the issuance of any such fractional share in an amount per share equal to the closing price per share on the NYSE on the trading day immediately preceding the effective date of the Reverse Stock Split (as adjusted to give effect to the Reverse Stock Split), without interest. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other right except to receive the cash payment therefore.

After the Reverse Stock Split, a stockholder will have no further interest in the Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto except the right to receive a cash payment as described above.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of the Company’s common stock at the time the Reverse Stock Split is implemented to receive at least one share in the Reverse Stock Split and you want to continue to hold the Company’s common stock after the Reverse Stock Split, you may do so by either: (i) purchasing a sufficient number of shares of the Company’s common stock; or (ii) if you have shares of the Company’s common stock in more than one account, consolidating your accounts; in each case, so that you hold a number of shares of our common stock in your account prior to the Reverse Stock Split that would entitle you to receive at least one share of common stock in the Reverse Stock Split. Shares of our common stock held in registered form and shares of our common stock held in “street name” (that is, through a bank, broker or other nominee) for the same stockholder will be considered held in separate accounts and will not be aggregated when effecting the Reverse Stock Split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes certain U.S. federal income tax consequences of the Reverse Stock Split, if it is effected, to holders of our common stock but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, including, but not limited to, estate and gift tax laws and any applicable state, local or non-U.S. tax laws (or any income tax treaty) are not discussed. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder and judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure holders that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this document, and we have not obtained, nor do we intend to obtain a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of the Reverse Stock Split.

This discussion is limited to holders who, if the Reverse Stock Split is effected, will hold pre-Reverse Stock Split shares of our common stock and will hold post-Reverse Stock Split shares of common stock as “capital assets” (generally, property held for investment). This discussion does not address all U.S. federal tax considerations that may be relevant to a holder’s particular circumstances, including, but not limited to, the impact of the Medicare tax on net investment income. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, including, but not limited to:

•	banks, insurance companies or other financial institutions;
•	tax-exempt or governmental organizations;
•	pension or other employee benefit plans;
•	brokers, dealers or traders in securities or foreign currencies or that use the mark-to-market method of accounting for U.S. federal income tax purposes;
•	corporations that accumulate earnings to avoid U.S. federal income tax;
•	persons subject to the alternative minimum tax;
•	U.S. persons whose functional currency is not the U.S. dollar;
•	former U.S. citizens or long-term residents of the United States;
•	real estate investment trusts or regulated investment companies;
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein); and
•	persons that hold pre-Reverse Stock Split shares of our common stock or will hold post-Reverse Stock Split shares of our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-Reverse Stock Split shares of our common stock or will hold post-Reverse Stock Split shares of our common stock, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partners in partnerships holding our common stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the Reverse Stock Split.

EACH HOLDER OF OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

U.S. stockholders.  For purposes of this discussion, “U.S. stockholder” means a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

The Reverse Stock Split, if effected, should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash received in lieu of a fractional share, generally no gain or loss should be recognized by a U.S. stockholder upon the receipt of a reduced number of shares of our common stock as a result of the Reverse Stock Split, if effected. The U.S. stockholder’s aggregate tax basis in the post-Reverse Stock Split shares of common stock should equal the aggregate tax basis of the shares of common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share) and such U.S. stockholder’s holding period in the post-Reverse Stock Split shares of common stock should include the holding period for the shares of common stock surrendered. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares surrendered to the shares received pursuant to the Reverse Stock Split, if effected. A U.S. stockholder that holds shares of common stock with differing bases or holding periods should consult its tax advisor with regard to identifying the bases or holding periods of the particular shares of common stock received in the Reverse Stock Split, if effected.

A U.S. stockholder that receives cash in lieu of the creation of fractional shares of common stock should generally recognize capital gain or loss equal to the difference between the amount of cash received and the portion of the U.S. stockholder’s tax basis in its common stock that is allocable to the fractional share. The deductibility of capital losses is subject to limitations. In certain circumstances, it is possible that the cash received in lieu of the creation of fractional shares could be characterized as a dividend rather than as a capital gain.

U.S. Information Reporting and Backup Withholding Tax.  Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split, if effected, unless the U.S. stockholder is an exempt recipient and, if requested, certifies as to such status. U.S. stockholders may be subject to backup withholding at the applicable rate on the payment of cash if they fail to provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against a U.S. stockholder’s U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis. U.S. stockholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. stockholders.  For purposes of this discussion, a “Non-U.S. stockholder” means a beneficial owner of shares of our common stock that is an individual, corporation, estate or trust that is not a U.S. stockholder.

Subject to the discussion in the next paragraph, a Non-U.S. stockholder that receives solely a reduced number of shares of our common stock as a result of the Reverse Stock Split, if effected, generally should not recognize any gain or loss. A Non-U.S. stockholder that receives cash in lieu of a fractional share pursuant to the Reverse Stock Split, if effected, generally should not be subject to U.S. federal income tax on any gain recognized on the deemed redemption of such fractional share unless (a) the gain is effectively connected with the conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a Non-U.S. stockholder’s permanent establishment in the United States), (b) with respect to a Non-U.S. stockholder who is an individual, the Non-U.S. stockholder is present in the United States for 183 days or more in the taxable year the Reverse Stock Split occurs and certain other conditions are met, or (c) our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Generally, a U.S. corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC, but also believe that our common stock should be treated as regularly traded on an established securities market (within the meaning of applicable Treasury regulations). If we are incorrect, and in fact are a USRPHC, and assuming our common stock is treated as regularly traded on an established securities market, only a non-U.S. stockholder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the Reverse Stock Split or the non-U.S. stockholder’s holding period for the common stock, more than 5% of our common stock (a “5% shareholder”) should be taxable, with respect to clause (c) in the preceding paragraph, on gain recognized on the receipt of cash in lieu of a fractional share. In addition, if we are a USRPHC, a Non-U.S. stockholder that is a 5% shareholder will be required to satisfy certain IRS filing requirements in order to avoid recognizing taxable gain, if any, on the receipt of a reduced number of shares of our common stock pursuant to the Reverse Stock Split, if effected, notwithstanding the treatment of the Reverse Stock Split as a recapitalization.

Non-U.S. stockholders that may be treated as 5% shareholders are strongly encouraged to consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split, if effected, how to satisfy the applicable IRS filing requirements and the consequences to them of failing to satisfy those filing requirements.

U.S. Information Reporting and Backup Withholding Tax.  In general, information reporting and backup withholding will not apply to the payment of cash in lieu of a fractional share of our common stock to a Non-U.S. stockholder pursuant to the Reverse Stock Split, if effected, if the Non-U.S. stockholder certifies under penalties of perjury that it is a Non-U.S. stockholder (generally on IRS Form W-8BEN or IRS Form W-8BEN-E) and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Non-U.S. stockholder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS.

Interests of Certain Persons in The Reverse Stock Split Proposal

Certain of our officers and directors have an interest in the Reverse Stock Split Proposal as a result of their ownership of shares of our common stock. However, we do not believe that our officers or directors have interests in the Reverse Stock Split Proposal that are different from or greater than those of any of our other stockholders.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to approve the Reverse Stock Split Proposal.

RECOMMENDATION

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2 TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL NO. 3: THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow the Board to adjourn the Special Meeting to a later date or time to permit further solicitation of proxies. The Adjournment Proposal will only be presented to Imation’s stockholders in the event that, based on the tabulated vote, there are not sufficient votes at the time of the Special Meeting to approve one or more of the proposals presented at the Special Meeting. In no event will the Board adjourn the Special Meeting beyond the date by which it may properly do so under Imation’s Restated Certificate of Incorporation and Delaware law.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The table below shows the number of shares of our outstanding common stock as of January 6, 2017, held by each person that we know owns beneficially (as defined by the SEC for proxy statement purposes) more than 5% of any class of our voting stock.

Beneficial ownership of common stock is based on 37,238,731 shares of the Company’s common stock issued and outstanding as of January 6, 2017 (excluding 7,200,047 treasury shares).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Ariel Investments, LLC 200 East Randolph Street, Suite 2900 Chicago, IL 60601	7,232,839	(1)	19.42%
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94104	5,141,267	(2)	13.81%
Private Capital Management, LLC 8889 Pelican Bay Boulevard, Suite 500 Naples, FL 34108	3,584,055	(3)	9.62%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	3,059,857	(4)	8.22%
Footprints Asset Management and Research, Inc. 11422 Miracle Hills Drive, Suite 208 Omaha, NE 68154	2,508,168	(5)	6.74%

(1)	A Schedule 13G/A was filed with the Securities and Exchange Commission on February 12, 2016 by Ariel Investments, LLC (“Ariel”), an investment advisor, reporting beneficial ownership of 7,232,839 shares of our common stock. Of such shares, Ariel reported that it had sole voting power with respect to 5,341,011 shares and sole dispositive power with respect to 7,232,839 shares.
(2)	A Schedule 13G/A was filed with the Securities and Exchange Commission on January 27, 2016 by Wells Fargo & Company (“Wells Fargo”) reporting beneficial ownership on a consolidated basis of 5,141,267 shares of our common stock. Of such shares, Wells Fargo reported that it had sole voting power with respect to 1,987 shares, sole dispositive power with respect to 1,987 shares, shared voting power with respect to 4,706,538 shares and shared dispositive power with respect to 5,139,260 shares. Wells Capital Management Incorporated, a wholly owned subsidiary, is an investment advisor that beneficially owns 4,663,123 shares of common stock, over which it has shared voting power with respect to 1,777,863 shares, shared dispositive power with respect to 4,663,123 shares and sole voting power and dispositive power with respect to 0 shares. Wells Fargo Fund Management LLC, a wholly owned subsidiary, is an investment advisor that beneficially owns 2,466,118 shares of common stock, over which it has shared voting power and shared dispositive power. Wells Fargo filed the report as a parent holding company for Wells Capital Management Incorporated (Investment Advisor), Wells Fargo Advisors, LLC (Broker-Dealer), Wells Fargo Funds Management, LLC (Investment Advisor) and Wells Fargo Bank, National Association (Bank), each of which is a subsidiary of Wells Fargo.
(3)	A Schedule 13G/A was filed with the Securities and Exchange Commission on February 11, 2016 by Private Capital Management, LLC (“Private Capital”) reporting beneficial ownership of an aggregate of 3,584,055 shares of our common stock. Of such shares, Private Capital reported that it had sole voting power and sole dispositive power with respect to 913,340 shares and shared voting power and dispositive power with respect to 2,670,715 shares. Private Capital is an investment company and exercises shared voting authority with respect to shares held by those Private Capital clients that have delegated proxy voting authority to Private Capital. Private Capital disclaims beneficial ownership of shares over which it has dispositive power and disclaims the existence of a group.
(4)	A Schedule 13G/A was filed with the Securities and Exchange Commission on February 9, 2016 by Dimensional Fund Advisors LP (“Dimensional”) reporting beneficial ownership of an aggregate of 3,059,857 shares of our common stock. Of such shares, Dimensional reported that it had sole voting power with respect to 3,021,167 shares and sole dispositive power with respect to 3,059,857 shares. Dimensional is an investment advisor/sub-advisor/manager to certain funds and as investment advisor/sub-advisor/manager, Dimensional possesses investment and/or voting power of the securities of the funds and may be deemed to be the beneficial owner of the shares held by the funds. Dimensional disclaims beneficial ownership of the shares held by the funds.
(5)	A Schedule 13G was filed with the Securities and Exchange Commission on January 4, 2017 by Footprints Asset Management & Research, Inc., an investment advisor, reporting beneficial ownership of 2,508,168 shares of our common stock, over which it reported to have sole voting and dispositive power.

Security Ownership of Management

The table below shows the number of shares of our common stock beneficially owned as of January 6, 2017 by each director and executive officer and all directors and executive officers as a group. Except as otherwise indicated, the named person has sole voting and investment powers with respect to the shares held by that person, and the shares are not subject to any pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
Joseph A. De Perio	252,620		*
Geoff Barrall	228,300	(1)	*
Tracy McKibben	41,667		*
Donald H. Putnam	32,656		*
Robert Searing	41,667		*
Alex Spiro	113,284		*
Robert B. Fernander	755,909		2.03%
Barry L. Kasoff	6,398		*
Danny Zheng	10,954 (2)		*
All Directors and Executive Officers as a Group (9 persons)	1,483,455		3.97%

*	Indicates ownership of less than 1%.
(1)	Includes 125,000 shares issuable upon exercise of stock options, of which 16,666 options are expected to vest in equal monthly installments on February 7, 2017 and March 7, 2017.
(2)	Includes 4,295 shares underlying performance-based restricted stock awards which are expected to vest on February 26, 2017 due to the satisfaction of certain liquidity metrics achieved for the year ended December 31, 2016.

STOCKHOLDER PROPOSALS

If you want to present any other proposal or nominate a person to be elected as a director at our 2017 annual meeting, the proposal or nomination must be received in writing by our Secretary at our principal executive offices by March 26, 2017. However, if the 2017 annual meeting is to be held before May 25, 2017 or after July 24, 2017, then the proposal or nomination must be received before the later of (i) the close of business on the 10th day following the day on which notice of the meeting date is mailed or public disclosure of the meeting date is made, whichever occurs first, and (ii) the close of business 90 days before the 2017 annual meeting. The proposal or nomination must contain the specific information required by our bylaws. You may obtain a copy of our bylaws by writing to our Secretary.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the Special Meeting is as set forth above. If any other matter or matters are properly brought before the Special Meeting, or an adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

HOUSEHOLDING OF PROXY STATEMENT

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of our proxy materials to households at which two or more stockholders reside (“Householding”). Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to Householding, either affirmatively or implicitly by not objecting to Householding, received only one copy of our proxy materials. A stockholder who wishes to participate in Householding in the future must contact his or her broker, bank or other intermediary directly to make such request. Alternatively, a stockholder who wishes to revoke his or her consent to Householding and receive separate proxy materials for each stockholder sharing the same address must contact his or her broker, bank or other intermediary to revoke such consent. Stockholders may also obtain a separate Proxy Statement or may receive a printed or an e-mail copy of this Proxy Statement without charge by sending a written request to Investor Relations, Imation Corp., 1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128, or by calling us at (651) 704-4311. We will promptly deliver a copy of this Proxy Statement upon request. Householding does not apply to stockholders with shares registered directly in their name.

WHERE YOU CAN FIND MORE INFORMATION

Imation files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information about the public reference room. Imation’s filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of proxy statements or other information concerning us, without charge, by written request directed to Investor Relations, Imation Corp., 1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128, or by calling us at (651) 704-4311.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JANUARY 10, 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT

This Amendment No. 1 to Subscription Agreement (this “Amendment”), is entered into and dated as of January 9, 2017, and amends the Subscription Agreement (the “Subscription Agreement”), dated as of November 22, 2016, by and among Imation Corp. (the “Company”) and Clinton Group, Inc. (the “Subscriber”).

WHEREAS, the Company and the Subscriber desire to amend the Subscription Agreement on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscriber hereby agree as follows:

1. Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Subscription Agreement.

2. Amendment.  The Subscription Agreement is hereby amended as follows:

(a) Section B of the Recitals of the Subscription Agreement is hereby amended by replacing the reference to “North Stars Technologies LLC” with “GlassBridge Asset Management, LLC”. For the avoidance of doubt, all references to the defined term “Imation RIA” in the Subscription Agreement shall be to GlassBridge Asset Management, LLC, a Delaware limited liability company.

3. Nature of Agreement; No Other Amendments.  The Company and the Subscriber hereby acknowledge and agree that this Amendment constitutes an amendment to the Subscription Agreement in accordance with Section 6.2 thereof. Except as specifically amended by this Amendment, all other terms and provisions of the Subscription Agreement shall remain in full force and effect. On and after the date hereof (i) all references in the Subscription Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Subscription Agreement shall mean the Subscription Agreement as amended by this Amendment, and (ii) all references in the other Transaction Documents, to the “Subscription Agreement” (and corollary references to “thereto”, “thereof”, “thereunder” or words of like import referring to the Subscription Agreement) shall mean the Subscription Agreement as amended by this Amendment.

4. No Material Information.  The Company hereby acknowledges and agrees that this Amendment does not contain material, nonpublic information of the Company or any of its Subsidiaries. The Company understands and confirms that the Subscriber and its Affiliates may rely on the foregoing representation in effecting transactions in securities of the Company.

5. Headings.  The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof.

6. Counterparts.  This Amendment may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) filed of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature page were an original thereof.

7. Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Subscriber have caused this Amendment to be duly executed as of the date first written above.

IMATION CORP.

By:	/s/ Tavis J. Morello Name: Tavis J. Morello Title: General Counsel

CLINTON GROUP, INC.

By:	/s/ George Hall Name: George Hall Title: Chief Executive Officer

SUBSCRIPTION AGREEMENT

This Subscription Agreement is entered into and dated as of November 22, 2016 (this “Agreement”), by and between Imation Corp., a Delaware corporation with offices located at 1099 Helmo Avenue N, Suite 250, Oakdale, Minnesota 55128 (the “Company”) and Clinton Group, Inc., a Delaware corporation (the “Subscriber”). Capitalized terms not defined below shall have the meaning as set forth in Section 1.1.

RECITALS

A. The Company and the Subscriber are each executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. On the Initial Closing Date (as defined below), the Company, the Subscriber and North Stars Technologies LLC, a Delaware limited liability company (the “Imation RIA”) shall enter into a Capacity and Services Agreement, in the form attached hereto as Exhibit A (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Capacity and Services Agreement”), pursuant to which the Company together with each of its Affiliates, including without limitation, the Imation RIA, desire to retain the Subscriber to provide certain services and investment capacity in accordance with the terms and conditions set forth therein.

C. To induce the Subscriber to provide the Capacity and the Capacity Expansion (each as defined below), the Company wishes to sell and the Subscriber wishes to purchase, upon the terms and conditions stated in this Agreement, the Capacity Shares (as defined below).

D. In connection with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined below) under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Subscriber agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person, as such terms are used in and construed under Rule 144 promulgated under the Securities Act.

“Bloomberg” means Bloomberg Financial Markets.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capacity Expansion” has the meaning as set forth in the Capacity and Services Agreement.

“Capacity Shares” means the Initial Capacity Shares and/or the Subsequent Capacity Shares, as applicable.

“Capacity” has the meaning as set forth in the Capacity and Services Agreement.

“Closing Bid Price” means, for any security as of any date, the last closing bid price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Subscriber. If the Company and the Subscriber are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 6.15. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

“Common Stock” means (a) the Company’s shares of Common Stock, par value $0.01 per share, and (b) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Eligible Market” means the Principal Market, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, The NYSE MKT LLC or any OTC listing or quotation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, commissioner, bureau, tribunal, instrumentality, official, ministry, fund, foundation, center, organization, board, unit, body or Person and any court or other tribunal); or (d) regulatory or self-regulatory organization (including the Principal Market or other applicable Eligible Market).

“Imation Board Approval” shall mean the approval of the board of directors of the Company, with any directors who are interested in the Capacity and Services Agreement or the transactions contemplated thereby or otherwise in the matter being approved recusing themselves from the discussion and voting on such matter.

“Initial Capacity Shares” means 12,500,000 shares of Common Stock (as adjusted for any stock split, stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) issuable to the Subscriber on the Initial Closing Date.

“Lien” means any mortgage, deed of trust, lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Market Value” means the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the applicable date of determination.

“Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby, by the Capacity and Services Agreement or by the Registration Rights Agreement or (iii) the authority or ability of the Company to perform any of its obligations under this Agreement, the Registration Rights Agreement or the Capacity and Services Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Market” means The New York Stock Exchange.

“Registrable Securities” has the meaning as set forth in the Registration Rights Agreement.

“Services” has the meaning as set forth in the Capacity and Services Agreement.

“Subsequent Capacity Shares” means 2,500,000 shares of Common Stock (as adjusted for any stock split, stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) issuable to the Subscriber on the Subsequent Closing Date.

“Subsidiary” means any joint venture or entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

“Superior Agreement” means a written agreement for the provision by a third party registered investment advisor to Imation RIA of services that are comparable, in all material respects, to the Services (as defined in the Capacity and Services Agreement), which the Company determines, upon Imation Board Approval, to be more favorable to Imation RIA than the terms of the Capacity and Services Agreement.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“Transaction Documents” means this Agreement, the Registration Rights Agreement and any other documents, certificates or agreements executed or delivered in connection with the transactions contemplated by this Agreement.

“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Subscriber. If the Company and the Subscriber are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 6.15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

ARTICLE II.
PURCHASE AND SALE

2.1 Purchase of Capacity Shares.  Subject to the satisfaction (or waiver) of the terms and conditions set forth in this Agreement and the Capacity and Services Agreement, the Company shall issue and sell to the Subscriber, and the Subscriber agrees to purchase from the Company on the Initial Closing Date (as defined below), the Initial Capacity Shares (the “Initial Closing”). Subject to the satisfaction (or waiver) of the terms and conditions set forth in this Agreement and the Capacity and Services Agreement, the Company shall issue and sell to the Subscriber, and the Subscriber agrees to purchase from the Company on the Subsequent Closing Date (as defined below), the Subsequent Capacity Shares (the “Subsequent Closing” and together with the Initial Closing, the “Closing”).

2.2 Closings.  The date of the Initial Closing (the “Initial Closing Date”) shall be such date as is mutually agreed to by the Company and the Subscriber that is within five (5) Business Days of the Stockholder Approval Date (as defined in Section 4.10) after notification of satisfaction (or waiver) of the conditions to the Initial Closing set forth in this Agreement, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022. The date of the Subsequent Closing (the “Subsequent Closing Date” and together with the Initial Closing Date, the “Closing Date”) shall be the date of the consummation of the Capacity Expansion (as defined in the Capacity and Services Agreement) (or such other date as is mutually agreed to by the Company and the Subscriber) after notification of satisfaction (or waiver) of the conditions to the Subsequent Closing set forth in this Agreement, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

2.3 Issue Price.  The Initial Capacity Shares are being issued to the Subscriber as consideration for the execution and delivery of the Capacity and Services Agreement by the Subscriber, the Capacity provided by the Subscriber to the Company pursuant to the Capacity and Services Agreement, and the performance of all obligations thereunder (including, without limitation, the Services) by the Subscriber. The Subsequent Capacity Shares, if any, are being issued to the Subscriber as consideration for the Capacity Expansion provided by the Subscriber to the Company pursuant to the Capacity and Services Agreement.

2.4 Form of Payment.  On the Initial Closing Date, the Company shall deliver to the Subscriber one or more stock certificates, evidencing the Initial Capacity Shares the Subscriber is purchasing, duly executed on behalf of the Company and registered in the name of the Subscriber or its designee. On the Subsequent Closing Date, if any, the Company shall deliver to the Subscriber one or more stock certificates, evidencing the Subsequent Capacity Shares the Subscriber is purchasing, duly executed on behalf of the Company and registered in the name of the Subscriber or its designee.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  The Company hereby represents and warrants as of the date hereof and as of the applicable Closing Date (except for representations and warranties that speak as of a specific date, which shall be made as of such date) to the Subscriber:

(a) Organization and Qualification.  The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations hereunder and thereunder. Other than the Required Approvals (as defined in Section 3.1(d)), the execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by a committee of independent directors of the Company’s Board of Directors and by all other necessary action on the part of the Company, including, without limitation, by (i) the Company’s Board of Directors determination that the transactions contemplated by the Transaction Documents and the Capacity and Services Agreement constitute an Exempt Transaction (as defined in that certain 382 Rights Agreement, dated as of August 7, 2015, between the Company and Wells Fargo Bank, N.A., a national banking association (the “382 Rights Plan”)) and (ii) the approval of the applicable Capacity Shares pursuant to Rule 16b-3 as an exempt issuance to a director by deputization (the approvals required by the foregoing clauses (i) and (ii) are referred to herein as the “Board Approvals”), and other than the Stockholder Approval, no further consent or action is required by the Company, or its Board of Directors or stockholders. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. Assuming, the Subscriber's representations and warranties set forth in Section 3.2(l) hereof are true and correct as of immediately prior to the Initial Closing, the transactions contemplated both by the Initial Closing and the Subsequent Closing do not require the approval of the Continuing Directors (as defined in the Company’s Restated Certificate of Incorporation), and are not deemed a Business Transaction (as defined in the Company’s Restated Certificate of Incorporation) with a Related Person (as defined in the Company’s Restated Certificate of Incorporation).

(c) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Capacity Shares) do not and will not (i) conflict with or violate any provision of the Company’s or any of its Subsidiaries’ certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or any of its Subsidiaries’ debt or otherwise) or other understanding to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Company or any of its Subsidiaries is subject (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market), or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals.  Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization, permit or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the Stockholder Approval, the filing by the Company of a Notice of Sale of Securities on Form D with the SEC under Regulation D and state and applicable Blue Sky (if any) and the filing of any requisite notices and/or applications(s) to the Principal Market for the issuance and sale of the Capacity Shares and the listing of the Capacity Shares for trading thereon (collectively, the “Required Approvals”). All Required Approvals have been obtained or effected on or prior to the Initial Closing Date, and neither the Company or any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company nor any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Except as set forth in the public filings filed with the SEC that are available to the public through the EDGAR system (the “Public Filings”), the Company is not in violation of the requirements of the Principal Market and has no Knowledge of any facts or circumstances which would reasonably be expected to result in the delisting or suspension of the Common Stock in the foreseeable future. The issuance by the Company of the Capacity Shares shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(e) Issuance of the Capacity Shares.  The issuance of the Capacity Shares is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents. The Capacity Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens and charges with respect to the issue thereof.

(f) Acknowledgment Regarding Subscriber’s Purchase of Securities.  The Company acknowledges and agrees that the Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Subscriber is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby.

(g) Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 44,438,778 are issued and outstanding, 790,525 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and no shares are reserved for issuance pursuant to securities (other than the aforementioned options) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share, of which none are issued and outstanding. 7,308,146 shares of Common Stock are held in treasury. As of the date hereof, there are 55,561,222 shares of Common Stock authorized and unissued. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Capacity Shares. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(h) Certain Fees.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by the Subscriber or its investment advisor) to any placement agent, broker, financial advisor or consultant, finder, investment banker, bank or other Person engaged by the Company, the Board of Directors or any committee thereof relating to or arising out of the transactions contemplated hereby. The Subscriber shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Subscriber pursuant to written agreements executed by the Subscriber which fees or commissions shall be the sole responsibility of the Subscriber) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(i) Private Placement; No Integrated Offering; No General Solicitation.  Assuming in part the accuracy of the Subscriber’s representations and warranties set forth in Section 3.2(c)-(g), (i) no registration under the Securities Act is required for the offer and sale of the Capacity Shares by the Company to the Subscriber under the Transaction Documents, and (ii) the issuance and sale of the Capacity Shares hereunder does not contravene the rules and regulations of the Principal Market. Assuming in part the accuracy of the Subscriber’s representations and warranties set forth in Section 3.2, neither the Company nor any of its Subsidiaries, any of their respective Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Capacity Shares under the Securities Act, whether through integration with prior offerings or otherwise or cause this offering of the Capacity Shares to require approval of stockholders of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. Neither the Company nor any of its Subsidiaries nor their Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Capacity Shares.

(j) No Disqualification Events.  With respect to the Capacity Shares to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Subscriber a copy of any disclosures provided thereunder.

(k) Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement, or similar arrangement or plan or other similar anti-takeover provision under the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents or the provisions of the Delaware General Corporation Law (including Section 203 thereof) that is or could become applicable to the Subscriber as a result of the Subscriber and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Capacity Shares and the Subscriber’s ownership of the Capacity Shares. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan, the 382 Rights Plan, or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(l) Transfer Taxes.  On the applicable Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Capacity Shares to be sold to the Subscriber hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(m) Shell Company Status.  The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(n) Absence of Litigation.  Except as disclosed in the Public Filings, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, that would reasonably be expected to have a Material Adverse Effect.

(o) Investment Company Status.  Neither the Company nor any of its Subsidiaries is, and upon consummation of the sale of the Securities, will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(p) Acknowledgement Regarding the Subscriber’s Trading Activity.  The Company acknowledges and agrees that except as set forth in Section 4.11, (i) the Subscriber has not been asked to agree, nor has the Subscriber agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Capacity Shares for any specified term; (ii) the Subscriber, and counter-parties in “derivative” transactions to which any the Subscriber is a party, directly or indirectly, presently may have a “short” position in the Common Stock and (iii) the Subscriber shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that except as set forth in Section 4.11 (a) the Subscriber may engage in hedging and/or trading activities at various times during the period that the Capacity Shares are outstanding and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholder’s equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the other Transaction Documents, the Capacity and Services Agreement or any of the documents executed in connection herewith.

(q) Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Capacity Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Capacity Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(r) Transfer Taxes.  On the applicable Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Capacity Shares to be sold to the Subscriber hereunder, if any, will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(s) No Additional Agreements.  The Company does not have any agreement or understanding with the Subscriber with respect to the transactions contemplated by the Transaction Documents and the Capacity and Services Agreement other than as specified in the Transaction Documents and the Capacity and Services Agreement.

(t) Disclosure.  Each Public Filing made since January 1, 2012, at the time filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 2012, no material event or material circumstance has occurred or material information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed in the Public Filings.

(u) No Other Representations or Warranties.  The Company makes no representations or warranties to the Subscriber in connection with the transactions contemplated by this Agreement other than those expressly set forth in this Section 3.1. The Company acknowledges and agrees that it is not relying on any oral or written representations or warranties of the Subscriber, express or implied, in connection with the transactions contemplated by this Agreement other than expressly those set forth in this Agreement or in the Capacity and Services Agreement.

3.2 Representations and Warranties of the Subscriber.  The Subscriber hereby represents and warrants as of the date hereof and as of the applicable Closing Date (except for representations and warranties that speak as of a specific date, which shall be made as of such date) to the Company as follows:

(a) Organization; Authority.  The Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Subscriber of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Subscriber. Each of the Transaction Documents to which the Subscriber is a party has been duly executed by the Subscriber and, when delivered by the Subscriber in accordance with terms hereof, will constitute the valid and legally binding obligation of the Subscriber, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Subscriber and the consummation by the Subscriber of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Subscriber’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Subscriber is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Subscriber is subject (including, without limitation, foreign, federal and state securities laws and regulations); except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Subscriber to perform its obligations thereunder.

(c) Investment Intent.  The Subscriber is acquiring the Capacity Shares as principal for its own account for investment purposes and not with a view to distributing or reselling such Capacity Shares or any part thereof in violation of applicable securities laws, without prejudice, however, to the Subscriber’s right at all times to sell or otherwise dispose of all or any part of such Capacity Shares in compliance with applicable federal and state securities laws and Section 4.11 hereof. Nothing contained herein shall be deemed a representation or warranty by the Subscriber to hold the Capacity Shares for any period of time. The Subscriber understands that the Capacity Shares have not been registered under the Securities Act, and therefore the Capacity Shares may not be sold, assigned or transferred unless pursuant to (i) an effective registration statement under the Securities Act with respect thereto or (ii) an available exemption from the registration requirements of the Securities Act.

(d) Subscriber Status.  At the time the Subscriber was offered the Capacity Shares, it was, and at the date hereof or as of the applicable Closing Date, as applicable, it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e) Experience of the Subscriber.  The Subscriber, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Capacity Shares, and has so evaluated the merits and risks of such investment. The Subscriber is able to bear the economic risk of an investment in the Capacity Shares and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation.  The Subscriber is not purchasing the Capacity Shares as a result of any advertisement, article, notice or other communication regarding the Capacity Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the Subscriber’s knowledge, any other general solicitation or general advertisement.

(g) Access to Data.  The Subscriber has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. The Subscriber acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Capacity Shares and the merits and risks of investing in the Capacity Shares; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The foregoing, however, does not limit or modify the representations and warranties made by the Company in this Agreement or any other provision in this Agreement or the right of the Subscriber to rely thereon. The Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Capacity Shares.

(h) Transfer or Resale.  The Subscriber understands that except as provided in the Registration Rights Agreement: (i) the Capacity Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Subscriber shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Subscriber, in a generally acceptable form, to the effect that such Capacity Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Subscriber provides the Company with reasonable assurance that such Capacity Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Capacity Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144; and (iii) neither the Company nor any other Person is under any obligation to register the Capacity Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i) Reliance on Exemptions.  The Subscriber understands that the Capacity Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire the Capacity Shares.

(j) No Governmental Review.  The Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Capacity Shares or the fairness or suitability of the investment in the Capacity Shares nor have such authorities passed upon or endorsed the merits of the offering of the Capacity Shares.

(k) Legends.  The Subscriber understands that the certificates or other instruments representing the Capacity Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PURSUANT TO THE TERMS OF A SUBSCRIPTION AGREEMENT, DATED AS OF NOVEMBER 22, 2016, BY AND BETWEEN IMATION CORP. AND CLINTON GROUP INC., AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP, EXCEPT IN ACCORDANCE WITH SUCH SUBSCRIPTION AGREEMENT.”

The legend set forth above shall be removed (in whole or in part, as applicable), and the Company shall issue a certificate or certificates with a legend or without such legend to the holder of the Capacity Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) in connection with a sale, assignment or other transfer of such Capacity Shares, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Capacity Shares may be made without registration under the applicable requirements of the Securities Act or (ii) in connection with a sale, assignment or other transfer of such Capacity Shares pursuant to an effective registration statement or Rule 144, in either case so long as the Lockup (as defined herein) has lapsed. If the Company shall fail for any reason or for no reason to issue to the holder of the Capacity Shares within three (3) Trading Days after the occurrence of any of (i) through (ii) above (the initial date of such occurrence, the “Legend Removal Date”), a certificate without such legend or to issue such Capacity Shares to such holder by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Day such holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such holder of such Capacity Shares that the holder anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to such holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such unlegended Capacity Shares shall terminate, or (ii) promptly honor its obligation to deliver to such holder such unlegended Capacity Shares as provided above and pay cash to such holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price of the Common Stock on the applicable Legend Removal Date. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(l) Holdings of Subscriber.  Assuming the representations and warranties provided by the Company set forth in Section 3.1(g) hereof are true and correct, as of immediately prior to the Initial Closing, the Subscriber and its Affiliates beneficially own no more than 10% of the issued and outstanding Common Stock.

(m) No Other Representations or Warranties.  The Subscriber makes no representations or warranties to the Company in connection with the transactions contemplated by this Agreement other than those expressly set forth in this Section 3.2. The Subscriber acknowledges and agrees that it is not relying on any oral or written representations or warranties of the Company, express or implied, in connection with the transactions contemplated by this Agreement other than expressly those set forth in this Agreement or in the Capacity and Services Agreement.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Register; Pledge.

(a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Capacity Shares), a register for the Capacity Shares in which the Company shall record the name and address of the Person in whose name the Capacity Shares have been issued (including the name and address of each transferee). The Company shall keep the register open and available at all times during business hours for inspection of the Subscriber or its legal representatives.

(b) The Company acknowledges and agrees that the Subscriber may from time to time pledge or grant a security interest in some or all of the Capacity Shares in connection with a bona fide loan pursuant to which all of the Subscriber’s assets are pledged to secure such loan and, if required under the terms of such agreement, the Subscriber may transfer pledged or secured Capacity Shares to the pledgees or secured parties, subject to the terms of this Agreement. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Subscriber’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Capacity Shares may reasonably request in connection with a pledge or transfer of the Capacity Shares.

4.2 Integration.  None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions of the Principal Market.

4.3 Reporting Period.  Until the date on which the Subscriber shall have sold all of the Capacity Shares (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

4.4 Financial Information.  The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K (or any analogous reports under the Exchange Act) and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

4.5 Listing of Capacity Shares.  The Company shall (a) prepare and timely file with the Principal Market an additional shares listing application covering all of the Capacity Shares, (b) cause the Capacity Shares to be approved for listing on the Principal Market as soon as practicable thereafter, (c) provide to the Subscriber evidence of such listing, and (d) maintain the listing of the Common Stock on the Principal Market or another Eligible Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.5.

4.6 Form D and Blue Sky.  The Company shall file a Form D with respect to the Capacity Shares as required under Regulation D and to provide a copy thereof to the Subscriber. The Company shall, on or before the Initial Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Capacity Shares for sale to the Subscriber at each Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action (if any) so taken to the Subscriber on or prior to the Initial Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports (if any) relating to the offer and sale of the Capacity Shares required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Capacity Shares to the Subscriber.

4.7 Indemnification.  In consideration of the Subscriber’s execution and delivery of the Transaction Documents and acquiring the Capacity Shares thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Subscriber and each other holder of the Capacity Shares and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction

Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; provided, that, solely with respect to the Company’s indemnification of the Indemnitees pursuant to the foregoing clause (c), the Company shall not be required to indemnify Indemnitees for the first $400,000 of such Indemnified Liabilities incurred by the Indemnitees and shall not be required to indemnify Indemnitees to the extent such cause of action, suit or claim resulted from the fraud, gross negligence or willful misconduct of any Indemnitee. The Company shall not be obligated to reimburse the Indemnitees under this Section 4.7 for any Indemnified Liabilities that exceed, in the aggregate, the dollar amount equal to the sum of (x)(A) the number of Initial Capacity Shares; multiplied by (B) the Closing Bid Price of the Common Stock on the Initial Closing Date; plus to the extent the Indemnified Liabilities were incurred on or prior to the Subsequent Closing Date, (y), (A) the number of Subsequent Capacity Shares, multiplied by (B) the Closing Bid Price of the Common Stock on the Subsequent Closing Date. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

4.8 Stockholders Rights Plan.  No claim will be made or enforced by the Company or any other Person that the Subscriber is an “Acquiring Person” or any similar term under any stockholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that the Subscriber could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Capacity Shares under the Transaction Documents or under any other agreement between the Company and the Subscriber.

4.9 Public Information.  At any time during the period commencing from the six (6) month anniversary of the applicable Closing Date and ending at such time that all of the Capacity Shares, if a registration statement is not available for the resale of all of the Capacity Shares, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a “Public Information Failure”) then, as partial relief for the damages to any holder of such Capacity Shares by reason of any such delay in or reduction of its ability to sell such Capacity Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to one percent (1.0%) of the aggregate Market Value of such Capacity Shares of such holder on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such Public Information Failure no longer prevents a holder of such Capacity Shares from selling such Capacity Shares pursuant to Rule 144 without any restrictions or limitations. The payments to which a holder shall be entitled pursuant to this Section 4.9 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. Notwithstanding anything to the contrary herein or in the Registration Rights Agreement, in no event shall (i) the aggregate amount of Public Information Failure Payments to a holder of Capacity Shares exceed, in the aggregate, ten percent (10%) of the aggregate Market Value of such holder’s Capacity Shares on the applicable Closing Date and (ii) the Company be obligated to make both Public Information Failure Payments and Registration Delay Payments (as defined in the Registration Rights Agreement) in respect of the same securities and for any same period of time in which a failure giving rise to such payments is deemed to have occurred. Notwithstanding anything to the contrary herein or in the Registration Rights Agreement, in no event shall the Company be obligated to make a Public Information Failure Payment if such Public Information Failure resulted solely from the fraud, gross negligence or willful misconduct of the Subscriber or its stockholders, partners, members, officers, directors or employees.

4.10 Stockholder Approval.  The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be called as promptly as practicable after the date hereof, but in no event later than February 15, 2017, or such later date as agreed by the Company and the Subscriber (the “Stockholder Meeting Deadline”), a proxy statement (the “Proxy Statement”) at the expense of the Company, which shall be in a form reasonably acceptable to the Subscriber after review by Schulte Roth & Zabel LLP (which fees shall be borne by the Subscriber), soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions (the “Resolutions”) providing for the issuance of all of the Initial Capacity Shares and Subsequent Capacity Shares as described in the Transaction Documents in accordance with applicable law, the provisions of the Company’s certificate of incorporation and bylaws and the rules and regulations of the Principal Market (such affirmative approvals being referred to herein, collectively, as the “Stockholder Approval” and the date such approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Resolutions. The Company shall be obligated to use its reasonable best efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline. The Company shall file the Proxy Statement with the SEC on or prior to December 13, 2016.

4.11 Lock-Up.  For a period of three (3) years from the applicable Closing Date, the Subscriber shall not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Capacity Shares or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Capacity Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Capacity Shares or such other securities, in cash or otherwise (the “Lockup”). Notwithstanding the foregoing, the Subscriber may transfer Capacity Shares to any of its Affiliates, provided that such Affiliate(s) agree to be bound in writing by the restrictions set forth in this Section 4.11. For the avoidance of doubt, any shares of Common Stock held by the Subscriber prior to the date hereof and any shares of Common Stock that the Subscriber may from time to time acquire after the date hereof shall not be subject to the lock-up provisions of this Section 4.11.

4.12 Notice of Disqualification Events.  The Company will notify the Subscriber in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

4.13 Investment Company Status.  For so long as the Subscriber holds any Capacity Shares, the Company will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

4.14 Break-Up Fee.  In the event the Company does not obtain the Stockholder Approval by the Stockholder Meeting Deadline, the Company shall promptly pay the Subscriber, in cash by wire transfer of immediately available funds pursuant to wire instructions delivered by the Subscriber in writing to the Company, a break-up fee equal to $500,000, intended to cover the Subscriber's expenses and the time devoted by the Subscriber's personnel in connection with the negotiation and execution of the Transaction Documents and the Capacity and Services Agreement. In addition, the Company may elect not to consummate the Initial Closing if it enters into a Superior Agreement, provided that in such case the Company shall promptly pay the Subscriber, in cash by wire transfer of immediately available funds pursuant to wire instructions delivered by the Subscriber in writing to the Company, a break-up fee equal to $1,500,000 (and shall not be required to pay any break-up fee pursuant to the immediately preceding sentence or pursuant to Section 7.C of the Capacity and Services Agreement).

4.15 Registration Eligibility.  The Company shall be eligible to register the Registrable Securities for resale by the Subscriber using Form S-3 promulgated under the Securities Act on or prior to the Initial Filing Deadline (as defined in the Registration Rights Agreement).

ARTICLE V.
CLOSING CONDITIONS

5.1 Initial Closing.

(a) Conditions to the Subscriber’s Obligation to Close.  At the Initial Closing, the following conditions precedent shall have been satisfied in a manner satisfactory to the Subscriber:

(i) Representations and Warranties.  The representations and warranties of the Company set forth herein and in the Capacity and Services Agreement shall be true and correct in all respects as of the date when made and as of the Initial Closing Date as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents and the Capacity and Services Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. The Subscriber shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect in the form attached hereto as Exhibit C.

(ii) Transaction Documents.  The Company shall have duly executed and delivered to the Subscriber (i) each of the Transaction Documents to which it is a party and (ii) the Company shall have duly executed and delivered to the Subscriber the Initial Capacity Shares.

(iii) Legal Opinion.  The Subscriber shall have received the opinion of Winston & Strawn LLP, the Company’s outside counsel, dated as of the Initial Closing Date, in substantially the form of Exhibit D attached hereto.

(iv) Secretary’s Certificate.  The Company shall have delivered to the Subscriber a certificate, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3.1(b), including, without limitation, the Board Approvals, as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Subscriber, (ii) the Company’s Restated Certificate of Incorporation and (iii) the Company’s Bylaws, each as in effect at the Initial Closing, in the form attached hereto as Exhibit E.

(v) Capacity and Services Agreement.  The Company and the Imation RIA shall have duly executed and delivered to the Subscriber the Capacity and Services Agreement.

(vi) Listing.  The Common Stock (i) shall be designated for quotation or listed on an Eligible Market and (ii) shall not have been suspended, as of the Initial Closing Date, by the SEC or the applicable Eligible Market from trading on such Eligible Market nor shall suspension by the SEC have been threatened, as of the Initial Closing Date, in writing by the SEC.

(vii) Listing of Additional Shares.  The Company shall have submitted to the Principal Market a Listing of Additional Shares notification or such corresponding notification to such other applicable Eligible Market, if applicable, in connection with the transactions contemplated hereby and the applicable Eligible Market shall have approved, orally or in writing, the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Initial Capacity Shares, if applicable.

(viii) Stockholder Approval.  The Company shall have obtained the Stockholder Approval.

(ix) No MAE.  No Material Adverse Effect has occurred.

(x) Fairness Opinion.  The Company shall have received an opinion as to the fairness to the Company of the transaction contemplated by the Transaction Documents and the Capacity and Services Agreement from a financial point of view, issued by an independent accounting, appraisal or investment banking firm of national standing (the “Fairness Opinion”).

(xi) Good Standing.  The Company shall have delivered to the Subscriber a certificate evidencing the formation and good standing of the Company in the State of Delaware issued by the Secretary of State of such jurisdiction, as of a date within ten (10) days of the Initial Closing Date.

(xii) Consents and Approvals.  The Company shall have obtained all governmental, regulatory, corporate or third party consents and approvals, if any, necessary for the consummation of the transactions contemplated by the Transaction Documents and the Capacity and Services Agreement, including, without limitation, the issuance and sale of the Initial Capacity Shares.

(xiii) Payment of Certain Fees.  All fees, expenses and other amounts owed pursuant to that certain letter agreement dated as of April 29, 2016 by and between the Company and the Subscriber regarding Clinton Lighthouse Equity Strategies Fund (Offshore), Ltd. shall have been paid and the Company shall no longer owe any compensation to the Subscriber pursuant thereto.

(xiv) Other Documents.  The Company shall have delivered to the Subscriber such other documents relating to the transactions contemplated by this Agreement as to the Subscriber or its counsel may reasonably request.

(b) Conditions to the Company’s Obligation to Close.  At the Initial Closing, the following conditions precedent shall have been satisfied in a manner satisfactory to the Company:

(i) Representations and Warranties.  The representations and warranties of the Subscriber set forth herein and in the Capacity and Services Agreement shall be true and correct in all respects as of the date when made and as of the Initial Closing Date as though made at that time and the Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents and the Capacity and Services Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Initial Closing Date.

(ii) Transaction Documents.  The Subscriber shall have duly executed and delivered to the Company each of the Transaction Documents to which it is a party.

(iii) Stockholder Approval.  The Company shall have obtained the Stockholder Approval.

(iv) Fairness Opinion.  The Company shall have received the Fairness Opinion.

(v) Capacity and Services Agreement.  The Subscriber shall have duly executed and delivered to the Company and the Imation RIA the Capacity and Services Agreement.

5.2 Subsequent Closing.

(a) Conditions to the Subscriber’s Obligation to Close.  At the Subsequent Closing, the following conditions precedent shall have been satisfied in a manner satisfactory to the Subscriber:

(i) Representations and Warranties.  The representations and warranties of the Company set forth herein and in the Capacity and Services Agreement shall be true and correct in all respects as of the date when made and as of the Subsequent Closing Date as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents and the Capacity and Services Agreement to be performed, satisfied or complied with by the Company at or prior to the Subsequent Closing Date. The Subscriber shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Subsequent Closing Date, to the foregoing effect in the form attached hereto as Exhibit C.

(ii) Transaction Documents.  The Company shall have duly executed and delivered to the Subscriber (i) each of the Transaction Documents to which it is a party and (ii) the Company shall have duly executed and delivered to the Subscriber the Subsequent Capacity Shares.

(iii) Legal Opinion.  The Subscriber shall have received the opinion of Winston & Strawn LLP, the Company’s outside counsel, dated as of the Subsequent Closing Date, in substantially the form of Exhibit D attached hereto.

(iv) Secretary’s Certificate.  The Company shall have delivered to the Subscriber a certificate, executed by the Secretary of the Company and dated as of the Subsequent Closing Date, as to (i) the resolutions consistent with Section 3.1(b), including, without limitation, the Board Approvals, as adopted by the Company’s Board of Directors in a form reasonably acceptable to the Subscriber, (ii) the Company’s Restated Certificate of Incorporation and (iii) the Company’s Bylaws, each as in effect at the Subsequent Closing, in the form attached hereto as Exhibit E.

(v) Listing.  The Common Stock (i) shall be designated for quotation or listed on an Eligible Market and (ii) shall not have been suspended, as of the Subsequent Closing Date, by the SEC or the applicable Eligible Market from trading on such Eligible Market nor shall suspension by the SEC have been threatened, as of the Subsequent Closing Date, in writing by the SEC.

(vi) Listing of Additional Shares.  The Company shall have submitted to the Principal Market a Listing of Additional Shares notification or such corresponding notification to such other applicable Eligible Market in connection with the transactions contemplated hereby and the applicable Eligible Market shall have approved, orally or in writing, the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Subsequent Capacity Shares.

(vii) Stockholder Approval.  The Company shall have obtained the Stockholder Approval.

(viii) No MAE.  No Material Adverse Effect has occurred.

(ix) Fairness Opinion.  The Company shall have received the Fairness Opinion.

(x) Good Standing.  The Company shall have delivered to the Subscriber a certificate evidencing the formation and good standing of the Company in the State of Delaware issued by the Secretary of State of such jurisdiction, as of a date within ten (10) days of the Subsequent Closing Date.

(xi) Consents and Approvals.  The Company shall have obtained all governmental, regulatory, corporate or third party consents and approvals, if any, necessary for the consummation of the transactions contemplated by the Transaction Documents and the Capacity and Services Agreement, including, without limitation, the issuance and sale of the Subsequent Capacity Shares.

(xii) Other Documents.  The Company shall have delivered to the Subscriber such other documents relating to the transactions contemplated by this Agreement as to the Subscriber or its counsel may reasonably request.

(b) Conditions to the Company’s Obligation to Close.  At the Subsequent Closing, the following conditions precedent shall have been satisfied in a manner satisfactory to the Company:

(i) Representations and Warranties.  The representations and warranties of the Subscriber set forth herein and in the Capacity and Services Agreement shall be true and correct in all respects as of the date when made and as of the Subsequent Closing Date as though made at that time and the Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents and the Capacity and Services Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Subsequent Closing Date.

(ii) Transaction Documents.  The Subscriber shall have duly executed and delivered to the Company each of the Transaction Documents to which it is a party.

(iii) Stockholder Approval.  The Company shall have obtained the Stockholder Approval.

(iv) Fairness Opinion.  The Company shall have received the Fairness Opinion.

ARTICLE VI.
MISCELLANEOUS

6.1 Fees and Expenses.  Each party to this Agreement shall bear its own expenses in connection with the sale of the Capacity Shares to the Subscriber.

6.2 Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Subscriber, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Subscriber, and any amendment to this Agreement made in conformity with the provisions of this Section 6.2 shall be binding on the Subscriber and all holders of Capacity Shares. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Capacity Shares then outstanding. The Company has not, directly or indirectly, made any agreements with the Subscriber relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement and the Capacity and Services Agreement, the Subscriber has not made any commitment or promise or has any other obligation to the Company. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents.

6.3 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided under this Agreement shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (c) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, specifying next Business Day delivery or (d) upon actual receipt by the party to whom such notice is required to be given if delivered by hand, in each case properly addressed to the party to receive the same. The address for such notices and communications shall be as follows:

If to the Company:	Imation Corp. 1099 Helmo Avenue N, Suite 250 Oakdale, Minnesota 55128 Telephone: 651-340-8062 Attention: Tavis Morello, General Counsel Email: tmorello@imation.com
With copies (for information purposes only) to:	Winston & Strawn LLP 200 Park Avenue New York, New York 10166-4193 Telephone: (212) 294-5336 Facsimile: (212) 294-4700 Attention: Joel L. Rubinstein, Esq. Email: jrubinstein@winston.com
Weinberg Zareh & Geyerhahn LLP 45 Rockefeller Plaza, Suite 2000 New York, New York 10111 Attention: Seth B. Weinberg, Esq. Email: seth@wzgllp.com

If to the Transfer Agent	Wells Fargo Shareowner Services
1110 Centre Pointe Curve Suite 101
Mendota Heights MN 55120
MAC N9173-010
Telephone: 1-855-217-6361
Attention: Lindsey Fischer
Email: wfssrelationshipmanagement@wellsfargo.com
If to the Subscriber:	Clinton Group, Inc.
510 Madison Ave., 9th Floor
New York, New York 10022
Attention:  George Hall
               Daniel Strauss
Telephone: (212) 825-0400
Facsimile: (646) 346-5650
E-mail:    geh@clinton.com
dstrauss@clinton.com
With a copy (for information purposes only) to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: David Efron, Esq.
               Eleazer Klein, Esq.
Email:    david.efron@srz.com
eleazer.klein@srz.com

    , or to such other address, facsimile number and/or email address to the attention of such other Person as the recipient party has specified by written notice given to each other party two (2) days prior to the effectiveness of such change in accordance with this Section 6.3. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine or e-mail transmission containing the time, date, recipient facsimile number or e-mail address and an image of the first page of such transmission or (iii) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (a), (b), (c) or (d) above, respectively.

6.4 Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

6.5 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscriber. The Subscriber may assign its rights under this Agreement to any Person to whom the Subscriber assigns or transfers any Capacity Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Capacity Shares, by the provisions hereof and of the applicable Transaction Documents that apply to the Subscriber. Notwithstanding anything to the contrary herein, the Capacity Shares may be pledged in accordance with Section 4.1(b) hereof.

6.6 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee is an intended third party beneficiary of Section 4.7 and may enforce the provisions of such Section directly against the parties with obligations thereunder.

6.7 Governing Law; Venue; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.8 Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Capacity Shares, as applicable.

6.9 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) filed of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature page were an original thereof.

6.10 Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

6.11 Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Subscriber exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Subscriber may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.12 Remedies.  In addition to being entitled to exercise all rights provided herein, in any of the other Transaction Documents or granted by law, including recovery of damages, the Subscriber and the Company will be entitled to specific performance under the Transaction Documents. Any Person having any rights under any provision of this Agreement or in any of the other Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement or such other Transaction Documents and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under any of the Transaction Documents, any remedy at law may prove to be inadequate relief to the Subscriber. The Company therefore agrees that the Subscriber shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

6.13 Payment Set Aside.  To the extent that the Company makes a payment or payments to the Subscriber hereunder or pursuant to any of the other Transaction Documents or the Subscriber enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any of its Subsidiaries by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.14 Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.15 Dispute Resolution.  In the case of a dispute as to the determination of the Closing Bid Price or Weighted Average Price, the Company shall submit the disputed determinations via facsimile or electronic mail within three (3) Business Days of the event giving rise to such dispute to the Subscriber. If the Subscriber and the Company are unable to agree upon such determination of the Closing Bid Price or Weighted Average Price, within three (3) Business Days of such disputed determination being submitted to the Subscriber, then the Company shall, within three (3) Business Days submit via facsimile or electronic mail the disputed determination of the Closing Bid Price or Weighted Average Price to an independent, reputable investment bank selected by the Subscriber and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed. The Company shall cause at its expense the investment bank to perform the determinations and notify the Company and the Subscriber of the results no later than five (5) Business Days from the time it receives the disputed determinations. Such investment bank’s determination shall be binding upon all parties absent demonstrable error.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Subscriber and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

IMATION CORP.

By:	/s/ Robert B. Fernander Name: Robert B. Fernander Title: Interim Chief Executive Officer

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Subscriber and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

CLINTON GROUP, INC.

By:	/s/ George Hall Name: George Hall Title: Chief Executive Officer

[Signature Page to Subscription Agreement]

EXHIBITS

Exhibit A	Form of Capacity and Services Agreement
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Officer’s Certificate
Exhibit D	Form of Opinion of Company Counsel
Exhibit E	Form of Secretary’s Certificate

EXHIBIT A

Form of Capacity and Services Agreement

CAPACITY AND SERVICES AGREEMENT

By and Among

CLINTON GROUP, INC., IMATION CORP. AND GLASSBRIDGE ASSET MANAGEMENT, LLC

           , 2017

CAPACITY AND SERVICES AGREEMENT, dated as of            , 2017, by and among:

CLINTON GROUP, INC., a Delaware corporation (the “Service Provider”);

IMATION CORP., a Delaware corporation (“Imation”); and

GLASSBRIDGE ASSET MANAGEMENT, LLC, a Delaware limited liability company (“Imation RIA”).

WITNESSETH:

WHEREAS, Imation RIA intends to manage certain assets of Imation and certain assets of third party clients (“Imation Capital”); and

WHEREAS, Imation RIA desires to retain the Service Provider to provide certain services and investment capacity to Imation RIA, and the Service Provider desires to provide such services and investment capacity to Imation RIA, in accordance with the terms and conditions of the Transaction Documents (as defined below);

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Service Provider, Imation and Imation RIA (the “Parties” and each a “Party”) agree as follows:

1.	DEFINITIONS.

In this Agreement, the following words and phrases shall have the following respective meanings, unless the context otherwise requires.

“Account” shall have the meaning set forth in Section 10.A.

“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder.

“Affiliate” shall mean as to any Person, any other Person, that controls, is controlled by, or is under common control with, such Person. For these purposes, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Capacity and Services Agreement, dated as of            , 2017, by and among the Service Provider, Imation and Imation RIA.

“Bloomberg” means Bloomberg Financial Markets.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capacity” shall have the meaning set forth in Section 3.B.

“Capacity Expansion” shall have the meaning set forth in Section 3.B.

“Capacity Extension” shall have the meaning set forth in Section 3.B.

“Capacity-Related Consultation Services” shall have the meaning set forth in Section 4.A.

“Clinton Fund” shall have the meaning set forth in Section 3.B.

“Clinton Indemnified Party” shall have the meaning set forth in Section 11.C.

“Common Stock” means (a) Imation’s shares of Common Stock, par value $0.01 per share, and (b) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Confidential Information” shall have the meaning set forth in Section 10.A.

“Designated Persons” shall have the meaning set forth in Section 10.B.

“Disclosing Party” shall have the meaning set forth in Section 10.A.

“Governmental Authority” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, commissioner, bureau, tribunal, instrumentality, official, ministry, fund, foundation, center, organization, board, unit, body or Person and any court or other tribunal); or (d) regulatory or self-regulatory organization.

“Imation” shall have the meaning set forth in the preamble of this Agreement.

“Imation Board Approval” shall mean the approval of the board of directors of Imation, with any directors who are interested in this Agreement or the transactions contemplated hereby or otherwise in the matter being approved recusing themselves from the discussion and voting on such matter.

“Imation Capital” shall have the meaning set forth in the recitals to this Agreement.

“Imation Indemnified Party” shall have the meaning set forth in Section 11.D.

“Imation RIA” shall have the meaning set forth in the preamble of this Agreement.

“Imation RIA Launch-Related Services” shall have the meaning set forth in Section 4.B.

“Initial Closing Date” shall have the meaning set forth in the Subscription Agreement.

“Initial Term” shall have the meaning set forth in Section 3.B.

“Invested Equity” shall mean the aggregate gross asset value of the funds made available to the Service Provider by Imation and Imation RIA for discretionary management by the Service Provider, taking into account net capital appreciation and net capital depreciation thereon, and disregarding any leverage applied to such funds.

“Lien” means any mortgage, deed of trust, lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Losses” shall have the meaning set forth in Section 11.C.

“Party” and “Parties” shall have the meanings set forth in the recitals to this Agreement.

“Person” shall mean any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof in their capacity as such) or other entity (including any governmental entity) organized under the laws of (or, in the case of individuals, resident in) any jurisdiction.

“Principal Market” means The New York Stock Exchange.

“Proceeding” shall mean an action, claim, suit, inquiry, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the applicable Party’s knowledge, threatened in writing.

“Registration Rights Agreement” means a Registration Rights Agreement between the Service Provider and Imation, in the form attached hereto as Exhibit A to the Subscription Agreement.

“Required Approvals” shall have the meaning set forth in Section 8.A.e.

“Revenue Share Transaction” shall have the meaning set forth in Section 6.

“SEC” shall mean the United States Securities and Exchange Commission.

“Service Provider” shall have the meaning set forth in the preamble of this Agreement.

“Services” means the Investment Management Services, the Capacity-Related Consultation Services and the Imation RIA Launch-Related Services.

“Subscription Agreement” means the subscription agreement between the Service Provider and Imation dated as of November   , 2016.

“Subsidiary” means any joint venture or entity in which Imation, directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

“Transaction Documents” means this Agreement, the Subscription Agreement, the Registration Rights Agreement and any other documents, certificates or agreements executed or delivered in connection with the transactions contemplated hereby and thereby, including without limitation any further agreements entered into between the Service Provider and Imation RIA pursuant to which Invested Equity is invested in accordance with this Agreement.

2.	APPOINTMENT OF SERVICE PROVIDER; GOVERNANCE AND MANAGEMENT OF IMATION RIA.
A.	Appointment of Service Provider. Imation RIA hereby appoints the Service Provider to provide the Services and the Capacity to Imation RIA, and the Service Provider hereby agrees to provide the Services and the Capacity to Imation RIA, in accordance with this Agreement.
B.	Imation RIA Governance and Management. Upon the Initial Closing Date, Imation RIA’s initial board of directors will be comprised of Joseph De Perio, Daniel Strauss, Donald H. Putnam, Alex Spiro and one additional or substitute director, as shall be mutually agreed upon by the Parties in a separate writing. The Service Provider shall, upon request from Imation RIA, provide reasonable assistance and consultation to Imation RIA regarding the selection and retention of the executive management team for Imation RIA. For the avoidance of doubt, Imation RIA will determine the leverage and underlying strategies in which the Imation Capital is invested, and will have complete discretion over how the Imation Capital will be invested and the structure in which it will be held, provided that the provision of Investment Management Services by the Service Provider shall be subject to the terms of this Agreement, including without limitation Section 3A. The Imation Capital, including the Invested Equity, may be held in one or more private investment funds or similar investment vehicles managed by Imation RIA and/or one or more separately managed accounts managed by Imation RIA. The Imation Capital may utilize a single investment strategy or a combination of investment strategies.
3.	INVESTMENT MANAGEMENT SERVICES; CAPACITY
A.	Investment Management Services. During the Term, Imation RIA may place under the Service Provider’s management from time to time, subject at all times to the supervision of the Service Provider, the Invested Equity which shall be held in a private investment fund or a similar investment vehicle sponsored by Imation RIA or a managed account established by Imation RIA, subject to the terms of this Agreement, with terms not specified in this Agreement to be as mutually agreed in writing by the Parties. The services provided by the Service Provider with respect to such Invested Equity pursuant to this Agreement are referred to herein as the “Investment Management Services.”

If and to the extent Imation RIA requests the Service Provider to provide Investment Management Services for Invested Equity, the Service Provider shall, subject to the supervision of Imation RIA, manage such Invested Equity, on a discretionary basis, using the Service Provider’s quantitative equity strategy, split evenly between long and short, with a leverage ratio not to exceed 5X per side, unless otherwise approved by the Service Provider and Imation RIA in writing (subject to Imation Board Approval).

Imation RIA shall give the Service Provider at least 45 days’ prior written notice of the date that it first allocates Invested Equity to the Service Provider so that the Service Provider may attend to the necessary arrangements to manage the Invested Equity. Imation RIA shall give the Service Provider prior written notice of all additional contributions of Invested Equity to the Service Provider’s management.

The Service Provider agrees that it shall not knowingly accept any investments in any investment vehicle or account managed by the Service Provider or any of its Affiliates directly from Imation

RIA’s third party clients with whom the Service Provider does not have a pre-existing relationship, without the prior written consent of Imation RIA.

At all times during the Term, the Service Provider shall maintain sufficient personnel and facilities to perform its obligations under this agreement in accordance with industry standards.

B.	Capacity. Subject to the exceptions set forth below in this paragraph, the Invested Equity shall not exceed $1 billion in the aggregate (the “Capacity”). For the avoidance of doubt, Imation’s current investment in Clinton Lighthouse Equity Strategies Fund (Offshore), Ltd. (the “Clinton Fund”), as the amount of such investment is adjusted to reflect net profits, losses, redemptions and subscriptions, counts towards Imation’s and Imation RIA’s usage of the Capacity.

Imation RIA shall be permitted to cause the Invested Equity to exceed the Capacity by any amount up to an additional $500 million for a maximum Capacity of up to $1.5 billion upon Imation Board Approval and at least 45 days prior written notice to the Service Provider (the “Capacity Expansion”). The Capacity rights shall survive for up to five years from the Initial Closing Date (the “Initial Term”); provided that Imation RIA will have the option to extend the Capacity for two subsequent one-year periods upon Imation Board Approval and at least 45 days’ prior written notice to the Service Provider (individually, each a “Capacity Extension,” collectively, the “Capacity Extensions”; the Initial Term and the Capacity Extensions, to the extent triggered, are collectively referred to as the “Term”).

In the event that the Invested Equity (for the avoidance of doubt, including returns from such investment) must be reduced in order to avoid exceeding the Capacity, (i) Imation’s assets will be withdrawn before the capital of Imation RIA’s third party investors is withdrawn, (ii) the Service Provider shall identify and offer capacity in other strategies managed by the Service Provider at commercially reasonable rates no greater than would be charged another client of Service Provider having the same amount invested as such excess, and (iii) at the election of Imation RIA, its third party clients may continue to invest with the Service Provider such that the Capacity is exceeded, provided only that such excess capacity shall be provided by the Service Provider as needed on commercially reasonable terms at no greater fees and performance compensation than would be charged to another client of the Service Provider having the same amount invested as such excess.

The calculation of the amount of Capacity utilized shall be based on the fair value of the Invested Equity, as calculated by a nationally recognized third-party fund administrator (“Administrator”), in consultation with the Service Provider, and in accordance with the Service Provider’s valuation policies and U.S. generally accepted accounting principles, as issued and amended from time to time. For the avoidance of doubt, the Administrator shall be a third-party service provider to Imation RIA. Imation RIA shall have the right to review (i) the Service Provider’s valuation policies and/or (ii) the valuation of any specific investment. The Service Provider will provide Imation RIA with a written estimate of the amount of Capacity utilized based on the Administrator’s valuation of Invested Equity on a monthly basis, as soon as reasonably practicable following its receipt of the Administrator’s calculation of fair value of the Invested Equity.

4.	SCOPE OF SERVICES.
A.	Capacity-Related Consultation Services. During the Term and for a 3-month transition period thereafter, upon the request of Imation RIA, the Service Provider will consult with Imation RIA regarding operational, management and other matters relating to the enumerated responsibilities of Imation RIA set forth in this Section 4.A, solely to the extent that the following directly relate to Imation RIA’s use of the Capacity. Imation RIA and its third party service providers shall in all cases, remain solely responsible for the following: (i) account reconciliation, (ii) P&L reporting, (iii) position monitoring, (iv) cash management, (v) collateral management, (vi) liaising with the administrator, counsel and auditor engaged by Imation RIA, (vii) fund formation documentation, (viii) regulatory filing assistance, (ix) IT support and maintenance and (x) investor relations (such services, the “Capacity-Related Consultation Services”). For the avoidance of doubt, the Service Provider shall have no responsibility for the management, compliance, operation and administration of Imation RIA.
B.	Imation RIA Launch-Related Services. Upon the request of Imation RIA, the Service Provider will consult with Imation RIA regarding Imation RIA’s management and compliance functions for up to one year commencing no later than 90 days from the date hereof (such services, the “Imation RIA Launch-Related Services”), provided that Imation RIA shall remain solely responsible for such functions.
C.	Meetings with Imation RIA. During the Term, at the request of Imation RIA, the Service Provider shall make one of its representatives available to address questions that Imation RIA may have regarding the Service Provider’s obligations with respect to the Capacity and/or the Services.
D.	Provision of Information. The Service Provider shall furnish such reports, evaluations, certifications, financial statements, information or analyses to Imation RIA with respect to the Invested Equity as Imation RIA and the Service Provider may agree following Imation RIA’s request from time to time. For the avoidance of doubt, the Service Provider is not obligated to provide Imation RIA with any information with respect to any discretionary investment funds or accounts managed by the Service Provider or its Affiliates (whether discretionary or non-discretionary) of the Service Provider’s other individual or institutional clients. Imation RIA acknowledges and agrees that the Service Provider shall provide the types of information described above to Imation RIA only to the extent that such provision does not conflict with confidentiality agreements, confidentiality considerations or privacy requirements.
E.	No Legal Advice. The Parties (i) agree that the Services provided by the Service Provider pursuant to this Agreement shall not constitute legal advice, and (ii) acknowledge that Imation RIA shall consult with its legal, tax or other advisors, as deemed necessary in its discretion.
F.	Exclusivity. During the Initial Term (and any Capacity Extension) the Service Provider will not provide opportunities or services substantially similar to the Capacity-Related Consultation Services (regardless of pricing) to any other publicly traded or quoted entity, or any Affiliate thereof.
5.	COMPENSATION AND EXPENSES.
A.	Compensation.

As consideration for the Capacity and the Services, the Parties shall enter into, and perform their respective obligations set forth in, the other Transaction Documents, which obligations include the obligation for Imation to make the following payments:

(i)	Imation shall issue to the Service Provider 12,500,000 shares of Common Stock (as adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction occurring after the date hereof) on the Initial Closing Date, pursuant to, and subject to the terms and conditions of, the Subscription Agreement.
(ii)	If Imation RIA triggers the Capacity Expansion, Imation shall issue to the Service Provider 2,500,000 shares of Common Stock (as adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction occurring after the date hereof) within 10 Business Days of receipt of an invoice from the Service Provider, pursuant to, and subject to the terms and conditions of, the Subscription Agreement.
(iii)	If Imation RIA triggers the first Capacity Extension, Imation shall pay the Service Provider $1.75 million for the first Capacity Extension ($2.5 million if Imation RIA has previously opted for the Capacity Expansion) within 10 Business Days of receipt of an invoice from the Service Provider. Further, if Imation RIA triggers the second Capacity Extension, Imation shall pay the Service Provider an additional $1.75 million for the first Capacity Extension ($2.5 million if Imation RIA has previously opted for the Capacity Expansion) within 10 Business Days of receipt of an invoice from the Service Provider.

B.	No Other Fees. Except as provided in Section 5.A., none of the Service Provider or its Affiliates shall be entitled to any asset-based fee, performance-based fee or any other fee or form of compensation, payable in cash or Common Stock, from Imation, Imation RIA or their Affiliates, for its provision of the Capacity and the Services, nor shall the Invested Equity be subject to any asset-based fee, performance-based fee/allocation or any other fee payable or allocable to the Service Provider or its Affiliate(s) from the Clinton Fund. Nothing in this Agreement shall be construed as prohibiting any Party from pursuing any remedies available at law or in equity for breach or threatened breach, including the recovery of damages.
C.	Expenses. Each of the Parties shall pay its own legal and other expenses relating to the negotiation and execution of this Agreement. The Service Provider shall bear its own operating and overhead expenses, including any expenses attributable to the Capacity and Services provided hereunder (such as salaries, bonuses, rent, office, utilities and administrative expenses, depreciation and amortization, and auditing expenses), and Imation RIA shall not be responsible for such expenses. Except to the extent constituting operating and overhead expenses of the Service Provider, Imation RIA will be responsible for, and will promptly reimburse the Service Provider for, the following reasonable third-party direct expenses borne by the Service Provider attributable to its performance of the Services and provision of the Capacity: legal, marketing, administrative and accounting costs and expenses and research costs and expenses excluding data.
6.	[RESERVED]
7.	TERM AND TERMINATION.
A.	This Agreement shall commence as of the date hereof and, subject to the rights of the Parties to terminate this Agreement as set forth below, shall remain in full force and effect until the termination of the Term; provided that Sections 10 through 14 and 18 through 20 hereof shall survive any termination of this Agreement, including any termination contemplated under Sections 7.B and 7.C below.
B.	Notwithstanding Section 7.A above, Imation and Imation RIA may terminate this Agreement at any time upon 30 days prior written notice to the Service Provider upon the occurrence of any of the following events: (i) if the Service Provider’s registration as an investment adviser with the SEC is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect; (ii) if the Service Provider sells or otherwise transfers its advisory business, or all or a substantial portion of its assets, all or a substantial portion of its trading systems or methods, or its goodwill, to any individual or entity that is not an Affiliate of the Service Provider; (iii) if the Service Provider fails in a material manner to perform any of its obligations under this Agreement or the other Transaction Documents and, after being given written notice thereof by Imation RIA, fails to cure such breach within 30 days of such notice, (iv) if the Service Provider engages in any act of fraud or embezzlement in connection with the Services; (v) the Service Provider’s gross negligence or willful misconduct in connection with the Services; or (vi) the Service Provider makes a general assignment for the benefit of its creditors, institutes proceedings to be adjudicated voluntarily bankrupt, consents to the filing of a petition of bankruptcy against it, is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent, seeks reorganization under any bankruptcy law or consents to the filing of a petition seeking such reorganization or has a decree entered against it by a court of competent jurisdiction appointing a receiver liquidator, trustee, or assignee in bankruptcy or in insolvency; provided that in the event that Imation and Imation RIA terminate this Agreement in accordance with clause (i) or clause (vi) of this paragraph, the Service Provider shall promptly pay to Imation, in cash by wire transfer of immediately available funds pursuant to wire instructions delivered by Imation in writing to the Service Provider, an amount equal to $2,000,000.
C.	Notwithstanding Section 7.A above, the Service Provider may terminate this Agreement at any time upon reasonable prior written notice to Imation RIA upon the occurrence of any of the following events: (i) a breach of Section 8.A.g or 8.A.h; (ii) if, at such time when Imation RIA is required under applicable state law or the Advisers Act to be registered as an investment adviser, Imation RIA is not so registered or, if after and during such time when Imation RIA is required to be registered as an investment adviser, Imation RIA’s registration with the applicable state securities authority or the SEC is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect; (iii) if Imation RIA sells or otherwise transfers its advisory business, or all or a substantial portion of its assets, all or a substantial portion of its trading systems or methods, or its goodwill, to any individual or entity that is not an Affiliate of Imation; (iv) if Imation or Imation RIA fails in a material manner to perform any of its obligations under the Transaction Documents and, after being given written notice thereof by the Service Provider, fails to cure such breach within 30 days of such notice; or (v) Imation or Imation RIA makes a general assignment for the benefit of its creditors, institutes proceedings to be adjudicated voluntarily bankrupt, consents to the filing of a petition of bankruptcy against it, is adjudicated by a court of competent jurisdiction as being bankrupt or insolvent, seeks reorganization under any bankruptcy law or consents to the filing of a petition seeking such reorganization or has a decree entered against it by a court of competent jurisdiction appointing a receiver liquidator, trustee, or assignee in bankruptcy or in insolvency.
8.	REPRESENTATIONS, WARRANTIES AND COVENANTS.
A.	Each of Imation and Imation RIA, as set forth below, hereby represents, warrants and covenants to the Service Provider that:
(a)	Imation RIA (i) has the sole discretion and responsibility to direct the allocation of the Invested Equity, and (ii) has received a copy of the Service Provider’s Form ADV Part 2 prior to its execution of this Agreement.
(b)	Imation RIA has the sole responsibility for all aspects of its business, including management, compliance, operation and administration, and has retained the Service Provider to provide it with the Services as set forth herein.
(c)	Each of Imation and Imation RIA has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations hereunder and thereunder. Other than the Required Approvals, as defined below, the execution and delivery by Imation and Imation RIA of this Agreement and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of Imation and Imation RIA, and no further consent or action is required by Imation or its board of directors. This Agreement has been duly executed by, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of, Imation and Imation RIA, enforceable against Imation and Imation RIA, in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.
(d)	The execution, delivery and performance of this Agreement by Imation and Imation RIA and the consummation by Imation and Imation RIA of the transactions contemplated hereby, do not and will not (i) conflict with or violate any provision of Imation’s or Imation RIA’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture or instrument to which Imation or Imation RIA is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which Imation or Imation RIA is subject (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market); except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Imation or Imation RIA to perform fully on a timely basis its obligations under this Agreement.

(e)	Neither Imation nor Imation RIA is required to obtain any consent, waiver, authorization, permit or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by Imation and Imation RIA of this Agreement, other than any filings required in connection with Imation RIA’s registration with the SEC or any state securities authority as a registered investment adviser, such filings with the SEC and pursuant to state securities laws as may be required in the determination of its counsel and other than any filings that may be required under the Registration Rights Agreement (collectively, the “Required Approvals”). All Required Approvals have been obtained or effected timely, and neither Imation nor Imation RIA are aware of any facts or circumstances which might prevent Imation or Imation RIA from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Imation RIA is registered as an investment adviser to the extent required by applicable state law and the Advisers Act and shall remain so registered throughout the Term.
(f)	To the best of Imation’s and Imation RIA’s knowledge, there has not been and there is not pending any Proceeding to which Imation or Imation RIA is or was a party, or to which any of the assets of Imation or Imation RIA are or were subject and which resulted in or would reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or business of Imation or Imation RIA.
(g)	The conduct of the business of Imation RIA, its investment advisory affiliates, and the vehicles and accounts managed by Imation RIA, complies, and shall at all times comply, with applicable law, except where the failure to so comply would not reasonably be expect to have a material adverse effect on the Service Provider, Imation RIA, its investment advisory affiliates, or the vehicles or accounts managed by Imation RIA.
(h)	Each of Imation and Imation RIA shall inform the Service Provider promptly as soon as Imation or Imation RIA is notified that it has become subject to a Proceeding materially affecting (or which may, with the passage of time, materially affect) the business of Imation or Imation RIA.
(i)	Imation RIA represents, warrants and covenants that the Invested Equity shall not, and, for the duration of this Agreement, such Invested Equity will not constitute “plan assets” for the purpose of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended and any regulations promulgated thereunder, without the prior written consent of the Service Provider.
(j)	Imation RIA represents, warrants and covenants that the Invested Equity shall not, and, for the duration of this Agreement, such Invested Equity will not constitute assets of an investment company registered under the U.S. Investment Company Act of 1940, as amended, without the prior written consent of the Service Provider.
(k)	Each of Imation and Imation RIA understands that the representations, warranties, agreements, undertakings and acknowledgments made by Imation and Imation RIA in this Agreement shall be relied upon by the Service Provider for its compliance with various securities laws. If this Agreement or the Services contemplated herein gives rise to any compliance obligations for the Service Provider other than its requirement to be a registered investment adviser, each of Imation and Imation RIA shall upon reasonable request by the Service Provider cooperate with the Service Provider to address and resolve any such issues in good faith.
(l)	Each of Imation and Imation RIA shall inform the Service Provider promptly if Imation, Imation RIA or any of their respective officers becomes aware of any change in the foregoing representations, warranties and covenants, or of any material breach of this Agreement by Imation.

B.	The Service Provider hereby represents, warrants and covenants to Imation and Imation RIA that:
(a)	The Service Provider is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Service Provider of this Agreement and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Service Provider. This Agreement has been duly executed by the Service Provider, and, when delivered by the Service Provider in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Service Provider, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(b)	The execution, delivery and performance of this Agreement by the Service Provider and the consummation by the Service Provider of the transactions contemplated hereby does not and will not (i) conflict with or violate any provision of the Service Provider’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, indenture or instrument to which the Service Provider is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Service Provider is subject (including, without limitation, foreign, federal and state securities laws and regulations); except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Service Provider to perform its obligations thereunder.
(c)	The Service Provider (i) has all federal, state and foreign governmental, regulatory and exchange licenses, approvals and memberships and has effected all filings and registrations with federal, state and foreign governmental and regulatory agencies required to perform its obligations under this Agreement and to at all times comply in all respects with all applicable laws, rules and regulations, and (ii) shall maintain all such registrations, licenses, approvals and memberships to the extent that the failure to so comply would have a materially adverse effect on the Service Provider’s ability to act as described herein.
(d)	To the best of the Service Provider’s knowledge, there has not been and there is not pending any Proceeding to which the Service Provider is or was a party, or to which any of the assets of the Service Provider are or were subject and which resulted in or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Service Provider.
(e)	The Service Provider shall inform Imation and Imation RIA promptly as soon as the Service Provider is notified that it has become subject to a Proceeding materially affecting (or which may, with the passage of time, materially affect) the business of the Service Provider.
(f)	The Service Provider understands that the representations, warranties, agreements, undertakings and acknowledgments made by the Service Provider in this Agreement shall be relied upon by Imation and Imation RIA for their compliance with various securities laws.
(g)	The Service Provider shall inform Imation or Imation RIA promptly if the Service Provider or any of its officers becomes aware of any change in the foregoing representations, warranties and covenants, or of any material breach of this Agreement by the Service Provider.

9.	INDEPENDENT CONTRACTOR.

For all purposes of this Agreement, the Service Provider shall be an independent contractor and not an employee or dependent agent of Imation RIA; nor shall anything herein be construed as making Imation RIA a partner or co-venturer with the Service Provider or any of its Affiliates or clients. Except as expressly provided in this Agreement, the Service Provider shall have no authority to bind, obligate or represent Imation RIA.

10.	CONFIDENTIALITY AND DATA PROTECTION.
A.	Each Party covenants that, subject to the proviso at the end of this sentence, during the effectiveness of this Agreement and for two (2) years following the termination of this Agreement in accordance with its terms, it will (a) hold in strictest confidence non-public and proprietary information, whether written, oral or otherwise, recorded and transmitted by any means, relating to this Agreement or received by a Party from the Disclosing Party (as defined below) or its Affiliates (whether or not marked as confidential), including, without limitation, the terms hereof; trade secrets of the Disclosing Party; software of the Disclosing Party; proprietary technology of the Disclosing Party; information relating to historical and current performance, investments, processes, procedures, clients, investors, trading positions, models, financial and investment strategies, and other activities of the Disclosing Party or its Affiliates and any accounts or vehicles managed by any Disclosing Party (each, an “Account”); the terms and structure of each Account; the clients of or Accounts managed by any Disclosing Party or its Affiliates; organizational, financial, accounting, operational or other information relating to the Disclosing Party or its Affiliates or its Accounts and their respective directors, officers, members, partners, shareholders, affiliates, employees, agents, representatives or service providers; information relating to transactions hereunder considered and/or effected by either Party; the business, policies, and plans of Imation and/or the Service Provider, and any other aspects of the Parties’ performance or compensation under this Agreement (“Confidential Information”), whether received prior or subsequent to the execution of this Agreement; (b) exercise reasonable care to safeguard the confidentiality of the Confidential Information under all circumstances; (c) not disclose Confidential Information to any third party without the express written consent of the Party that initially disclosed the same (“Disclosing Party”); (d) not use the Confidential Information for any purpose other than to fulfill its obligations pursuant to this Agreement or, with respect to Imation or any of its Designated Persons (as defined below), for evaluation or investment purposes, and (e) not use the Disclosing Party’s Confidential Information to copy or reverse engineer, or attempt to derive the composition or underlying information or structure of the Disclosing Party; provided, that the restriction set forth in this clause (e) shall survive the termination of this Agreement indefinitely. Notwithstanding the foregoing, “Confidential Information” does not include any information which: (i) is in the public domain at the time of disclosure or becomes available thereafter to the public without restriction, and in either case not as a result of the act or omission of the receiving party; (ii) is rightfully obtained by the receiving party from a third party without restriction as to disclosure pursuant to applicable law or written agreement; (iii) is lawfully in the possession of the receiving party at the time of disclosure by the Disclosing Party and not otherwise subject to restriction on disclosure by written agreement; (iv) is approved for disclosure by prior written authorization of the Disclosing Party; or (v) is demonstrated by the receiving party to have been previously developed independently and separately by the receiving party without use of the Disclosing Party’s Confidential Information.
B.	Each Party agrees to restrict the disclosure of Confidential Information to its partners, directors, officers, employees, representatives, advisors or service providers that (a) “need to know” and (b) have an employment, contractual or professional duty to keep Confidential Information confidential (collectively the “Designated Persons”) and to cause the Designated Persons to hold Confidential Information in strictest confidence. Each Party shall be responsible for any breach of this Section 10 by any of its Designated Persons.

C.	When disclosure of Confidential Information of the Disclosing Party is required by law (including legal process), governmental regulation (including, without limitation, any applicable securities exchange regulations), any self-regulatory, regulatory or taxing authority having jurisdiction over either Party, the receiving party required to disclose such Confidential Information shall, to the extent permitted by law or regulation, promptly give the Disclosing Party notice of such requirements and, to the extent reasonable under the circumstances and permitted by law or regulation, (i) consult with the Disclosing Party in advance of disclosure as to the form, nature, and purpose of such disclosure, (ii) only disclose such Confidential Information as is required to be disclosed by applicable laws, (iii) to the extent permissible, request to restrict the further disclosure of the Confidential Information required to be disclosed, and (iv) cooperate in any legal action initiated by the Disclosing Party, provided that such cooperation shall not be unduly burdensome, to seek a protective order to prevent such disclosure.
D.	Each Party shall only use the other Parties’ names, in any written materials or oral discussion (in connection with the Invested Equity or this Agreement) with the other Parties’ prior written consent, which shall not be unreasonably withheld, save for the documentation or other communications which are for the other Parties’ internal purposes only, unless required for legal or regulatory reasons, or required by the other Party’s advisors and/or service providers in order to render service to such Party.
11.	SCOPE OF LIABILITY; INDEMNIFICATION.
A.	No Clinton Indemnified Party (as defined in Section 11.C below) shall be liable, responsible or accountable in damages or otherwise to Imation or its shareholders for any action taken or failure to act on behalf of Imation within the scope of the Services to be provided by the Service Provider pursuant to this Agreement, unless such action or omission was performed or omitted fraudulently, or constituted willful misconduct or gross negligence.
B.	No Imation Indemnified Party (as defined in Section 11.D below) shall be liable, responsible or accountable in damages or otherwise to the Service Provider or its Affiliates for any action taken or failure to act pursuant to this Agreement, unless such action or omission was performed or omitted fraudulently, or constituted willful misconduct or gross negligence.
C.	Imation will, to the maximum extent permitted under applicable law, indemnify and hold harmless the Service Provider, any Person controlling, controlled by or under common control with the Service Provider or any of its Affiliates and each of their respective members, partners, principals, managers, officers, employees, agents, consultants and the legal representatives of any of them (each, a “Clinton Indemnified Party”), from and against any loss or expense suffered or sustained by a Clinton Indemnified Party arising out of the Services and/or Capacity provided hereunder, including, without limitation, any judgment, settlement, attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened Proceeding (collectively, “Losses”), provided that such Losses did not result from the fraud, gross negligence or willful misconduct of a Clinton Indemnified Party. Clinton Indemnified Parties will be indemnified with respect to gross negligence, dishonesty or bad faith of any broker or agent of such Clinton Indemnified Party, provided that such broker or agent was selected, engaged or retained by such Clinton Indemnified Party in good faith. Imation will advance to any Clinton Indemnified Party attorneys’ fees and other costs and expenses incurred in connection with the defense of any Proceeding for which such Clinton Indemnified Party is entitled to be indemnified by Imation pursuant to this Agreement; provided, that it receive a written acknowledgement in form and substance reasonably acceptable to Imation that such Clinton Indemnified Party shall promptly repay to Imation the amount of any such advance paid to it if it shall be determined by a court order that such Clinton Indemnified Party was not entitled to be indemnified by Imation in connection with such action or proceeding. The Clinton Indemnified Parties may consult with counsel and accountants in respect of the services provided to Imation hereunder, and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants, provided that they will have been selected in good faith. The foregoing provisions will survive the termination of this Agreement.

D.	The Service Provider will, to the maximum extent permitted under applicable law, indemnify and hold harmless Imation, Imation RIA, their Affiliates and each of their respective members, partners, principals, managers, officers, employees, agents, consultants and the legal representatives of any of them (each, an “Imation Indemnified Party”), from and against any Losses suffered or sustained by an Imation Indemnified Party arising out of the fraud, gross negligence or willful misconduct of a Clinton Indemnified Party. The Service Provider and/or its Affiliate(s) will advance to any Imation Indemnified Party attorneys’ fees and other costs and expenses incurred in connection with the defense of any Proceeding for which such Imation Indemnified Party is entitled to be indemnified by the Service Provider pursuant to this Agreement; provided, that they/it receive a written acknowledgement in form and substance reasonably acceptable to the Service Provider and/or its Affiliate(s) that such Imation Indemnified Party shall promptly repay to the Service Provider and/or its Affiliate(s) the amount of any such advance paid to it if it shall be determined by a court order that such Imation Indemnified Party was not entitled to be indemnified by the Service Provider in connection with such Proceeding. The Imation Indemnified Parties may consult with counsel and accountants in respect of its obligations under this Agreement, and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants, provided that they will have been selected in good faith. The foregoing provisions will survive the termination of this Agreement.
E.	Notwithstanding any of the foregoing to the contrary, the provisions of this Section 11 will not be construed so as to provide for the indemnification of any Clinton Indemnified Party or any Imation Indemnified Party for any liability (including liability under U.S. Federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but will be construed so as to effectuate the foregoing provisions to the fullest extent permitted by law.
12.	ENTIRE AGREEMENT; AMENDMENTS.

This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Service Provider, Imation, Imation RIA, their respective Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the Parties with respect to the matters covered herein and therein. There are no representations, promises, warranties or undertakings, other than as set forth or referred to herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by Imation, Imation RIA and the Service Provider, and any amendment to this Agreement made in conformity with the provisions of this Section 12 shall be binding on the Service Provider. No provision hereof may be waived other than by an instrument in writing signed by the Party against whom enforcement is sought. Neither Imation nor Imation RIA has, directly or indirectly, made any agreements with the Service Provider relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, each of Imation and the Imation RIA confirms that, except as set forth in the Transaction Documents, the Service Provider has not made any commitment or promise or has any other obligation to Imation or the Imation RIA. The only duties and obligations of the Parties are as specifically set forth in the Transaction Documents, and no other duties or obligations shall be implied in fact, law or equity, or under any principle of fiduciary obligation. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the Parties to the Transaction Documents.

13.	ASSIGNMENT.

The rights and obligations hereunder shall not, except as otherwise expressly provided herein, be assignable, transferable or delegable without the written consent of the other Party hereto and any attempted assignment, transfer or delegation thereof without such consent shall be void; provided, that a Party will not unreasonably withhold consent for an assignment by a Party to its Affiliate. For purposes of this Section 13, with respect to the Service Provider, the term “assignment” shall have the meaning defined in Section 202(a)(1) of the Advisers Act.

14.	NOTICES.

Any and all notices or other communications or deliveries required or permitted to be provided under this Agreement shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section 14 prior to 6:30 p.m. (New York City time) on a Trading Day (as defined in the Subscription Agreement), (b) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (c) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, specifying next Business Day delivery or (d) upon actual receipt by the Party to whom such notice is required to be given if delivered by hand, in each case properly addressed to the Party to receive the same. The address for such notices and communications shall be as follows:

If to Imation:	Imation Corp. 1099 Helmo Avenue N, Suite 250 Oakdale, Minnesota 55128 Telephone: (651) 340-8062 Attention: Tavis Morello, General Counsel Email: tmorello@imation.com
If to Imation RIA:	GlassBridge Asset Management, LLC 1099 Helmo Avenue N, Suite 250 Oakdale, Minnesota 55128 Telephone: (651) 340-8062 Attention: Tavis Morello, General Counsel Email: tmorello@imation.com
With copies (for information purposes only) to:	Winston & Strawn LLP 200 Park Avenue New York, New York 10166-4193 Telephone: (212) 294-5336 Facsimile: (212) 294-4700 Attention: Joel L. Rubinstein, Esq. Email: jrubinstein@winston.com
Weinberg Zareh & Geyerhahn LLP 45 Rockefeller Plaza, Suite 2000 New York, New York 10111 Attention: Seth B. Weinberg, Esq. Email: seth@wzgllp.com

If to the Service Provider:	Clinton Group, Inc.
510 Madison Ave., 9th Floor
New York, New York 10022
Attention:  George Hall
                Daniel Strauss
Telephone: (212) 825-0400
Facsimile:  (646) 346-5650
E-mail:    geh@clinton.com
dstrauss@clinton.com
With a copy (for information purposes only) to:	Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: David Efron, Esq.
               Eleazer Klein, Esq.
Email:    david.efron@srz.com
eleazer.klein@srz.com

    , or to such other address, facsimile number and/or email address to the attention of such other Person as the recipient party has specified by written notice given to each other party two (2) days prior to the effectiveness of such change in accordance with this Section 14. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine or e-mail transmission containing the time, date, recipient facsimile number or e-mail address and an image of the first page of such transmission, or (iii) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (a), (b), (c) or (d) above, respectively.

15.	COUNTERPARTS.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) filed of an executed signature page, such signature page shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature page were an original thereof.

16.	NO IMPLIED REPRESENTATIONS OR WARRANTIES.

The Service Provider makes no representations or warranties as to the sufficiency of the Capacity or the Services or its investment policies and procedures or their suitability for any particular purpose which Imation may have. No express or implied warranty or representation is given by the Service Provider as to the performance or profitability of any particular investments or other property forming part of, or constituting the Invested Equity or any other investments of Imation with the Service Provider. It is possible that Imation may incur losses at any time with respect to assets invested with the Service Provider. Imation makes no implied representations or warranties except for those expressly provided herein.

17.	DISCLOSURE OF CONFLICT OF INTERESTS.

Imation acknowledges that the Service Provider may engage, invest and participate in, and otherwise enter into, other business ventures of any kind, nature and description with others, and Imation agrees that no additional disclosure shall be required in that regard, except as may be required by law. The Service Provider and its Affiliates and any of their respective members, partners, officers, employees shall devote so much of their time to the provision of Services hereunder as in the judgment of the Service Provider the provision of such Services shall reasonably require, and none of the Service Provider or its Affiliates shall be obligated to do or perform any act or thing in connection with this Agreement not expressly set forth herein. Nothing herein contained in this Section 17 shall be deemed to preclude the Service Provider or its Affiliates from exercising investment responsibility, from engaging directly or indirectly in any other business or from directly or indirectly purchasing, selling, holding or otherwise dealing with any securities and instruments for the account of any such other business, for their own accounts, for any of their family members or for other clients. Persons associated with the Service Provider or its Affiliates have an ownership interest in Imation as well as Accounts managed by the Service Provider. Furthermore, certain Affiliates of the Service Provider may have greater financial interest in the performance of such other Accounts than the performance of the Invested Equity. Imation shall not have any right to participate in any manner in any profits or income earned or derived by or accruing to the Service Provider or any Affiliate thereof from the conduct of any business or from any transaction in securities or instruments effected by the Service Provider or such Affiliate for any Account.

18.	CONSTRUCTION.

The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. The Parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

19.	NO THIRD-PARTY BENEFICIARIES.

This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Clinton Indemnified Party and each Imation Indemnified Party is an intended third party beneficiary of the indemnification provisions hereof and may enforce such provisions directly against the Parties with obligations thereunder.

20.	GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

CLINTON GROUP, INC.

By:	Name: George Hall Title: Chief Executive Officer

IMATION CORP.

By:	Name: Title:

GLASSBRIDGE ASSET MANAGEMENT, LLC

By:	Name: Title:

EXHIBIT B

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2017, by and between Imation Corp., a Delaware corporation with offices located at 1099 Helmo Avenue N, Suite 250, Oakdale, Minnesota 55128 (the “Company”), and Clinton Group, Inc., a Delaware corporation (the “Subscriber”).

RECITALS

A. In connection with the Subscription Agreement by and among the parties hereto, dated as of November 22, 2016 (the “Subscription Date”) (as amended from time to time. the “Subscription Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Subscription Agreement, to issue and sell to the Subscriber (i) on the Initial Closing Date (as defined below), 12,500,000 shares of the Company's common stock, par value $0.01 per share (the “Common Stock”) (as adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction occurring after the Subscription Date) upon the consummation of the Capacity (as defined below) (the “Initial Capacity Shares”) and (ii) on the Subsequent Closing Date (as defined below), if any, an additional 2,500,000 shares of Common Stock (as adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction occurring after the Subscription Date) upon the consummation of the Capacity Expansion (the “Subsequent Capacity Shares”).

B. In accordance with the terms of the Subscription Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations thereunder, or any similar successor statute, and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscriber hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a) “Additional Effective Date” means the date the Additional Registration Statement is declared effective by the SEC.

(b) “Additional Effectiveness Deadline” means the date which is the earlier of (x) sixty (60) calendar days after the earlier of the Additional Filing Date and the Additional Filing Deadline and (y) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Additional Registration Statement will not be reviewed or will not be subject to further review; provided, however, that if the Additional Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Additional Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

(c) “Additional Filing Date” means the date on which the Additional Registration Statement is filed with the SEC.

(d) “Additional Filing Deadline” means if Cutback Shares are required to be included in any Additional Registration Statement, the later of (i) the date sixty (60) days after the date substantially all of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date six (6) months from the Initial Effective Date, the Subsequent Effective Date or the most recent Additional Effective Date, as applicable.

(e) “Additional Registrable Securities” means, (i) any Cutback Shares not previously included on a Registration Statement, and (ii) any capital stock of the Company issued or issuable with respect to the Capacity Shares or the Cutback Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

(f) “Additional Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the resale any Additional Registrable Securities.

(g) “Additional Required Registration Amount” means any Cutback Shares not previously included on a Registration Statement, all subject to adjustment as provided in Section 2(g).

(h) “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(i) “Capacity” has the meaning as set forth in the Capacity and Services Agreement.

(j) “Capacity and Services Agreement” shall have the meaning set forth in the Subscription Agreement.

(k) “Capacity Expansion” has the meaning as set forth in the Capacity and Services Agreement.

(l) “Capacity Shares” means the Initial Capacity Shares and/or the Subsequent Capacity Shares, as applicable.

(m) “Cutback Shares” means any of the Initial Required Registration Amount, the Subsequent Required Registration Amount or the Additional Required Registration Amount of Registrable Securities not included in any Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock permitted to be registered by the staff of the SEC pursuant to Rule 415. The number of Cutback Shares shall be allocated pro rata among the Investors.

(n) “effective” and “effectiveness” refer to a Registration Statement that has been declared effective by the SEC and is available for the resale of the Registrable Securities required to be covered thereby.

(o) “Effective Date” means the Initial Effective Date, the Subsequent Effective Date and the Additional Effective Date, as applicable.

(p) “Effectiveness Deadline” means the Initial Effectiveness Deadline, the Subsequent Effectiveness Deadline and the Additional Effectiveness Deadline, as applicable.

(q) “Eligible Market” means the Principal Market, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, The NYSE MKT LLC or any OTC listing or quotation.

(r) “Filing Deadline” means the Initial Filing Deadline, the Subsequent Filing Deadline and the Additional Filing Deadline, as applicable.

(s) “Initial Closing Date” shall have the meaning set forth in the Subscription Agreement.

(t) “Initial Effective Date” means the date that the Initial Registration Statement has been declared effective by the SEC.

(u) “Initial Effectiveness Deadline” means the date which is the earlier of (x) the third (3rd) year anniversary of the Initial Closing Date and (y) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Initial Registration Statement will not be reviewed or will not be subject to further review; provided, however, that if the Initial Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Initial Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

(v) “Initial Filing Date” means the date on which the Initial Registration Statement is filed with the SEC.

(w) “Initial Filing Deadline” means the date which one hundred fifty (150) calendar days immediately preceding the date that is the third (3rd) year anniversary of the Initial Closing Date.

(x) “Initial Registrable Securities” means (i) the Initial Capacity Shares issued and (ii) any capital stock of the Company issued or issuable with respect to the Initial Capacity Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

(y) “Initial Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the resale of Initial Registrable Securities.

(z) “Initial Required Registration Amount” means the number of Initial Capacity Shares issued on the Initial Closing Date, subject to adjustment as provided in Section 2(g).

(aa) “Investor” means the Subscriber or any transferee or assignee thereof to whom the Subscriber assigns its rights in accordance with this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

(bb) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(cc) “Principal Market” means The New York Stock Exchange.

(dd) “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

(ee) “Registrable Securities” means the Initial Registrable Securities, the Subsequent Registrable Securities and the Additional Registrable Securities; provided that Registrable Securities shall not include any securities that (i) have been sold either pursuant to a registration statement or Rule 144, (ii) have been sold or otherwise transferred in a private transaction in which the transferor's rights under this Agreement are not validly assigned in accordance with this Agreement, or (iii) may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any similar provisions then in force under the 1933 Act).

(ff) “Registration Statement” means the Initial Registration Statement, the Subsequent Registration Statement and the Additional Registration Statement, as applicable.

(gg) “Required Holders” means the holders of at least a majority of the Registrable Securities then outstanding and shall include the Subscriber so long as the Subscriber or any of its affiliates holds any Registrable Securities.

(hh) “Required Registration Amount” means the Initial Required Registration Amount, the Subsequent Required Registration Amount or the Additional Required Registration Amount, as applicable.

(ii) “Rule 415” means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

(jj) “SEC” means the United States Securities and Exchange Commission.

(kk) “Subsequent Closing Date” shall have the meaning set forth in the Subscription Agreement.

(ll) “Subsequent Effective Date” means the date that the Subsequent Registration Statement has been declared effective by the SEC.

(mm) “Subsequent Effectiveness Deadline” means the date which is the earlier of (x) the third (3rd) year anniversary of the Subsequent Closing Date and (y) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Subsequent Registration Statement will not be reviewed or will not be subject to further review; provided, however, that if the Subsequent Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Initial Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

(nn) “Subsequent Filing Date” means the date on which the Subsequent Registration Statement is filed with the SEC.

(oo) “Subsequent Filing Deadline” means the date which is one hundred fifty (150) calendar days immediately preceding the date that is the third (3rd) year anniversary of the Subsequent Closing Date.

(pp) “Subsequent Registrable Securities” means (i) the Subsequent Capacity Shares issued and (ii) any capital stock of the Company issued or issuable with respect to the Subsequent Capacity Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

(qq) “Subsequent Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Subsequent Registrable Securities, which may be in the form of a pre-effective amendment to the Initial Registration Statement.

(rr) “Subsequent Required Registration Amount” means the number of Subsequent Capacity Shares issued on the Subsequent Closing Date, subject to adjustment as provided in Section 2(g).

(ss) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(tt) “Transaction Documents” shall have the meaning set forth in the Subscription Agreement.

2. Registration.

(a) Initial Mandatory Registration.  The Company shall prepare, and, as soon as practicable but in no event later than the Initial Filing Deadline, file with the SEC the Initial Registration Statement on Form S-3 covering the resale of all of the Initial Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(f). The Initial Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Initial Required Registration Amount determined as of the date the Initial Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 2(g). The Initial Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Plan of Distribution” and “Selling Stockholders” sections in substantially the form attached hereto as Exhibit B. The Company shall use its reasonable best efforts to have the Initial Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Initial Effectiveness Deadline. By 9:30 a.m. New York time on the Business Day following the Initial Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Initial Registration Statement.

(b) Subsequent Mandatory Registration.  If Subsequent Capacity Shares have been issued pursuant to the terms of the Capacity and Services Agreement and the Subscription Agreement, then the Company shall prepare, and, as soon as practicable but in no event later than the Subsequent Filing Deadline, file with the SEC the Subsequent Registration Statement on Form S-3 covering the resale of all of the Subsequent Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(f). The Subsequent Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Subsequent Required Registration Amount determined as of the date the Subsequent Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 2(g). The Subsequent Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Plan of Distribution” and “Selling Stockholders” sections in substantially the form attached hereto as Exhibit B. The Company shall use its reasonable best efforts to have the Subsequent Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Subsequent Effectiveness Deadline. By 9:30 a.m. New York time on the Business Day following the Subsequent Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Subsequent Registration Statement.

(c) Additional Mandatory Registrations.  The Company shall prepare, and, as soon as practicable but in no event later than the Additional Filing Deadline, file with the SEC an Additional Registration Statement on Form S-3 covering the resale of all of the Additional Registrable Securities not previously registered on an Additional Registration Statement hereunder. To the extent the staff of the SEC does not permit the Additional Required Registration Amount to be registered on an Additional Registration Statement, the Company shall file Additional Registration Statements successively trying to register on each such Additional Registration Statement the maximum number of remaining Additional Registrable Securities until the Additional Required Registration Amount has been registered with the SEC. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration on another appropriate form reasonably acceptable to the Required Holders, subject to the provisions of Section 2(f). Each Additional Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the Additional Required Registration Amount determined as of the date such Additional Registration Statement is initially filed with the SEC, subject to adjustment as provided in Section 2(g). Each Additional Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Plan of Distribution” and “Selling Stockholders” sections in substantially the form attached hereto as Exhibit B. The Company shall use its reasonable best efforts to have each Additional Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Additional Effectiveness Deadline. By 9:30 a.m. New York time on the Business Day following the Additional Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Additional Registration Statement.

(d) Allocation of Registrable Securities.  The initial number of Registrable Securities included in any Registration Statement and any increase or decrease in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase or decrease thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor's Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.

(e) Legal Counsel.  Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Schulte Roth & Zabel LLP or such other counsel as thereafter designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company's obligations under this Agreement.

(f) Ineligibility for Form S-3.  In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as reasonably practicable after such form is available, provided that the Company shall use reasonable best efforts to maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(g) Sufficient Number of Shares Registered.  In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a), Section 2(b) or Section 2(c) is insufficient to cover the Required Registration Amount of Registrable Securities required to be covered by such Registration Statement or an Investor's allocated portion of the Registrable Securities pursuant to Section 2(d), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the Trading Day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than twenty (20) days after the necessity therefor arises. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the applicable Required Registration Amount of Registrable Securities” if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90.

(h) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement.  If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the applicable Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the applicable Effectiveness Deadline, (an “Effectiveness Failure”) or (ii) on any day after the applicable Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement or otherwise (including, without limitation, because of the suspension of trading or any other limitation imposed by an Eligible Market as a result of the Company’s failure to meet applicable listing requirements, a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, a failure to register a sufficient number of shares of Common Stock (other than as a result of a limitation on the maximum number of shares of Common Stock permitted to be registered by the staff of the SEC pursuant to Rule 415) or a failure to maintain the listing of the Common Stock) (a “Maintenance Failure”) then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity, including, without limitation, specific performance or the additional obligation of the Company to register any Cutback Shares), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one percent (1.0%) of the aggregate Market Value (as such term is defined in the Subscription Agreement) of such Investor's Registrable Securities whether or not included in such Registration Statement on each of the following dates: (i) the day of a Filing Failure; (ii) the day of an Effectiveness Failure; (iii) the initial day of a Maintenance Failure; (iv) on the thirtieth day after the date of a Filing Failure and every thirtieth day thereafter (in each case, pro rated for periods totaling less than thirty days) until such Filing Failure is cured; (v) on the thirtieth day after the date of an Effectiveness Failure and every thirtieth day thereafter (in each case, pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured; and (vi) on the thirtieth day after the initial date of a Maintenance Failure and every thirtieth day thereafter (in each case, pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(h) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the dates set forth above and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one percent (1.0%) per month (prorated for partial months) until paid in full. Notwithstanding anything to the contrary herein or in the Subscription Agreement, in no event shall (i) Registration Delay Payments be payable for any period after the expiration of the Registration Period, (ii) the aggregate amount of Registration Delay Payments to an Investor exceed, in the aggregate, ten percent (10%) of the aggregate Market Value of such Investor's Registrable Securities on the applicable Closing Date and (ii) the Company be obligated to make both Public Information Failure Payments (as defined in the Subscription Agreement) and Registration Delay

Payments in respect of the same securities and for any same period of time in which a failure giving rise to such payments is deemed to have occurred.

3. Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(b), 2(c), 2(f) or 2(g), the Company will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its reasonable best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline). The Company shall use reasonable best efforts to keep each Registration Statement effective pursuant to Rule 415 at all times until the earliest of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act, (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement or (iii) the date no Registrable Securities are outstanding (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in light of the circumstances in which they were made) not misleading. The term “reasonable best efforts” shall mean, among other things, that the Company shall submit to the SEC, within two (2) Business Days after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, and (ii) the approval of Legal Counsel pursuant to Section 3(c) (which approval is immediately sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall respond in writing to comments made by the SEC in respect of a Registration Statement as soon as practicable, but in no event later than fifteen (15) days after the receipt of comments by or notice from the SEC that an amendment is required in order for a Registration Statement to be declared effective. The Company shall include the Legal Counsel on all substantive communications with respect to, and to receive all drafts of the Registration Statement and any amendments and supplements thereto to be filed with the SEC.

(b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until the expiration of the Registration Period. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing an Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall, if permissible under applicable securities laws, have incorporated such report by reference into such Registration Statement, provided, that if the foregoing is not permitted by applicable securities laws, the Company shall file such amendments or supplements with the SEC as soon as practicable after the day the Company files the 1934 Act report which created the requirement for the Company to amend or supplement such Registration Statement.

(c) The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least four (4) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for amendments and supplements filed solely to include information contained in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge upon written request (including by email), (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

(d) The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, to the extent requested by an Investor, (i) promptly after the same is filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies (or such other number of copies as Legal Counsel or such Investor may reasonably request) of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(e) The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be reasonably necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to taxation in any such jurisdiction, or (z) file a consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event but in any event on the same Trading Day as becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile or email on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. By 9:30 a.m. New York City time on the date following the date any post-effective amendment has become effective, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(g) The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction. If such an order or suspension is issued, the Company shall use reasonable best efforts to obtain the withdrawal of such order or suspension as promptly as practicable and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h) If any Investor is required under applicable securities laws to be described in the Registration Statement as an underwriter or an Investor believes that it could reasonably be deemed to be an underwriter of Registrable Securities, at the reasonable request of such Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

(i) If any Investor is required under applicable securities laws to be described in the Registration Statement as an underwriter or an Investor believes that it could reasonably be deemed to be an underwriter of Registrable Securities, the Company shall make available for inspection by (i) such Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(j) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) the Company determines in good faith that disclosure of such information is necessary to comply with federal or state securities laws, (ii) the Company determines in good faith that the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(k) The Company shall use its reasonable best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) if the Company is unsuccessful in satisfying clause (i), secure the inclusion for quotation of all of the Registrable Securities on another Eligible Market for such Registrable Securities and, without limiting the generality of the foregoing, to use its reasonable best efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority, Inc. as such with respect to such Registrable Securities. The Company shall pay all fees and expenses (other than the fees of Legal Counsel) in connection with satisfying its obligation under this Section 3(k).

(l) The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

(m) If requested by an Investor, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

(n) The Company shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(o) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the applicable Effective Date of a Registration Statement.

(p) The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(q) Within two (2) Business Days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

(r) Notwithstanding anything to the contrary herein, the Company (i) may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and, in accordance with advice of counsel to the Company, not otherwise required and may postpone effecting a registration or (ii) may suspend the use of a Registration Statement for periods coinciding with any “blackout” period under the Company's insider trading policy (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information or the “blackout” period giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed sixty (60) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of one hundred twenty (180) days and the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Allowable Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, subject to applicable securities laws, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Subscription Agreement in connection with any sale of Registrable Securities pursuant to an effective Registration Statement with respect to which an Investor has entered into a contract for sale, prior to the Investor's receipt of the notice of a Grace Period and for which the Investor has not yet settled.

(s) Neither the Company nor any Subsidiary or affiliate thereof shall identify any Investor as an underwriter in any public disclosure or filing with the SEC, the Principal Market or any Eligible Market and any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document; provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” section attached hereto as Exhibit B in the Registration Statement.

4. Obligations of the Investors.

(a) At least five (5) Business Days prior to the first anticipated Filing Date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that: (i) such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and (ii) such Investor shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of copies of the supplemented or amended prospectus as contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything in this Agreement to the contrary, subject to applicable securities laws, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Subscription Agreement in connection with any sale of Registrable Securities pursuant to an effective Registration Statement with respect to which an Investor has entered into a contract for sale prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which the Investor has not yet settled.

(d) Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

(e) In connection with any underwritten public offering by the Company for its own account or the account of a security holder or holders, each Investor agrees to execute a market standoff agreement with the underwriters for such offering in customary form covering all Registrable Securities held by such Investor, provided that all executive officers and directors of the Company and all other holders of at least 5% of the Company’s voting securities enter into similar agreements requiring each Investor to be treated no less favorably than any other party to such an agreement as to any releases or modifications. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 4(e) and shall have the right and power to enforce the provisions of this Section 4(e) as though they were a party hereto.

5. Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $10,000 for each such registration, filing or qualification.

6. Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or its representatives for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to reimburse the Investors for the expenses of more than one counsel to all Investors.

(b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor shall promptly reimburse the Indemnified Party for any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as applicable, the representation by such counsel of the Indemnified Person or Indemnified Party, as the case may be, and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which: (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation or (ii) includes any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8. Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required under the applicable provisions of Rule 144; and

(c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9. Assignment of Registration Rights.

The rights under this Agreement shall be assignable (but only with all related obligations) by the Subscriber to any transferee of all or any portion of the Subscriber's Registrable Securities if: (i) the Subscriber agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the securities held by the transferee or assignee constitute Registrable Securities; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) the Subscriber demonstrates to the Company's reasonable satisfaction that such transfer has been made in accordance with the applicable requirements of the Subscription Agreement. Upon the Company's receipt of the documents referenced in (i), (ii) and (iv) above, the transferee shall thereafter be deemed to be an “Investor.” Except for any assignment in accordance with this Section 9, this Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of each of the other parties hereto.

10. Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities, unless all such holders agree in writing. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to this Agreement.

11. Miscellaneous.

(a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (c) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, specifying next Business Day delivery or (d) upon actual receipt by the party to whom such notice is required to be given if delivered by hand, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as follows:

If to the Company:

Imation Corp.
1099 Helmo Avenue N, Suite 250
Oakdale, Minnesota 55128
Telephone: 651-340-8062
Attention: Tavis Morello, General Counsel
Email: tmorello@imation.com

With a copy (for informational purposes only) to:

Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
(212) 294-5400
Telephone: (212) 294-5336
Facsimile:  (212) 294-4700
Attention:  Joel L. Rubinstein, Esq.
Email:         jrubinstein@winston.com

If to the Transfer Agent:

Wells Fargo Shareowner Services
1110 Centre Pointe Curve Suite 101
Mendota Heights MN 55120
MAC N9173-010
Telephone: 1-855-217-6361
Attention: Lindsey Fischer
Email: wfssrelationshipmanagement@wellsfargo.com

If the Subscriber:

Clinton Group, Inc.
510 Madison Ave., 9th Floor
New York, New York 10022
Telephone: (212) 825-0400
Facsimile:  (646) 346-5650
Attention:   George Hall
                   Daniel Strauss
E-mail:      geh@clinton.com
                   dstrauss@clinton.com

With a copy (for informational purposes only) to Legal Counsel (see below)

If to Legal Counsel:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile:  (212) 593-5955
Attention:  Eleazer Klein, Esq.
Email:         eleazer.klein@srz.com

    , or to such other address, facsimile number and/or email address to the attention of such other Person as the recipient party has specified by written notice given to each other party two (2) days prior to the effectiveness of such change in accordance with this Section 11(b). Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine or e-mail transmission containing the time, date, recipient facsimile number or e-mail address and an image of the first page of such transmission or (iii) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (a), (b), (c) or (d) above, respectively.

(c) In addition to being entitled to exercise all rights provided herein, in any of the other Transaction Documents or granted by law, including recovery of damages, the Investors and the Company will be entitled to specific performance under the Transaction Documents. Any Person having any rights under any provision of this Agreement or in any of the other Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement or such other Transaction Documents and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under any of the Transaction Documents, any remedy at law may prove to be inadequate relief to the Investors. The Company therefore agrees that the Investors shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f) This Agreement, the other Transaction Documents and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(g) Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders.

(h) The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(i) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) filed of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature page were an original thereof.

(j) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

(l) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Person and Indemnified Party is an intended third party beneficiary of Section 6 and may enforce the provisions of such Section directly against the parties with obligations thereunder.

(m) The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

(n) To the extent that the Company makes a payment or payments to the Investors hereunder or pursuant to any of the other Transaction Documents or the Investors enforce or exercise their respective rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any of its Subsidiaries by a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

* * * * * *

[Signature Page Follows]

IN WITNESS WHEREOF, the Subscriber and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

IMATION CORP.

By:	Name: Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the Subscriber and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

CLINTON GROUP, INC.

By:	Name: Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

Wells Fargo Shareowner Services
1110 Centre Pointe Curve Suite 101
Mendota Heights MN 55120
MAC N9173-010
Telephone: 1-855-217-6361
Attention: Lindsey Fischer
Email: wfssrelationshipmanagement@wellsfargo.com

Re: Imation Corp.

Ladies and Gentlemen:

Reference is made that certain Subscription Agreement, dated as of November 22, 2016 (the “Subscription Agreement”), entered into by and among Imation Corp., a Delaware corporation (the “Company”) and the subscriber named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders shares (the “Capacity Shares”) of the Company's common stock, par value $0.01 per share (the “Common Stock”). Pursuant to the Subscription Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the Capacity Shares under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company's obligations under the Registration Rights Agreement, on           , 201 , the Company filed a Registration Statement on Form S-3 (File No. 333-     ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC's staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Very truly yours,

[ISSUER'S COUNSEL]

By:

CC: [LIST NAMES OF HOLDERS]

EXHIBIT B

SELLING STOCKHOLDER

The common stock being offered by the selling stockholder are those previously issued to the selling stockholder. For additional information regarding the issuances of those shares of common stock, see “Private Placement of Common Shares” above. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. The selling stockholder has not had any material relationship with us within the past three years, except for (i) the ownership of the shares of common stock, (ii) the entry into the Capacity and Services Agreement, (iii) the fact that Mr. Joseph A. DePerio, an employee of the Selling Stockholder, serves as a member of our board of directors and (iv) the fact that the selling stockholder manages $35 million of our excess cash for investment in Clinton Lighthouse Equities Strategy Fund (Offshore), a fund managed by the selling stockholder.

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of common stock by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of the shares of common stock, as of           , 201 .

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder.

In accordance with the terms of a registration rights agreement with the selling stockholder, this prospectus generally covers the resale of at least the maximum number of shares of common stock issued as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
Clinton Group, Inc.(1)			0

(1)	George Hall, as the President of Clinton Group, Inc. (“CGI”), is deemed to have voting power and dispositive power with respect to all shares as to which CGI has voting power or dispositive power. Accordingly, CGI and Mr. Hall are deemed to have shared voting and shared dispositive power with respect to all of the Company's securities beneficially owned by CGI. Mr. Hall disclaim beneficial ownership of any and all such securities in excess of his actual pecuniary interest therein.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued to permit the resale of these shares of common stock by the holders thereof and holders of the shares of common stock warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144;
•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $[    ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT C

Form of Officer’s Certificate

IMATION CORP.

OFFICER'S CERTIFICATE

The undersigned Chief Executive Officer of Imation Corp., a Delaware corporation (the “Company”), hereby represents, warrants and certifies to the Subscriber, pursuant to Section [5.1(a)(i)] [5.2(a)(i)] of the Subscription Agreement (as defined below), as follows:

1.	The representations and warranties of the Company set forth in Section 3.1 of the Subscription Agreement, dated as of November 22, 2016, by and between the Company and the Subscriber (the “Subscription Agreement”) and in Section 8 of the Capacity and Services Agreement, are true and correct in all respects as of the date hereof (except for representations and warranties that speak as of a specific date, which are true and correct as of such specified date).
2.	The Company has performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company as of the date hereof.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Subscription Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate this    day of           , 201 .

Name:
Title:  Chief Executive Officer

EXHIBIT D

Form of Opinion of Company Counsel

EXHIBIT E

Form of Secretary’s Certificate

IMATION CORP.

SECRETARY’S CERTIFICATE

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Imation Corp., a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Subscription Agreement, dated as of November 22, 2016, by and among the Company and the Subscriber (the “Subscription Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Subscription Agreement.

1.	Attached hereto as Exhibit A is a true, correct and complete copy of the unanimous written consent of the Board of Directors of the Company, dated November , 2016. The resolutions contained in Exhibit A have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.
2.	Attached hereto as Exhibit B is a true, correct and complete copy of the Restated Certificate of Incorporation of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Restated Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.
3.	Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.
4.	Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Subscription Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name	Position	Signature

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this   day of            201 .

[Name]
Secretary

I, [Name], [Title], hereby certify that [Name] is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

[Name]
[Title]

EXHIBIT A

Resolutions

EXHIBIT B

Restated Certificate of Incorporation

EXHIBIT C

Bylaws

ANNEX B

  OPINION OF CYPRESS PARTNERS LLC

November 21, 2016

Special Committee of the Board of Directors
Imation Corp.
1099 Helmo Avenue North, Suite 250
Oakdale, MN 55128
Attention: Alex Spiro

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to Imation Corp., a Delaware corporation (together with its subsidiaries, the “Company”), of the consideration to be paid by the Company (the “Transaction Consideration”) pursuant to the Subscription Agreement (as defined below), the Capacity and Services Agreement (as defined in the Subscription Agreement) and the Registration Rights Agreement (as defined in the Subscription Agreement) with Clinton Group, Inc. (“Clinton Group”) (the “Transaction”).

The terms of the Transaction are more fully set forth and are expected to be effectuated pursuant to the Subscription Agreement dated as of the date of this letter (the “Subscription Agreement”) between the Company and Clinton Group, the Capacity and Services Agreement and the Registration Rights Agreement (as defined in the Subscription Agreement; the Subscription Agreement, the Capacity and Services Agreement and the Registration Rights Agreement are referred to as the “Transaction Agreements”).

In arriving at the opinion set forth below, we have, among other things:

(a) reviewed the latest drafts of the Transaction Agreements;

(b) reviewed certain publicly available financial and other information about the Company;

(c) reviewed certain financial information and other data relating to the business of the Company and one of the funds of Clinton Group;

(d) reviewed certain information and other data relating to the financial prospects of the Company, including estimates and financial forecasts prepared by the management of the Company;

(e) met with certain members of the senior management of the Company and Clinton Group to discuss their respective business, operations, strategies and (in the case of the Company) prospects, as well as the historical and projected financial results of the Company and the historical performance of one of Clinton Group’s funds;

(f) compared certain financial data and stock market information of the Company with that of certain publicly-traded companies that we considered to be relevant;

(g) prepared a discounted cash flow analysis of the Company;

(h) discussed the terms of the Transaction with the Special Committee of the Company’s Board of Directors (the “Special Committee”) and its other advisors, as well as with representatives of Clinton Group; and

(i) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

In rendering our opinion, we have assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all financial, legal, regulatory, tax, accounting and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of the Company that it is not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us relating to the Company or any of its businesses, we have been advised by the management of the Company that such forecasts and other information and data were prepared on bases reflecting the best currently available estimates and reasonable judgments of the management of the Company as to the future financial performance of the Company or any of its businesses, and have assumed, with your consent, that the financial results reflected in such forecasts and other information and data will be realized in the amounts and at the times projected. We assume no responsibility for, and express no view as to the reasonableness of, such forecasts or the assumptions on which they are based. We have assumed, with your consent, without independent investigation or verification that there has not occurred any material change in the assets, financial condition, results of operations, business or prospects of the Company or any of its businesses since the respective dates on which the most recent financial and other information was provided to us. We have assumed, with your consent, that the Transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any term, condition or agreement the effect of which would be in any way meaningful to our analysis and that, in the course of obtaining the necessary governmental, regulatory or third party and shareholder approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits of the transactions contemplated by the Transaction Agreements.

We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets or liabilities) of the Company or any of its businesses nor have we made any physical inspection of the properties or assets of the Company or any of its businesses. Further, we express no view as to, and our opinion does not address the underlying business decision to engage in the Transaction, or the relative merits of the Transaction as compared to any alternative business or financial strategies that might exist for the Company or the effect of any other transaction in which the Company might engage.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Transaction Consideration to the Company. We do not express any view on, and our opinion does not address, any other term, implication or aspect of the Transaction Agreements, the Transaction or any term or aspect of any other agreement or instrument contemplated by the Transaction Agreements or entered into or amended in connection with the Transaction, including, without limitation, the fairness of the Transaction to, or any consideration received in connection therewith by, creditors or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Transaction Consideration to be paid pursuant to the Transaction or otherwise. We do not express any view on, and our opinion does not address the fairness of the method of determining the Transaction Consideration. For purposes of clarity, we note that this opinion solely addresses fairness (subject to the terms hereof) with respect to the aggregate Transaction Consideration, and we are not opining as to, or otherwise addressing the fairness or propriety of, any allocation thereof to, or portion thereof receivable by, any person other than the Company. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. Our opinion does not address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals. Our opinion is necessarily based upon information available to us, and economic, financial, monetary, regulatory, market and other conditions and circumstances existing, as of the date hereof, and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof.

We are acting as financial advisor to the Special Committee in connection with the proposed Transaction and expect to receive fees for such services, a portion of which became payable upon the delivery of this opinion and none of which is payable contingent upon consummation of the Transaction. In addition, the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We and our affiliates may seek to provide in the future investment banking services to the Company or Clinton Group or their respective affiliates unrelated to the proposed Transaction. In connection with the above-described investment banking services we and our affiliates may receive compensation. However, other than this engagement and a total of three prior engagements in 2015 and 2016, during the two years preceding the date of this letter, we have not had any material relationship with any party to the Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated (except that we may be retained to solicit indications of interest during the “go-shop” period under the Stock Purchase Agreement dated as of the date of this letter between the Company and NXSN Acquisition Corp).

This opinion has been approved by our Fairness Committee. This opinion is provided solely for the use of the Special Committee in its evaluation of the proposed Transaction. Except as otherwise expressly provided in the engagement letter dated September 27, 2016, as amended, between us and the Company, this letter, including our opinion set forth below, may not be quoted, referred to or otherwise disclosed, in whole or in part, nor may any public reference to Cypress Partners LLC be made, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Transaction Consideration is fair, from a financial point of view, to the Company.

Very truly yours,

CYPRESS PARTNERS LLC

ANNEX C

FORM OF AMENDMENT
TO THE
RESTATED
CERTIFICATE OF INCORPORATION
OF
IMATION CORP.

Pursuant to Section 242 of the
Delaware General Corporation Law

The undersigned, being a duly authorized officer of Imation Corp. (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is “Imation Corp.”
2.	The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on March 26, 1996 and a Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on June 28, 1996.
3.	This Amendment to the Restated Certificate of Incorporation amends the Restated Certificate of Incorporation of the Corporation.
4.	This Amendment to the Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
5.	The text of Section A of the Article named “FOURTH” is hereby amended and restated in full as follows:

“FOURTH: A. The total number of shares of all classes of stock which this Corporation shall have authority to issue is [    ], consisting of 25,000,000 of preferred stock, par value $0.1 per share, and [    ] shares of common stock, par value $.01 per share.

Effective at the time of filing of this Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), every[    ] shares of the Corporation’s common stock, par value $0.01 per share, issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time (“Old Common Stock”) shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined and reclassified into one (1) share of common stock, par value, $0.01 per share, of the Corporation (“New Common Stock”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued in connection with the foregoing combination and reclassification of the Old Common Stock (such combination and reclassification, the “Reverse Stock Split”) and, in lieu thereof, upon receipt after the Effective Time by the Corporation’s transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of Old Common Stock, any stockholder who would otherwise be entitled to a fractional share of New Common Stock as a result of the Reverse Stock Split, following the Effective Time (after taking into account all fractional shares of New Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of New Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation’s common stock (as adjusted to give effect to the Reverse Stock Split) on the New York Stock Exchange during regular trading hours for the five (5) consecutive trading days immediately preceding the date this Amendment to the Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without

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any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined and reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined and reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above.”

IN WITNESS WHEREOF, I have signed this Amendment to the Restated Certificate of Incorporation this      day of     .

By:	Name: Title:

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IMATION CORP.
1099 HELMO AVE.
STE. 250
OAKDALE, MN 55128

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E16289-S54636

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IMATION CORP.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

E16290-S54636

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IMATION CORP.

The undersigned hereby appoints Joseph De Perio and Tavis J. Morello as proxies and attorneys-in-fact and hereby authorizes each of them to represent and vote, as provided on the other side, all the shares of Imation Corp. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held on Tuesday, January 31, 2017 at 10:00 a.m. local time at the Offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166-4193, or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Furthermore, as a participant in the Imation Retirement Investment Plan ("RIP"), I hereby direct Fidelity Management Trust Company, as RIP Trustee, to vote at the Special Meeting of Stockholders of Imation Corp., and at any postponements or adjournments thereof, all shares of Imation Corp. common stock allocated to my account in the Imation RIP, plus a pro rata portion of the shares that have not been allocated to participant accounts or for which no instructions are received, as designated on the reverse side. I understand that this card must be received by BROADRIDGE FINANCIAL SOLUTIONS, acting as tabulation agent for the RIP Trustee, by January 26, 2017. If it is not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares held in my account will be voted by Fidelity Management Trust Company in the same proportion that the other participants in the plan direct the RIP Trustee to vote shares allocated to their accounts. All voting instructions given by participants shall be held in strict confidence by the RIP Trustee.

(Continued and to be marked, dated and signed, on the other side)

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